UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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AFLAC INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
2017 Annual Meeting
of Shareholders and
Proxy Statement

Monday, May 1, 2017 10:00 am | Columbus Museum (the Patrick Theatre)
1251 Wynnton Road, Columbus, Georgia

Our Strategy

March 17, 2017

Dear Fellow Shareholder:

First, let me thank you for putting your faith, confidence and resources in Aflac Incorporated. It is my pleasure to invite you to attend the 2017 Annual Meeting of Shareholders on Monday, May 1, 2017, where you can hear about Aflac Incorporated’s recent business performance and strategy for the future.

In addition, I encourage you to review the enclosed proxy materials and Aflac Incorporated’s 2016 Year in Review and Annual Report on Form 10-K to learn more about your company and our latest achievements. Then please vote your shares, even if you plan to attend the Annual Meeting. We want to be sure your shares are represented.

Looking back on the Company’s sixty-two years in business, our founding principles are as relevant today as they were in 1955. At that time, John Amos, the Company’s principal founder, was joined by his brothers, Paul and Bill, as they set out to establish a company focused on insurance products that would help ease the financial burden of getting sick or injured. Their vision and dedication laid the groundwork for an incredibly rewarding six decades of growing the business and touching millions of lives. In 2016, we made significant strides in advancing our vision of offering high-quality voluntary products, solutions and service through diverse distribution outlets, building upon our market-leading position to drive long-term, sustainable shareholder value.

Our Company has always managed our business for the long term while remaining laser-focused on meeting our more immediate financial objectives. Our activities are centered on protecting policyholders, growing our business and driving shareholder value. By delivering on our promise to be there when our policyholders need us most and running our business The Aflac Way, we’ve gained the trust of more than 50 million people worldwide who count on us to pay claims fairly and promptly.

As we look ahead, delivering on our promise will remain our priority because that is not only what sets our Company apart, it’s who we are. Thank you again for your faith, confidence and investment in Aflac Incorporated.

Sincerely, Daniel P. Amos Chairman & Chief Executive Officer

AFLAC INCORPORATED 2017 PROXY STATEMENT

March 17, 2017

To my Fellow Shareholders:

It is an honor for me to serve as Lead Non-Management Director on your behalf, and I am fortunate to work with a diverse group of knowledgeable and experienced Board members who are committed to overseeing corporate governance and business strategy effectively and prudently. On behalf of my fellow directors, I want to share some of our key areas of focus over the past year.

Shareholder Engagement

I have worked with the Company’s Investor and Rating Agency Relations team to ensure we understand the opinions and positions of our shareholders. Our outreach has included Financial Analyst Briefings, attended by many of our shareholders, in both New York and Tokyo as well as other meetings with institutional investors. As a result of these efforts, the Board has received invaluable feedback, related to our board practices, executive compensation structure and sustainability efforts, resulting in positive dialogue and actions on behalf of you, our shareholders.

Board Composition and Succession Planning

The Board engages in a regular self-evaluation process to ensure we maintain the right balance of perspective, experience, skill sets and subject matter experts required for prudent oversight of the Company. We believe it is appropriate to maintain a balance of longer-tenured members who bring valuable, Company-specific knowledge that lends a historical perspective with newer members who bring fresh viewpoints and new ideas. Accordingly, over the last five years, we have added six new directors—most recently, Karole Lloyd, who brings a wealth of financial, accounting and auditing experience and a new, external perspective to our Board.

Corporate Activities

A major part of the Board’s responsibility is working to ensure that the Company is well-positioned in both the short and long term. In 2016 the Board oversaw a variety of corporate activities. Among other things, Aflac initiated the process of converting Aflac’s Japan branch to a subsidiary, which will better align the Company with more common global regulatory practices and corporate structures.

Executive Compensation Program

In response to feedback from investors, our long-term incentive compensation program no longer relies on annual measurements of average risk-based capital (RBC) over a three-year period, and instead incorporates a single three-year measure of RBC in 2016, together with additional new performance criteria in 2017. We believe this revision to executive compensation appropriately motivates executives to focus on the long-term growth of the Company while appropriately minimizing risk to policyholders and the Company.

With these bigger-picture topics in mind, I encourage you to review the accompanying proxy and associated materials and to vote your shares before our annual meeting on May 1, 2017. The Board looks forward to receiving and acting upon feedback from our investors, and we thank you for your support.

Sincerely, Douglas W. Johnson Lead Non-Management Director

AFLAC INCORPORATED 2017 PROXY STATEMENT

AFLAC INCORPORATED 2017 PROXY STATEMENT

Notice of 2017 Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Aflac Incorporated (the “Company”) will be held on Monday, May 1, 2017, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1. to elect fourteen Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2. to consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”);

3. to hold a non-binding advisory vote on the frequency of future say-on-pay votes;

4. to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

5. to approve the adoption of the Aflac Incorporated Long-Term Incentive Plan (As Amended and Restated February 14, 2017) (“2017 LTIP”) with additional shares authorized under the 2017 LTIP;

6. to approve the adoption of the 2018 Management Incentive Plan (“2018 MIP”); and

7. to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

How to Vote

It is important that you vote your shares. We encourage you to take advantage of the easy and cost-effective Internet and telephone voting that the Company offers.

Internet:	Mail:	Telephone:	In Person:
Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.	If your shares are held in the name of a broker, bank, or other nominee: Follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name: Call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy.	You may attend the Annual Meeting and vote orally or by ballot.

The accompanying proxy is solicited by the Board of Directors (the “Board”) of the Company. The Proxy Statement and the Company’s 2016 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2016, are enclosed. The record date for determining which shareholders are entitled to vote at the Annual Meeting is February 22, 2017. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting and any adjournment thereof.

Your vote is important! Even if you expect to attend the annual meeting, please vote in advance so that we may be assured of a quorum to transact business. You may vote online or by telephone, or, if you received a paper copy of this proxy statement, by signing, dating and returning your proxy card. If you attend the annual meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

J. Matthew Loudermilk

Secretary

March 17, 2017

Columbus, Georgia

* Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 1, 2017. This Proxy Statement and the Annual Report are available at proxyvote.com.

i	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

For more complete information regarding the Company’s 2016 performance, please review the Company’s Annual Report on Form 10-K. In this Proxy Statement, the terms “Company,” “we,” or “our” refer to Aflac Incorporated, and the term “Aflac” refers to the Company’s subsidiary, American Family Life Assurance Company of Columbus, which operates in the United States (“Aflac U.S.”) and as a branch in Japan (“Aflac Japan”).

ANNUAL MEETING OF
SHAREHOLDERS

Date	Monday, May 1, 2017
Time	10:00 am
Place	Columbus Museum
(the Patrick Theatre),
1251 Wynnton Road,
Columbus, Georgia
Record Date	February 22, 2017

AGENDA AND VOTING MATTERS

	Board
Proposal	recommendation	Page
1. to elect fourteen Directors of the Company	For each nominee	8
2. to consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”)	For	60
3. to hold a non-binding vote on the frequency of future say-on-pay votes	For every year	61
4. to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm	For	64
5. to approve the adoption of the 2017 LTIP	For	65
6. to approve the adoption of the 2018 MIP	For	72

Information about our Board Members

BOARD TENURE
2017 Non-management Directors (11)

DIVERSITY OF SKILLS AND EXPERIENCE

AFLAC INCORPORATED 2017 PROXY STATEMENT	1

Proxy Summary

DIRECTOR NOMINEES

Each Director stands for election annually. The following table provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh perspectives and new ideas.

				Committee Memberships
Name	Age	Director Since	Ind.	Audit & Risk	Compensation	Corporate Development	Corporate Governance	Executive	Finance & Investment	Sustainability
Daniel P. Amos Chairman and Chief Executive Officer of Aflac Incorporated and Aflac	65	1983						CHAIR
Paul S. Amos II President of Aflac	41	2007						•	•
W. Paul Bowers Chairman, President and Chief Executive Officer of Georgia Power Co.	60	2013	•	•		CHAIR				•
Kriss Cloninger III President of Aflac Incorporated	69	2001						•
Toshihiko Fukuzawa President and CEO, Yushu Tatemono Co., Ltd.	60	2016	•
Elizabeth J. Hudson Retired Chief Communications Officer for the National Geographic Society	67	1990	•			•			•	CHAIR
Douglas W. Johnson* Certified Public Accountant and retired Ernst & Young LLP audit partner	73	2004	•	CHAIR	•			•
Robert B. Johnson Retired Senior Advisor, Porter Novelli PR	72	2002	•		CHAIR		•	•
Thomas J. Kenny Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management	53	2015							•
Charles B. Knapp President Emeritus of the University of Georgia	70	1990	•	•		•			CHAIR
Karole F. Lloyd Certified Public Accountant and retired Ernst & Young LLP audit partner	58	2017	•	•
Joseph L. Moskowitz Retired Executive Vice President, Primerica, Inc.	63	2015	•	•	•	•
Barbara K. Rimer, DrPH Dean and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill	68	1995	•				CHAIR	•		•
Melvin T. Stith Dean Emeritus of the Martin J. Whitman School of Management at Syracuse University	70	2012	•	•			•

*Douglas W. Johnson is also the Lead Non-Management Director.

2	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proxy Summary

2016 Business Highlights

In 2016, the Company delivered strong operating results.

●    Operating earnings per diluted share, excluding foreign currency effect[1], increased 4.7% over 2015, meeting our objective for the 27th consecutive year. We believe operating earnings per diluted share, excluding foreign currency effect, continues to be one of the best measures of our performance and a key driver of shareholder value.

●    Combined, we generated $2.5 billion in total new annualized premium sales in the United States and Japan, driven by a 4.1% increase in third sector sales (which includes cancer and medical insurance) in Japan.

●    Revenues rose 8.1% to $22.6 billion. Total operating revenues on a currency-neutral basis[1] rose 1.0% to $21.0 billion, reflecting growth in our premium income from our growing business.

●    As of December 31, 2016, our capital ratios remained strong. Risk-based capital ratio was 894%. Solvency margin ratio, the principal capital adequacy measure in Japan, was 945%.

●    We have started work on converting our Japanese operations from a branch to a subsidiary form. Converting to this structure will allow the Company to further align with emerging global best practices in the financial services sector and preserve existing state regulatory oversight in the United States while also ensuring that our financial profile is as strong as it is today.

1	Operating earnings per diluted share excluding foreign currency effect, operating revenues on a currency-neutral basis, and operating return on shareholders’ equity excluding foreign currency effect are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See Appendix C to this Proxy Statement for a description of these measures and reconciliation to the nearest GAAP measure, as applicable.

AFLAC INCORPORATED 2017 PROXY STATEMENT	3

Proxy Summary

Executive Compensation Highlights

Our compensation philosophy, which extends to every employee level at the Company, is to provide pay that is directly linked to the Company’s results. We believe this is the most effective method for creating shareholder value and that it has played a significant role in making the Company an industry leader.

The Company’s executive compensation programs reflect our corporate governance best practices principles:

●    The Board’s independent Compensation Committee oversees the program.

●    The Compensation Committee retains an independent compensation consultant that reports only to that committee.

●    For the past nineteen years, all of the CEO’s total direct compensation has been determined based on the Company’s financial performance and total shareholder return performance compared to our peers. The Compensation Committee regularly evaluates this formula to ensure it remains appropriate.

●    The independent compensation consultant reports annually to the full Board of Directors on CEO pay and performance alignment.

●    We were the first public company in the U.S. to voluntarily provide shareholders with a say-on-pay vote–three years before such votes became mandatory.

●    Executive officers and Directors may not enter into 10b5-1 plans (unless approved by the Compensation Committee) or hedge or pledge the Company’s stock.

●    Executive officers and Directors have been subject to stock ownership guidelines for almost two decades.

●    We have had a clawback policy since 2007.

●    We do not pay change-in-control excise tax gross-ups.

●    All employment agreements contain double trigger change-in-control requirements.

Executive Compensation Program Changes

From our first voluntary “say-on-pay” advisory vote in 2008 until 2013, the Company received endorsement rates from our shareholders that averaged more than 96%.

In recent years the support for our executive compensation program has been less favorable; approximately 86% of our shareholders voted in favor of our 2016 say-on-pay proposal. In addition, consistent with past practice, the Company engaged in shareholder outreach efforts throughout 2016. The Compensation Committee incorporated the feedback from these conversations into its regular review of compensation practices, and also conducted a thorough analysis of best practices. As a result, the Compensation Committee has modified our compensation plans, as further discussed in this proxy statement.

Based on the feedback resulting from the Company’s shareholder engagement and analysis, in 2016 the LTI award for the CEO continued under the current structure and process: the contingent PBRS grant made in February 2016 was trued up as of December 31, 2016, based on the Company’s relative financial and relative TSR performance versus our peers. Beginning in 2017, the Company will grant the CEO’s entire annual LTI award at a competitive level considering peer market data, the Company’s performance, and the tenure and performance of the CEO.

The Compensation Committee also has approved changes to the management incentive program and the LTI award program for executives other than the CEO. The management incentive program will reflect fewer metrics, taking into account a new definition of operating earnings. Additionally, the Aflac Japan direct premium metric will focus on third sector business in Japan. The 2017 LTI program will follow a simplified approach recommended by our independent compensation consultant that is consistent with long-term incentive plans offered by our peers. See “Program Changes for 2017,” which begins on page 42.

We work hard to ensure we remain current, continue to lead in executive compensation best practices, and remain focused on shareholder concerns. Accordingly, we will continue our review to determine if additional changes should be made in 2017.

Pay-for-Performance

Our compensation program targets market median positioning and delivers the majority of that compensation through performance-based compensation elements. This ensures proper alignment with our shareholders and ties the ultimate value delivered to named executive officers (“NEOs”) to the Company’s performance.

4	AFLAC INCORPORATED 2017 PROXY STATEMENT

Solicitation and Revocation of Proxy

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Monday, May 1, 2017, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The Annual Meeting will be held at 10 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

The mailing address of our principal executive offices is Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

All properly executed proxies returned to the Company will be voted in accordance with the instructions contained thereon. If you return your proxy with no voting instructions indicated, the proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2 and 4 through 6, for holding advisory votes on executive compensation every “year” (Proposal 3), and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If you are a shareholder of record, you also may submit your proxy online or by telephone in accordance with the procedures set forth in the enclosed proxy, or you may vote in person at the Annual Meeting. Shareholders can revoke a proxy at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submitting a later-dated proxy or subsequent internet or telephonic proxy. Shareholders who attend the Annual Meeting may revoke any proxy previously granted and vote in person orally or by written ballot.

This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 17, 2017.

Solicitation of Proxies

The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their customers, and will reimburse these entities for the associated mailing and related expenses. In addition, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts, but those individuals will not receive additional compensation for those efforts. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of reasonable out-of-pocket expenses.

Proxy Materials and Annual Report

As permitted by the SEC rules, we are making these proxy materials available to our shareholders via the internet. Accordingly, we have mailed to most of our shareholders a notice about the internet availability of this Proxy Statement and the Company’s 2016 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2016 (together, the “Annual Report”) instead of paper copies of those documents. The notice contains instructions on how to access those documents online, how to vote at proxyvote.com, and how to request and receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report. If you select the online access option for the Proxy Statement, Annual Report, and other account mailings through aflinc®, the Company’s secure online account management system, you will receive electronic notice of availability of these proxy materials. If you do not receive a notice and did not already elect online access, you will receive a paper copy of the proxy materials by mail. We believe providing online access to our critical documents will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

AFLAC INCORPORATED 2017 PROXY STATEMENT	5

Solicitation and Revocation of Proxy

Multiple Shareholders Sharing the Same Address

The Company is sending only one Annual Report and one Proxy Statement or notice of availability of these materials to shareholders who consented and who share a single address. This is known as “householding.” However, any registered shareholder who wishes to receive a separate Annual Report or Proxy Statement may contact Shareholder Services by phone at (800) 227-4756, by email at shareholder@aflac.com, or by mail at the address set forth above. If you receive multiple copies of the Annual Report or Proxy Statement or notice of availability of these materials, you may request householding by contacting Shareholder Services (if you are a registered shareholder) or by contacting the holder of record (if you own the Company’s shares through a bank, broker, or other holder of record).

Description of Voting Rights

The Company believes that long-term shareholders should have a greater say in our success. Accordingly, the Company’s Articles of Incorporation provide that each share of the Company’s Common Stock is entitled to one vote until it has been held by the same beneficial owner for a continuous period of longer than 48 months prior to the record date of the meeting, at which time each share becomes entitled to ten votes. If a share is transferred by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares are deemed to have been acquired and held continuously from the date on which the underlying shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by evidence to the contrary. If you wish to demonstrate that you have held your Common Shares in street name for longer than 48 months, please complete and execute the affidavit appearing on the reverse side of your proxy. The Board of Directors may require evidence to support the affidavit.

Quorum and Vote Requirements

Holders of record of Common Stock at the close of business on February 22, 2017, will be entitled to vote at the Annual Meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 401,177,209. According to the Company’s records, this represents the following voting rights:

Number of shares		Votes per share		Yields this many votes
371,012,282	@	1	=	371,012,282
30,164,927	@	10	=	301,649,270
401,177,209		Total		672,661,552

If all of the outstanding shares were entitled to ten votes per share, the total number of possible votes would be 4,011,772,090. However, for purposes of this Proxy Statement, we assume that the total number of votes that may be cast at the Annual Meeting will be 672,661,552.

The holders of a majority of the voting rights entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of such business that comes before the meeting. Abstentions are counted as “shares present” for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.

6	AFLAC INCORPORATED 2017 PROXY STATEMENT

Solicitation and Revocation of Proxy

The following table shows the voting requirements for each proposal we expect at the Annual Meeting.

Proposal	Vote required to Pass	Effect of abstentions and broker non-votes
Uncontested election of directors	Votes cast for a nominee exceed votes cast against that nominee	Abstentions and broker non-votes are not counted as votes cast and have no effect
Advisory vote on frequency of future say-on-pay votes	The frequency (every year, every two years, or every three years) that attains the most votes will prevail	Abstentions and broker non-votes are not counted as votes cast and have no effect
Ratification of the Independent Registered Public Accounting Firm	Majority of the votes cast	Abstentions are not counted as votes cast and have no effect. Brokers and other nominees may vote without instructions, so we do not expect broker non-votes.
Advisory say-on-pay, 2017 LTIP, and 2018 MIP	Majority of the votes cast	Abstentions and broker non-votes are not counted as votes cast and have no effect

If a nominee who is already serving as a Director is not re-elected at the Annual Meeting in an uncontested election, Georgia law provides that Director would continue to serve on our Board as a “holdover director.” However, our Director Resignation Policy provides that holdover directors must tender a resignation to our Chairman of the Board. The Corporate Governance Committee will consider such resignation and recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors its members deem relevant, including the stated reasons why shareholders voted against such Director, the qualifications of the Director, and whether the resignation would be in the best interests of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no later than ninety days following the date of the Annual Meeting at which the election occurred. The Company will, within four business days after such decision is made, publicly disclose that decision in a Form 8-K filed with the SEC, together with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation. If a nominee who was not already serving as a Director is not elected at the Annual Meeting, that nominee would not become a Director or a holdover director.

In a contested election at an annual meeting of shareholders (meaning the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors.

Effect of Not Casting a Vote

If you hold your shares in street name, it is critical that you provide voting instructions to the record owner. Otherwise, your shares will not count in any proposal other than Proposal 4—Ratification of the Independent Registered Public Accounting Firm. Your bank or broker is not permitted to vote without your instructions in the election of Directors, on the advisory vote on executive compensation, on the advisory vote on the frequency of future say-on-pay votes, or on the two proposals to approve our compensation plans. Broker non-votes on these matters will have no effect on the outcome of the proposals. Your bank or broker may vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4).

If you are a shareholder of record and you do not return your proxy card, no votes will be cast on your behalf on any item of business at the Annual Meeting. If you return the proxy card but do not give voting instructions, your proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2 and 4 through 6, for “every year” frequency for say-on-pay votes (Proposal 3), and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

AFLAC INCORPORATED 2017 PROXY STATEMENT	7

Proposal 1: Election of Directors

The Company proposes that the following fourteen individuals be elected to the Board of Directors. These individuals have been nominated by the Corporate Governance Committee of the Board of Directors and, if elected, are willing to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The people named in the accompanying proxy (or their substitutes) will vote to elect these nominees unless specifically instructed to the contrary. However, if any nominee becomes unable or unwilling to serve or is otherwise unavailable for election, the people named in the proxy (or their substitutes) will have discretionary authority to vote or to refrain from voting on any substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with an historical perspective, and newer members, who bring fresh perspectives and new ideas.

All of the nominees introduced below are currently members of our Board. Ms. Lloyd was appointed as a director, upon the recommendation of the Corporate Governance Committee, on January 6, 2017. Ms. Lloyd was recommended for the Board by the Chairman of the Audit and Risk Committee.

DIRECTOR SKILLS SUMMARY

Japanese
	Current or	Operations		Market	Financial	Risk Mgmt.	Industry	Public Health
Name	former CEO	Experience	Independent	Experience	Expertise	Experience	Experience	Experience
Daniel P. Amos	•	•		•		•	•
Paul S. Amos II		•		•		•	•
W. Paul Bowers	•	•	•	•	•	•
Kriss Cloninger III		•			•	•	•
Toshihiko Fukuzawa	•		•	•	•	•	•
Elizabeth J. Hudson			•			•
Douglas W. Johnson			•		•		•
Robert B. Johnson			•			•		•
Thomas J. Kenny		•			•	•
Charles B. Knapp			•		•	•
Karole F. Lloyd			•		•
Joseph L. Moskowitz		•	•		•	•	•
Barbara K. Rimer, DrPH			•				•	•
Melvin T. Stith			•		•	•

FOR	The Board of Directors recommends a vote “for” the election of each of the following nominees as directors.
8	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 1: Election of Directors

AGE 65 DIRECTOR SINCE 1983 COMMITTEES Executive (Chair)

Daniel P. Amos               Chairman and Chief Executive Officer of Aflac Incorporated and Aflac

Mr. Amos has been Chief Executive Officer of the Company and Aflac since 1990 and Chairman since 2001. He has spent 38 years in various positions at Aflac.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS

Institutional Investor magazine has named Mr. Amos one of America’s Best CEOs in the life insurance category five times. Additionally, Mr. Amos was named among the World’s Best Performing CEOs by Harvard Business Review in 2015 and 2016.

Mr. Amos’ experience and approach deliver insightful expertise and guidance to the Board of Directors on topics relating to corporate governance, people management and risk management.

• Synovus Financial Corp. (2001 to 2011) • Southern Company (2000 to 2006)

AGE 41 DIRECTOR SINCE 2007 COMMITTEES Executive Finance and Investment

Paul S. Amos II               President of Aflac

Mr. Amos has been President of Aflac since January 2007. He was Chief Operating Officer of Aflac U.S. from February 2006 until July 2013, and executive vice president, U.S. Operations, from January 2005 until January 2007. Since January 2008, Mr. Amos has also played a leadership role in Aflac Japan sales and marketing efforts. After assuming reporting responsibilities for Aflac Japan in 2013, Mr. Amos relocated to Tokyo for two years to oversee the Aflac Japan operation locally.

SKILLS AND RECOGNITION
Mr. Amos brings to the Board a deep knowledge of insurance sales, which forms the core of our business, as well as more than ten years of experience at the Company in various leadership roles. Furthermore, his extensive familiarity with the Japanese culture and insurance industry brings a unique perspective to the Board.
AFLAC INCORPORATED 2017 PROXY STATEMENT	9

Proposal 1: Election of Directors

AGE 60 DIRECTOR SINCE 2013 COMMITTEES Corporate Development (Chair) Audit and Risk* Sustainability *Financial Expert

W. Paul Bowers                Chairman, President and Chief Executive Officer of Georgia Power Co.

Mr. Bowers has been chairman, president and chief executive officer of Georgia Power, the largest subsidiary of Southern Company, since 2011. Before that, Mr. Bowers served as chief financial officer of Southern Company from 2008 to 2010. Previously, he served in various senior executive positions across Southern Company in Southern Company Generation, Southern Power, and the company’s former U.K. subsidiary, where he was president and chief executive officer of South Western Electricity LLC/Western Power Distribution.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
Mr. Bowers brings to the Board a valuable and unique perspective from his considerable financial knowledge as a former chief financial officer; national and international business experience, including operating in a highly regulated industry; and expertise in corporate development and managing the evolving risks associated with cyber security.

• Chair, Atlanta Committee for Progress
(since 2016)

• Nuclear Electric Insurance Ltd.
(since 2009)

• Board of Regents of the University
System of Georgia (since 2014)

• Federal Reserve Bank of Atlanta’s
Energy Policy Council (since 2008)

AGE 69 DIRECTOR SINCE 2001 COMMITTEES Executive

Kriss Cloninger III          President of Aflac Incorporated

Mr. Cloninger has been President of the Company since 2001, and before that was executive vice president since 1993. He served as Chief Financial Officer from 1992 to 2015, and Treasurer from 1993 to 2015. Prior to joining the Company in 1992, he was a principal in KPMG’s insurance actuarial practice and served as a consultant to Aflac beginning in 1977. Mr. Cloninger will retire as President on December 31, 2017.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
	Mr. Cloninger has been named Best CFO in America in the insurance/life category by Institutional Investor magazine three times. His financial acumen and expertise in the Company’s operations and corporate strategy bring a unique economic perspective to our Board of Directors.	● Total System Services, Inc. (TSYS) (since 2004) ● Tupperware Brands Corporation (since 2003) ● Fellow of the Society of Actuaries
10	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 1: Election of Directors

AGE 60 DIRECTOR SINCE 2016

Toshihiko Fukuzawa President and CEO of Yushu Tatemono Co., Ltd

Mr. Fukuzawa has been the president and chief executive officer of Yushu Tatemono Co., Ltd. since June 2015, where he also serves as a representative director. He served as deputy president and a representative director at Mizuho Trust & Banking Co., Ltd. from 2013 to 2015, managing executive officer and head of IT System Group at Mizuho Bank Ltd. from 2011 to 2013, and deputy president and a representative director at Mizuho Information & Research Institute, Inc. from 2009 to 2011. Between 2002 and 2009, he held executive officer and general manager positions at Mizuho Bank, Ltd. and affiliated companies of Mizuho Financial Group, Inc. which was formed in a merger between his former employer, Dai-Ichi Kangyo Bank, Ltd., and two other banks. Mr. Fukuzawa held various positions of increasing responsibility at Dai-Ichi Kangyo Bank, Ltd., from 1979 until 2002.

SKILLS AND RECOGNITION
Over a 36-year career as a professional banker in Japan, Mr. Fukuzawa has gained extensive business and IT knowledge and experience with a wide range of Japanese financial services institutions, including insurance companies. He provides the Board with valuable insight and expertise relevant to the Company’s Japanese business.

AGE 67 DIRECTOR SINCE 1990 COMMITTEES Sustainability (Chair) Corporate Development Finance and Investment

Elizabeth J. Hudson Retired Chief Communications Officer for the National Geographic Society

Ms. Hudson was the chief communications officer of the National Geographic Society from 2014 to 2015, and previously served as the senior communications executive since 2000. She oversaw philanthropic development and was responsible for all communications and public affairs initiatives undertaken by the National Geographic Society and its subsidiaries, including media and public relations, community engagement and social media, brand stewardship, employee communications, and related marketing-communications activities.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
	Ms. Hudson has more than forty years of experience serving on the executive management teams of several national and international organizations, including publicly traded entities and one of the world’s largest scientific and research organizations. She brings extensive experience in strategic corporate communications, including financial and crisis communications management, and in marketing initiatives. She also has expertise in developing and articulating sustainability programs.	● Co-chair, Washington chapter of Women Corporate Directors (since 2010)

AFLAC INCORPORATED 2017 PROXY STATEMENT	11

Proposal 1: Election of Directors

AGE 73 DIRECTOR SINCE 2004 LEAD NON- MANAGEMENT DIRECTOR COMMITTEES Audit and Risk* (Chair) Compensation Executive *Financial Expert

Douglas W. Johnson Certified Public Accountant and retired Ernst & Young LLP audit partner

Mr. Johnson is a certified public accountant who retired as an Ernst & Young LLP audit partner in 2003. He spent the majority of his career focusing on companies in the life, health and property/casualty segments of the insurance industry. During Mr. Johnson’s thirty-year tenure with Ernst & Young and its predecessor firms, he was coordinating partner of several large multinational insurance companies and for the firm’s largest American insurance client.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
	Mr. Johnson’s work experience includes extensive coordination with the audit committees of publicly held insurance companies. His finance experience and leadership skills enable him to make valuable contributions to our Audit and Risk Committee, where he serves as the Chair.	● Member, American Institute of Certified Public Accountants (AICPA)

AGE 72 DIRECTOR SINCE 2002 COMMITTEES Compensation (Chair) Corporate Governance Executive

Robert B. Johnson Retired Senior Advisor, Porter Novelli PR

Mr. Johnson retired from Porter Novelli PR, where he was a senior advisor from 2003 until 2014. Until 2008, he served as chairman and CEO of the One America Foundation, an organization that promotes dialogue and solidarity among Americans of all races and provides education, grants and technical equipment to disadvantaged youth. Before that, he served in President Clinton’s administration as an assistant to the President and director of the President’s initiative for One America. He served two years in the Carter Administration, and then was the Business Regulations Administrator for Washington, D.C.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
	Mr. Johnson has extensive experience in political and media strategic planning and community involvement. He also brings to the Board substantial experience in executing public relations strategies and promoting diversity.	● Deputy chair, Democratic National Committee (2003 to 2004)

12	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 1: Election of Directors

AGE 53 DIRECTOR SINCE 2015 COMMITTEES Finance and Investment

Thomas J. Kenny Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management

Mr. Kenny has served as a TIAA-CREF trustee since 2011. He also currently serves as the chair of the TIAA-CREF Funds Investment Committee and on the TIAA-CREF Funds Operations Committee. Prior to his role at TIAA-CREF, Mr. Kenny held a variety of leadership positions at Goldman Sachs for twelve years, most recently serving as partner and advisory director. He also served as co-head of the Global Cash and Fixed Income Portfolio team at Goldman Sachs Asset Management, where he was responsible for overseeing the management of more than $600 billion in assets across multiple strategies with teams in London, Tokyo and New York. Before joining Goldman Sachs, Mr. Kenny spent thirteen years at Franklin Templeton. He is a CFA charter holder.

SKILLS AND RECOGNITION
Mr. Kenny’s extensive experience in investment management and financial markets provide the Board with valuable insight and expertise.

AGE 70 DIRECTOR SINCE 1990 COMMITTEES Finance and Investment (Chair) Audit and Risk* Corporate Development *Financial Expert

Charles B. Knapp President Emeritus of the University of Georgia

Dr. Knapp is president emeritus of the University of Georgia. Dr. Knapp was president of the Aspen Institute from 1997 to 1999, and from 2000 to 2004 was a partner with the executive search firm Heidrick & Struggles. From 2004 to 2011 he was director of Educational Development for the CF Foundation. Dr. Knapp was also interim dean of the Terry College of Business at the University of Georgia from 2013 through 2014. Earlier in his career, Dr. Knapp served as the executive vice president and chief financial officer of Tulane University and as U.S. deputy assistant secretary of labor in the Carter Administration.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
	Dr. Knapp’s experience and knowledge provide the Board with valuable insight into the areas of finance, investments, and management.	● Chairman, East Lake Foundation (2006 to 2011)

AFLAC INCORPORATED 2017 PROXY STATEMENT	13

Proposal 1: Election of Directors

I AGE 58 DIRECTOR SINCE 2017 COMMITTEES Audit and Risk* *Financial Expert

Karole F. Lloyd Certified Public Accountant and retired Ernst & Young LLP audit partner

Ms. Lloyd is a certified public accountant and recently retired vice chair and managing partner for Ernst & Young, LLP. She brings to Aflac more than 37 years of experience and leadership, most recently as part of the board of Ernst & Young, and has extensive experience in the audits of large financial services, insurance and health care companies. She has served as an audit partner for publicly held companies in both the United States and Canada. Ms. Lloyd’s other experience includes leadership and consulting with respect to financial reporting, board governance and legal matters, regulatory compliance, internal audit, and risk management.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
Ms. Lloyd’s extensive accounting and advisory experience across many industries, combined with her leadership skills and strategic thinking, provide valuable perspective for our Audit and Risk Committee.

● The University of Alabama President’s Advisory Council (since 2003)

● The University of Alabama Board of Visitors for the Commerce and Business School (since 2001)

● Atlanta Symphony Orchestra Board of Directors (since 2010)

● Metro Atlanta Chamber of Commerce, Board of Trustees and Executive Committee (2009 to 2016)

AGE 63 DIRECTOR SINCE 2015 COMMITTEES Audit and Risk* Compensation Corporate Development *Financial Expert

Joseph L. Moskowitz Retired Executive Vice President, Primerica, Inc.

Mr. Moskowitz retired from Primerica, Inc., where he served as executive vice president from 2009 until 2014, leading the Product Economics and Financial Analysis Group. He joined Primerica in 1988, and served in various capacities, including managing the group responsible for financial budgeting, capital management support, earnings analysis, financial supplement, and analyst and stockholder communications support. He served as chief actuary from 1999 to 2004. Before joining Primerica, Mr. Moskowitz was vice president of Sun Life Insurance Company from 1985 to 1988 and was a senior manager at KPMG from 1979 to 1985.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
	With forty years of actuarial experience and leadership roles in the financial services industry, Mr. Moskowitz provides insight into the analysis and evaluation of actuarial and financial models, which form the basis of various aspects of corporate planning, financial reporting, and risk assessment, to the Board.	● Fellow, Society of Actuaries ● Member, American Academy of Actuaries

14	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 1: Election of Directors

AGE 68 DIRECTOR SINCE 1995 COMMITTEES Corporate Governance (Chair) Executive Sustainability

Barbara K. Rimer, DrPH Dean and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill

Dr. Rimer has been dean of the University of North Carolina Gillings School of Global Public Health since 2005, and alumni distinguished professor since 2003. Previously, she was director of the Division of Cancer Control and Population Sciences at the National Cancer Institute. She is a former director of Cancer Control Research and professor of community and family medicine at the Duke University School of Medicine. She was elected to the Institute of Medicine in 2008.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS

At the Gillings School of Public Health, Dr. Rimer works to improve public health, promote individual well-being, and eliminate health inequities across North Carolina and around the world. In 2012, Dr. Rimer was appointed Chairman of the President’s Cancer Panel and has been reappointed twice since then. Her insight and leadership with respect to the public health sector are extremely relevant to the Company’s business and operations.

● Chair, President’s Cancer Panel (since 2012)

AGE 70 DIRECTOR SINCE 2012 COMMITTEES Audit and Risk* Corporate Governance *Financial Expert

Melvin T. Stith Dean Emeritus of the Martin J. Whitman School of Management at Syracuse University

Dr. Stith is dean emeritus of the Martin J. Whitman School of Management at Syracuse University, having served as dean from 2005 until 2013. Prior to assuming this role, Dr. Stith was the dean emeritus and the Jim Moran Professor of Business Administration at Florida State University for thirteen years. He has been a professor of marketing and business since 1977 following his service as a captain in the U.S. Army Military Intelligence Command.

	SKILLS AND RECOGNITION	OTHER BOARD OR LEADERSHIP POSITIONS
Dr. Stith’s financial acumen and his leadership skills in consensus building, risk management, and executive management add an important dimension to the composition of our Board.

● Synovus Financial Corp. (since 1998)

● Flowers Foods, Inc. (since 2004)

● Jim Moran Foundation (since 2000)

● Dr. Stith also previously served on the boards of Correctional Services Corporation, JM Family Enterprises Youth Automotive Training Center, the Keebler Company, United Telephone of Florida, and Rexall Sundown.

Daniel P. Amos is the father of Paul S. Amos II. No other family relationships exist among any other executive officers or Directors.
AFLAC INCORPORATED 2017 PROXY STATEMENT	15

Proposal 1: Election of Directors

The following information is provided with respect to each Director and nominee:

	Shares of Common Stock
	Beneficially Owned on	Percent of Outstanding	Voting Rights on
Name	February 22, 2017(1)	Shares	February 22, 2017	Percent of Available Votes
Daniel P. Amos	4,123,247	1.0	37,248,495	5.4
Paul S. Amos II	2,064,879.5		19,813,543	2.9
W. Paul Bowers	9,780	*	9,780	*
Kriss Cloninger III	715,406.2		5,184,183.8
Toshihiko Fukuzawa	3,582,368.9		35,336,969	5.3
Elizabeth J. Hudson	84,501	*	765,437.1
Douglas W. Johnson	71,118	*	380,196.1
Robert B. Johnson	20,306	*	115,310	*
Thomas J. Kenny	14,212	*	14,212	*
Charles B. Knapp	94,355	*	803,951.1
Karole F. Lloyd	6,241	*	6,241	*
Joseph L. Moskowitz	5,750	*	5,750	*
Barbara K. Rimer, DrPH	43,552	*	295,921	*
Melvin T. Stith	12,752	*	45,211	*
*	Percentage not listed if less than .1%.
(1)	Includes options to purchase shares, which are exercisable within 60 days for: Daniel P. Amos, 1,550,457; Paul S. Amos II, 206,975; Kriss Cloninger III, 215,419; Elizabeth J. Hudson, 25,026; Douglas W. Johnson, 55,831; Robert B. Johnson, 5,000; Thomas J. Kenny, 9,735; Charles B. Knapp, 41,919; and Barbara K. Rimer, DrPH, 31,419. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan for Daniel P. Amos, 408,093, Paul S. Amos II, 61,756, and Kriss Cloninger III, 169,166, for which these individuals have the right to vote but not to transfer. These shares will vest three years from the date of grant if the Company attains certain performance goals. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan for W. Paul Bowers, 6,740, Toshihiko Fukuzawa, 1,946, Elizabeth J. Hudson, 4,125, Robert B. Johnson, 4,125, Thomas J. Kenny, 4,405, Karole F. Lloyd, 991, Joseph L. Moskowitz, 2,527, and Melvin T. Stith, 6,078, for which these individuals have the right to vote but not to transfer. These shares will vest four years from the date of grant, except restricted shares granted after 2014, which will vest one year from the date of grant.

Also includes the following shares:

Daniel P. Amos: 2,281 shares owned by his spouse; 446,325 shares owned by partnerships of which he is a partner; 991,506 shares owned by trusts of which he is trustee; 324,003 shares owned by the SOMA Foundation Inc.; 128,604 shares owned by the Daniel P. Amos Family Foundation, Inc.; 54,648 shares owned by a trust with his spouse as trustee; and 112,444 shares owned by the Paul S. Amos Family Foundation, Inc.

Paul S. Amos II: 95,028 shares owned by his spouse; 58,164 shares owned by his children; 166,736 shares owned by trusts with his spouse as trustee; 837,983 shares owned by trusts of which he or his children are beneficiaries; 15,000 shares owned by a partnership of which he is a partner; 18,471 shares owned by the Paul & Courtney Amos Foundation; 8,000 shares owned by the Dan Amos Dynasty Trust; 128,604 shares owned by the Daniel P. Amos Family Foundation, Inc.; 112,444 shares owned by the Paul S. Amos Family Foundation, Inc.; and 62,795 in the Amos Trust.

Kriss Cloninger III: 33,403 shares owned by his spouse; 58 shares owned by his spouse’s children; 35,615 shares owned by partnerships of which Mr. Cloninger is a partner; and 6,300 shares owned by trusts with Mr. Cloninger as trustee.

Elizabeth J. Hudson: 3,200 shares owned by her children; 45,192 shares owned by trusts with Ms. Hudson as trustee.

Charles B. Knapp: 21,000 shares owned by his spouse.

Toshihiko Fukuzawa: 3,580,388 shares owned by The Mizuho Trust & Banking Co., Ltd. Mr. Fukuzawa shares the power to vote these shares.

16	AFLAC INCORPORATED 2017 PROXY STATEMENT

Ownership Reporting

No person, as of February 22, 2017, was the owner of record or, to the knowledge of the Company, beneficial owner of more than 5% of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below.

Name and Address	Title of Class	Amount of Beneficial	Amount of Beneficial	Percent of	Percent of
of Beneficial Owner	Common Stock	Ownership Shares	Ownership Votes	Class	Available Votes
BlackRock, Inc.*	1 Vote Per Share	26,189,214	26,189,214	6.5	3.9
55 East 52nd Street
New York, NY 10055
State Street Corporation*	1 Vote Per Share	21,357,788	21,357,788	5.3	3.2
State Street Financial Center
One Lincoln Street
Boston, MA 02111
The Vanguard Group*	1 Vote Per Share	30,932,512	30,932,512	7.7	4.6
100 Vanguard Boulevard
Malvern, PA 19355
Daniel P. Amos**	10 Votes Per Share	3,680,583	36,805,831	1.0	5.4
1932 Wynnton Road	1 Vote Per Share	442,664	442,664
Columbus, GA 31999		4,123,247	37,248,495
*	The above information is derived from Schedule 13G filings filed with the Securities and Exchange Commission, dated January 19, 2017, by Blackrock Inc., dated February 9, 2017, by State Street Corporation and The Vanguard Group. According to the Schedule 13G filings, BlackRock, Inc., State Street Corporation, and The Vanguard Group have sole and dispositive power with respect to these shares.
**	See footnote (1) on page 16.

Security Ownership of Management

The following table sets forth, as of February 22, 2017, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by: (i) our named executive officers, comprising our CEO, CFO, and the three other most highly compensated executive officers as listed in the 2016 Summary Compensation Table whose information was not provided under the heading “Proposal 1: Election of Directors,” and (ii) all Directors and executive officers as a group.

Common Stock Beneficially Owned and Approximate Percentage of Class as of February 22, 2017

Name	Shares(1)	Percent of Shares	Votes	Percent of Votes
Frederick J. Crawford	62,694	*	62,694	*
Eric M. Kirsch	104,254	*	332,899	*
All Directors, nominees, and	11,969,050	3.0	105,929,263	15.2
executive officers as a group (25 persons)
*	Percentage not listed if less than .1%.
(1)	Includes options to purchase shares, which are exercisable within 60 days for Eric M. Kirsch of 17,152 and all Directors and executive officers as a group, 2,471,076. Also includes shares of restricted stock awarded under the 2004 Long-Term Incentive Plan; in 2015, 2016 and 2017 for Frederick J. Crawford of 61,656; in 2015, 2016 and 2017 for Eric M. Kirsch of 48,698; and all Directors and executive officers as a group 1,007,374 which they have the right to vote, but they may not transfer until the shares have vested. Includes 47,814 shares pledged for an executive officer who is not an NEO and prior to the prohibition beginning in 2013. No Director nominee or other executive officer has any pledged shares. For information on the Company’s pledging policy, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” beginning on page 44.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC. Ms. Audrey B. Tillman, our Executive Vice President and General Counsel, did not timely report the sale of 6,639 shares on July 27, 2012. A Form 4 for this transaction was filed on March 6, 2017, due to a delay caused by administrative error.

Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all other filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the last fiscal year.

AFLAC INCORPORATED 2017 PROXY STATEMENT	17

Corporate Governance

Shareholder Outreach

The Company has a long history of engaging shareholders to learn about the issues and concerns that are important to them. We believe that open communications can have a positive influence on our corporate governance practices. For example, we are proud to have been the first publicly traded company in the United States to voluntarily allow shareholders a say-on-pay vote. In keeping with this governance philosophy, we communicate with our shareholders on a regular basis and incorporate their feedback into our decision-making process.

Director Independence

The Board of Directors annually assesses the independence of each Director nominee. Daniel P. Amos, Paul S. Amos II, and Kriss Cloninger III are all employees of the Company. With the exception of Thomas J. Kenny, due to fees paid for his previous role as a consultant to the Board, the Board has determined that all of the other nominees are “independent” under New York Stock Exchange (“NYSE”) listing standards. None of the independent nominees has a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.

Board Leadership Structure

Daniel P. Amos has served as Chairman of the Board since 2001 and as CEO since 1990. The Board believes the most effective Board leadership structure for the Company is for the CEO to continue to serve as Chairman of the Board, working with a Lead Non-Management Director. This structure has served the Company well for many years. The CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and the performance of the Company is an integral part of Board deliberations. Accordingly, the Board believes that Mr. Amos is the Director most qualified to act as Chairman. The Board believes that Mr. Amos’ in-depth long-term knowledge of the Company’s operations and his vision for the Company’s development provides decisive and effective leadership for the Board. However, the Board retains the authority to modify this structure to best advance the interests of all shareholders if circumstances warrant such a change.

The Board believes its existing corporate governance practices achieve independent oversight and management accountability. These governance practices are reflected in the Company’s Guidelines on Significant Corporate Governance Issues and the Committee charters. In particular:

●	a substantial majority of our Board members are independent;
●	the Audit and Risk, Compensation, and Corporate Governance Committees all comprise independent Directors;
●	the Company has a Lead Non-Management Director with the responsibilities described below; and
●	the Non-employee Directors meet at each regularly scheduled Board meeting in executive session without management present.

Lead Non-Management Director

Douglas W. Johnson is currently the Lead Non-Management Director. The responsibilities of the Lead Non-Management Director include:

●	consulting with the Chairman and Secretary to establish the agenda for each Board meeting;
●	setting the agenda for, and leading, all executive sessions of the Non-employee Directors;
●	when appropriate, discussing with the Chairman matters addressed at such executive sessions;
●	facilitating discussions, between Board meetings, among the Non-employee Directors;
●	serving as a liaison between the Non-employee Directors and the Chairman of the Board;
●	serving as a liaison between management and the Board;

18	AFLAC INCORPORATED 2017 PROXY STATEMENT

Corporate Governance | Board Self-Evaluation

●	representing the Board in shareholder outreach; and
●	in coordination with the Chairman of the Board, facilitating the annual Board self-evaluation.

The Lead Non-Management Director has the authority to call meetings of the independent Directors.

Board Self-Evaluation

The effectiveness of our Board is of the utmost importance. The Board recognizes that we live in a dynamic world that requires regular self-evaluation to ensure that we have the best skill set and experience to serve the Company and that the Board is fulfilling its responsibilities. To that end, the Corporate Governance Committee is charged with overseeing an annual process of self-evaluation for the Board as a whole and for its individual members.

The Board’s annual self-evaluation process involves both the Chairman and the Lead Non-Management Director separately scheduling one-on-one conferences with the Directors to address a variety of topics related to the Board’s performance and oversight responsibility. Among other things, the Board considers its composition, with the goal of ensuring its members have the mix of skills and subject matter expertise required for prudent oversight of the Company. In addition, the Board evaluates the Board’s processes and operations, the Board’s organization and committee structure, the Board’s oversight responsibility, the Board’s performance, and the quality of the information provided to Directors by the Audit and Risk Committee about the Company’s risk management and corporate compliance programs.

Director Nominating Process

The Corporate Governance Committee believes that, at a minimum, nominees for Director must have two qualifications:

●	a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and
●	an impeccable record and reputation for honest and ethical conduct in both professional and personal activities.

Beyond these threshold requirements, the Corporate Governance Committee examines each prospective candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and the Company. The Corporate Governance Committee strives to build a Board that is strong in its collective knowledge and has a diversity of backgrounds. In particular, the Corporate Governance Committee looks for nominees with experience in the following areas:

●	accounting and finance	●	business operations	●	corporate governance
●	management and leadership	●	business judgment	●	global markets
●	vision and strategy	●	industry knowledge

Finally, the Corporate Governance Committee considers diversity (including gender, ethnicity, race, color, and national origin) in nominating Directors. Nominees must be between the ages of 21 and 74.

The Corporate Governance Committee identifies potential nominees from three sources. The Committee seeks suggestions from current Directors and executive officers; may engage firms that specialize in identifying director candidates; and, as discussed below, considers candidates recommended by shareholders.

Once the Corporate Governance Committee identifies a potential nominee, members review publicly available information to assess whether that person should receive further consideration. Candidates who warrant further consideration will be contacted. If a potential nominee is willing to be considered for a seat on the Board, the Corporate Governance Committee will request more information.

Generally, the Corporate Governance Committee conducts one or more interviews with each prospective nominee. Committee members also may contact references provided by each candidate, and speak with members of the business community or other people who may have firsthand knowledge of a candidate’s record. This process enables the Corporate Governance Committee to compare the accomplishments and qualifications of all potential nominees.

The Corporate Governance Committee will consider Director candidates recommended by shareholders. As with any prospective nominee, the Corporate Governance Committee will evaluate shareholder-nominated candidates in light of the needs of the Board and the qualifications of the particular individual. In addition, the Corporate

AFLAC INCORPORATED 2017 PROXY STATEMENT	19

Corporate Governance | Enterprise-Wide Risk Oversight

Governance Committee may consider the number of shares held by the recommending shareholder and the length of time such shares have been held.

To recommend a candidate for the Board, a shareholder must submit the recommendation in writing, including: (i) the name of the shareholder and evidence of the person’s ownership of Common Stock, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or qualifications to be a Director, and the candidate’s consent to be named as a Director if nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999, and must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder, to be timely, must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

Shareholder recommendations and accompanying information should be sent to the Corporate Secretary at Aflac Incorporated as described at the end of this Proxy Statement under the heading “Other Proposals or Director Nominations to be brought before our 2018 Annual Meeting.”

Our proxy access bylaw permits a shareholder (or group of up to twenty shareholders) owning shares of our outstanding capital stock representing at least 3% of the votes entitled to be cast on the election of directors to nominate and include in our proxy materials director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our Bylaws.

Enterprise-Wide Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to achieve organizational and strategic objectives, to improve long-term performance, and to enhance shareholder value. Risk management requires more than just understanding the risks we face and the steps management takes to manage those risks. The Board also must understand what level of risk is appropriate for the Company. Our Directors are equipped to make all of these determinations because they are integral to the process of setting the Company’s business strategy.

While the Board of Directors oversees the risk management process generally, several Board and management committees have specific roles that correspond with their areas of responsibility.

Audit and Risk Committee

Under its charter, the Audit and Risk Committee’s responsibilities include risk management and compliance oversight. Specifically, the Audit and Risk Committee:

●	discusses guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage exposure to risk;
●	reviews the Company’s risk assessment and enterprise risk-management framework, including risk management guidelines, risk appetite, risk tolerances, key risk policies and control procedures;
●	reviews critical regulatory risk-management filings and enterprise risk-management material shared with regulators and rating agencies;
●	reviews the general structure, staffing models, and engagement of the Company’s risk governance departments and practices;
●	reviews the Company’s major financial risk exposures and evaluates processes and controls that management has adopted to monitor and control those risks;
●	meets in executive session with key senior leaders involved in risk management;
●	reviews with the internal auditors, the independent auditor, and the Company’s financial management team the adequacy and effectiveness of our internal controls, including information security policies and internal controls regarding information security, and any special steps adopted in light of material control deficiencies; and
●	reports to the Board, at least annually, with respect to matters related to key enterprise risks and risk management areas of concentration.

20	AFLAC INCORPORATED 2017 PROXY STATEMENT

Corporate Governance | Chief Executive Officer and Executive Management Succession Planning

Finance and Investment Committee

The Finance and Investment Committee oversees the investment process and investment risk management of the Company and its subsidiaries by monitoring investment policies, strategies, and transactions and reviewing the performance of the investment portfolio.

Investment process	The manner in which we invest cash flows of the Company and its subsidiaries and manage investments to emphasize safety, liquidity, returns, tax considerations, applicable laws and regulations, and conformity with the needs of each Company.
Investment risk	Includes liquidity risk, market risk, and credit risk.
Liquidity risk	When an investment is not marketable and cannot be bought or sold quickly enough to prevent or minimize a loss.
Market risk	The risk that market movements will cause fluctuations in the value of our assets, the amount of our liabilities, or the income from our assets.
Credit risk	The risk of loss arising from the failure of a counterparty to perform its contractual obligations.

Compensation Committee

The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. As more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee establishes incentive compensation performance objectives for management that are realistically attainable so as not to encourage excessive risk taking.

Management Committees

The Company’s management is responsible for day-to-day risk management. Our enterprise risk-management framework, which is aligned with and overseen by the Board and its Committees, includes several executive management committees whose roles incorporate risk management across the enterprise and who provide regular reports to the Board of Directors or its committees. For example, the global Disclosure Committee comprises senior managers from across the Company to ensure that disclosure controls and procedures are effective and that the information required to be disclosed to the investing public is accumulated and evaluated in a timely manner. Other management committees are responsible for implementing policies and risk-management processes relating to strategic, operational, investment, competitive, regulatory and legislative, product, reputational and compliance risks.

Chief Executive Officer and Executive Management Succession Planning

The Board of Directors, in coordination with the Corporate Governance Committee, is responsible for succession planning for key executives to ensure continuity in senior management. As part of that effort, the Board and the Corporate Governance Committee ensure that the Company has an appropriate process for addressing Chief Executive Officer succession planning in the event of extraordinary circumstances.

The Chief Executive Officer plays an active role in the succession-planning process. In coordination with the Company’s executive management team, including the General Counsel and the Director of Human Resources, the Chief Executive Officer periodically evaluates potential successors, reviews development plans recommended for such individuals, and makes recommendations to the Corporate Governance Committee. Together these parties also identify potential successors for critical executive management positions. In addition, the Chief Executive Officer reviews executive succession planning and management development at an annual executive session of independent Directors.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all Directors, executives, and employees of the Company and its subsidiaries. In addition, there are provisions specifically applicable to the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics by posting such information on our website, aflac.com, under “Investors,” then “Corporate Governance.”

AFLAC INCORPORATED 2017 PROXY STATEMENT	21

Corporate Governance | Communications with Directors

Communications with Directors

Shareholders may contact members of the Board by mail. If you wish to communicate with the Board of Directors, any individual Director, or any group or committee of Directors, address your correspondence to the Board or to such individual Director, group, or committee, c/o the Corporate Secretary of Aflac Incorporated at the following address: 1932 Wynnton Road, Columbus, Georgia 31999. The Corporate Secretary will forward any message that is not in the nature of advertising, promotions of a product or service, or patently offensive material.

It is Company policy that each Director should attend the Annual Meeting. Twelve Directors attended the 2016 Annual Meeting.

Board and Committees

The Board of Directors met four times in 2016, and all Directors attended at least 75% of the meetings of the Board and the Committees on which they served.

The Board of Directors has seven standing committees: Audit and Risk; Compensation; Corporate Development; Corporate Governance; Executive; Finance and Investment; and Sustainability. Each committee (other than the Executive Committee) operates under a written charter adopted by the Board of Directors. Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Company’s Guidelines on Significant Corporate Governance Issues and the Code of Business Conduct and Ethics, all can be found on the Company’s website, aflac.com, under “Investors,” then “Corporate Governance.” Shareholders can request printed copies of these documents by submitting a request to the Corporate Secretary at the address shown above.

MEMBERS Douglas W. Johnson (Chairman and	The Audit and Risk Committee
financial expert)	RESPONSIBILITIES

W. Paul Bowers

(financial expert)

Charles B. Knapp

(financial expert)

Karole F. Lloyd

(financial expert)

Joseph L. Moskowitz

(financial expert)

Melvin T. Stith

(financial expert)

NUMBER OF
MEETINGS IN 2016

11

●    ensuring that management maintains the reliability and integrity of the reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters;

●    issuing annually the Audit and Risk Committee Report set forth below;

●    selecting, overseeing, evaluating, determining funding for, and, where appropriate, replacing or terminating the independent registered public accounting firm and monitoring that firm’s independence;

●   pre-approving audit and non-audit services provided by the independent registered public accounting firm;

●   pre-approving or ratifying all related person transactions that are required to be disclosed in this Proxy Statement;

●   overseeing the performance of the Company’s internal auditing department;

●   assisting with Board oversight of the Company’s compliance with legal and regulatory requirements;

●   overseeing the Company’s policies, process, and structure related to enterprise risk engagement and management; and

●   providing an open avenue of communication among the independent registered public accounting firm, management, the internal auditing department, and the Board.

PURPOSE

The independent registered public accounting firm has direct access to the Audit and Risk Committee and may discuss any matters that arise in connection with its audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit and Risk Committee may authorize the independent registered public accounting firm to investigate any such matters, and may present its recommendations and conclusions to the Board. At least annually, the Audit and Risk Committee reviews the services performed and the fees charged by the independent registered public accounting firm.	All Audit and Risk Committee members qualify as “outside” Directors as defined by Section 162(m) of the Internal Revenue Code of 1986, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under the NYSE listing standards, and have been determined by the Board to be “audit committee financial experts,” as such term is defined in Item 401(h) of SEC Regulation S-K. Ms. Lloyd joined the Audit and Risk Committee upon her appointment to the Board on January 6, 2017; Dr. Stith will no longer serve on the Audit and Risk Committee after May 1, 2017

22	AFLAC INCORPORATED 2017 PROXY STATEMENT

Corporate Governance | Board and Committees

MEMBERS Robert B. Johnson (Chairman)	The Compensation Committee
Joseph L. Moskowitz	RESPONSIBILITIES
Douglas W. Johnson NUMBER OF MEETINGS IN 2016 6

●   reviewing, at least annually, the goals and objectives of the Company’s executive compensation plans;

●   evaluating annually the performance of the CEO with respect to such goals and objectives and determining the appropriate compensation level;

●   evaluating annually the performance of the Company’s other executive officers in light of such goals and objectives, and setting their compensation levels based on this evaluation and the recommendation of the CEO;

●   reviewing the Company’s incentive compensation programs to determine whether they encourage excessive risk taking, and evaluating compensation policies and practices that could mitigate any such risk; and

●   reviewing the Company’s general compensation and benefit plans to ensure they promote our goals and objectives.

PURPOSE

The Compensation Committee also reviews and approves compensation levels, equity-linked incentive compensation, and annual incentive awards under the Company’s Management Incentive Plan.

The Compensation Committee recommended and the Board adopted a policy regarding Non-employee Director compensation and actual Non-employee Director compensation levels consistent with that policy. If the Board creates a special purpose committee made up of Non-employee Directors, the Compensation Committee recommends remuneration for the individuals who serve. The Board makes final determinations regarding Non-employee Director compensation.

The members of the Compensation Committee are Robert B. Johnson (Chairman), Joseph L. Moskowitz, and Douglas W. Johnson. All of these individuals are “outside” Directors as defined by Section 162(m) of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its subsidiaries. During 2016, no Director was an executive officer of another entity on whose compensation committee any executive officer of the Company served. In addition, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Related Person Transactions” in this Proxy Statement.

MEMBERS W. Paul Bowers (Chairman)	The Corporate Development Committee
Elizabeth J. Hudson	RESPONSIBILITIES
Charles Knapp Joseph L. Moskowitz NUMBER OF MEETINGS IN 2016 2

●   reviewing the Company’s corporate and strategic organization development to identify, evaluate, and execute on appropriate opportunities that could enhance long-term growth and build shareholder value;

●   assisting the Board in reviewing, evaluating and approving specific strategic plans for corporate development activities including mergers, acquisitions, dispositions, joint venture marketing and distribution arrangements, and strategic equity investments;

●   assisting the Board in reviewing proposals to enter new geographic markets; and

●   reviewing corporate development proposals prepared by the Company’s officers and managers and other strategic projects as determined by the Board to ensure consistency with achieving long-term strategic objectives.

AFLAC INCORPORATED 2017 PROXY STATEMENT	23

Corporate Governance | Board and Committees

MEMBERS Barbara K. Rimer, DrPH	The Corporate Governance Committee
(Chair)	RESPONSIBILITIES
Robert B. Johnson Melvin T. Stith NUMBER OF MEETINGS IN 2016 3

●   selecting individuals qualified to serve as Directors to be nominated to stand for election to the Board;

●   recommending assignments to the Board’s standing committees;

●   advising the Board with respect to matters of Board structure, composition and procedures;

●   developing and recommending to the Board a set of corporate governance principles applicable to the Company;

●   monitoring compliance with the Company’s political participation program;

●   overseeing the evaluation of the Board; and

●   ensuring that the Company’s management and succession plans are appropriate.

	The members of the Corporate Governance Committee are Barbara K. Rimer, DrPH (Chair), Robert B. Johnson, and Melvin T. Stith. All Corporate Governance Committee members qualify as “outside” Directors as defined by	Section 162(m) of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards.

MEMBERS Daniel P. Amos (Chairman)	The Executive Committee
Paul S. Amos II	PURPOSE
Kriss Cloninger Douglas W. Johnson Robert B. Johnson Barbara Rimer, DrPH NUMBER OF MEETINGS IN 2016 7

Under the Company’s Bylaws, the Executive Committee must consist of at least five Directors, including the Chief Executive Officer, the Chairman of the Board of Directors, the President, and such additional Directors as the Board may from time to time determine. Currently, the membership of the Executive Committee also includes the chairpersons of the Audit and Risk, Compensation, and Corporate Governance

Committees, and includes the Company’s Lead Non-Management Director. The Chief Executive Officer (or another member of the Executive Committee chosen by him) is the Chairman of the Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board that may be delegated under Georgia law.
24	AFLAC INCORPORATED 2017 PROXY STATEMENT

Corporate Governance | Board and Committees

MEMBERS Charles B. Knapp (Chairman)	The Finance and Investment Committee
Paul S. Amos II	FINANCE RESPONSIBILITIES
Elizabeth J. Hudson Thomas J. Kenny NUMBER OF MEETINGS IN 2016 7

●   reviewing and reassessing significant financial policies and matters of Treasury and corporate finance, including the Company’s overall capital structure, dividend policy, share repurchase program, liquidity, and the issuance or retirement of debt and other capital securities;

●   reviewing and providing guidance to the Board on significant reinsurance transactions and strategies;

●   reviewing and providing guidance on the Company’s credit ratings, ratings strategy, and overall rating agency dialogue;

●   reviewing and providing guidance to the Board on the financing strategy and capital impact of corporate development activities and multiyear strategic capital project expenditures;

●   reviewing and reassessing the Company’s overall hedging strategy, including foreign exchange and cash flow hedging, ensuring proper governance over policies and procedures associated with trading in derivative instruments;

●   in partnership with the Compensation Committee, overseeing the Company’s processes for managing the finances of the employee pension and defined contribution benefit plans, including the related investment policies, actuarial assumptions, and funding policies; and

●   in partnership with the Audit and Risk Committee, reviewing and providing guidance on the Company’s corporate insurance coverages.

INVESTMENT RESPONSIBILITIES

●   overseeing the investment process and the policies, strategies, and programs of the Company and its subsidiaries relating to investment risk management;

●   periodically reviewing and assessing the adequacy of the Global Investment Policy of the Company and its subsidiaries, and approving any changes to that policy;

●   reviewing and approving investment transactions made on behalf of the Company and its subsidiaries; and

●   reviewing the performance of the investment portfolios of the Company and its subsidiaries.

AFLAC INCORPORATED 2017 PROXY STATEMENT	25

Corporate Governance | Board and Committees

MEMBERS Elizabeth J. Hudson (Chair)	The Sustainability Committee
W. Paul Bowers	RESPONSIBILITIES
Barbara K. Rimer, DrPH NUMBER OF MEETINGS IN 2016 2

●   helping the Board fulfill its responsibility to shareholders in regards to the policies and practices that relate to the sustainable growth of the U.S. operation of the Company and its subsidiaries;

●   overseeing the Company’s sustainability plans and practices, including internal policies and procedures as well as public-facing corporate policy;

●   helping management set strategy, establish goals, and integrate sustainability into the daily business activities of the Company’s U.S. operation;

●   formulating and implementing policies, procedures, and practices that permit the Company to respond to evolving public sentiment and government regulation in the areas of environmental stewardship, energy use, recycling and carbon emissions; and

●   reviewing and discussing with management the Company’s environmental activities and impacts.

PURPOSE
	We believe “sustainable growth” means being able to meet the needs of our shareholders and customers while taking into account the needs of future generations, and also ensuring the long-term preservation and enhancement of the Company’s financial, environmental and social capital.	In February 2017, the Sustainability Committee was renamed the Corporate Social Responsibility and Sustainability Committee.
26	AFLAC INCORPORATED 2017 PROXY STATEMENT

Director Compensation

Directors who also serve as employees of the Company or its subsidiaries do not receive compensation as Board members. The Compensation Committee reviews the policy regarding total compensation for Non-employee Directors at least every other year, and recommends compensation to the Board consistent with that policy. The Board makes final determinations regarding Non-employee Director compensation. In 2016, cash compensation for the Non-employee Directors was as follows:

All Non-employee directors	$115,000 annually
Audit and Risk Committee members	Additional $10,000 annually
Chairs—Corporate Governance, Sustainability, Corporate Development	Additional $15,000 annually
Chairs—Compensation, Finance and Investment	Additional $20,000 annually
Chair—Audit and Risk	Additional $25,000 annually
Lead Non-Management Director	Additional $25,000 annually

Upon joining the Board, every Non-employee Director is granted an award of nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof, with an aggregate value as determined by the Board of Directors not in excess of the value of a nonqualified stock option covering 10,000 shares of Common Stock. In every year thereafter, the Non-employee Directors may, at the discretion of the Board, receive restricted stock, nonqualified stock options, stock appreciation rights, or a combination thereof with an aggregate dollar value that approximates $135,000. The values of these stock options and stock appreciation rights are determined based upon the most current Black-Scholes-Merton three-year period valuation price of option shares as determined by the Compensation Committee’s independent compensation consultant. If the Board grants restricted stock, it may permit Non-employee Directors to elect to receive nonqualified stock options instead. In 2016, one Non-employee Director elected to receive nonqualified stock options covering 19,425 options of Common Stock, one Non-employee Director elected to receive half the grant in nonqualified stock options covering 9,713 options of Common Stock, and the remaining eight received all restricted stock. Grants of restricted stock made to Non-employee Directors in 2016 at the annual meeting become vested at the next annual meeting if the Non-employee Director continues to serve on the Board. Upon retirement, a Non-employee Director becomes immediately vested in all outstanding stock options and awards that have not yet expired. Retirement is defined as either (1) after ten years of service on the Board of Directors or (2) as of the date of the first annual Shareholders’ meeting of the Company on or after the date the Participant attains age 75, and is no longer eligible to stand for reelection as per the Bylaws of the Company. Beginning in 2017, these retirement provisions will no longer be included in award agreements. Upon death or disability or a change in control of the Company, Non-employee Directors will become 100% vested in all outstanding options and stock awards.

Non-employee Directors, with the exception of those who are, or within one year will become, retirement eligible, may elect to have all or a portion of their Board annual retainer paid in the form of immediately vested nonqualified stock options, restricted stock that vests after one year of continued service, or a combination thereof as determined by the Board of Directors. In 2016, one of the Non-employee Directors elected to receive restricted stock in lieu of a cash annual retainer.

The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service on the Board, but that plan was closed to new participants effective 2002. The dollar value and length of payment of the annual retirement benefits were frozen effective May 3, 2010. The Non-employee Directors do not participate in any nonqualified deferred compensation plans.

For additional information, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” beginning on page 44.

AFLAC INCORPORATED 2017 PROXY STATEMENT	27

Director Compensation

2016 Director Compensation

The following table identifies each item of compensation paid to Non-employee Directors for 2016.

				Change in Pension
				Value and
				Nonqualified
				Deferred
	Fees Earned or Paid	Stock	Option	Compensation
	in Cash	Awards	Awards	Earnings	All Other
	(2)	(3)	(4)	(5)	Compensation	Total
Name(1)	($)	($)	($)	($)	($)	($)
W. Paul Bowers	140,000	135,011	—	—	—	275,011
Toshihiko Fukuzawa	76,667	134,527	—	—	—	211,194
Elizabeth J. Hudson	130,000	135,011	—	4,724	—	269,735
Douglas W. Johnson	175,000	—	261,185	—	10,401	446,586
Robert B. Johnson	135,000	135,011	—	—	—	270,011
Thomas J. Kenny	115,032	135,011	—	—	—	250,043
Charles B. Knapp	145,000	135,011	—	2,993	13,473	296,477
Joseph L. Moskowitz	125,000	67,540	130,599	—	12,844	335,983
Barbara K. Rimer, DrPH	130,000	135,011	—	3,803	—	268,814
Melvin T. Stith	125,000	135,011	—	—	—	260,011

*   Takuro Yoshida’s term on the Board of Directors ended May 2, 2016.

(1)	Daniel P. Amos, Paul S. Amos II, and Kriss Cloninger III are not included in the table; they are employees and thus do not receive compensation for their service as Directors. The compensation received by these individuals as employees is shown in the Summary Compensation Table.
(2)	Thomas J. Kenny elected to receive his annual retainer in restricted stock. The value of these shares on the grant date was $115,032.
(3)	This column represents the dollar amount recognized in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial statement purposes with respect to the 2016 fiscal year for the fair value of restricted stock granted in 2016. The fair values of the awards granted in 2016 were calculated using the closing per-share stock price on the date of grant of $69.13. As of December 31, 2016, each Non-employee Director held the following number of restricted stock awards: W. Paul Bowers, 6,740; Toshihiko Fukuzawa, 1,946; Elizabeth J. Hudson, 4,125; Robert B. Johnson, 4,125; Thomas J. Kenny, 4,405; Joseph L. Moskowitz, 2,527; and Melvin T. Stith, 6,078. The following shares issued in 2016 to the retirement eligible Non-employee directors, as defined in the equity agreements, were accelerated to vest within the year and are not included in the number of restricted shares held: Elizabeth J. Hudson, 1,953; Robert B. Johnson, 1,953; Charles B. Knapp, 1,953, and Barbara K. Rimer, 1,953.
(4)	In accordance with the SEC’s reporting requirements, this column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2016 stock option grants. The Company’s valuation assumptions are described in Note 12 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Form 10-K filed with the SEC for the year ended December 31, 2016. Stock options granted to Non-employee Directors vest in one year. As of December 31, 2016, each non-employee Director held stock options covering the following number of shares of Common Stock: Elizabeth J. Hudson, 25,026; Douglas W. Johnson, 62,661; Robert B. Johnson, 7,000; Thomas J. Kenny, 14,735; Charles B. Knapp, 48,749; Joseph L. Moskowitz, 9,713; Barbara K. Rimer, 38,249; and Takuro Yoshida, 31,988.
(5)	Represents change in pension value. W. Paul Bowers, Toshihiko Fukuzawa, Douglas W. Johnson, Robert B. Johnson, Thomas J. Kenny, Joseph L. Moskowitz, Melvin T. Stith and Takuro Yoshida do not participate in the Director retirement plan since they first became Directors after the plan was closed to new participants in 2002.

28	AFLAC INCORPORATED 2017 PROXY STATEMENT

Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the decisions made by the Compensation Committee related to those programs, and the factors considered when making those decisions. This CD&A focuses on our NEOs for 2016, who were:

Named Executive Officer	Title
Daniel P. Amos	Chairman & Chief Executive Officer
Frederick J. Crawford	Executive Vice President, Chief Financial Officer
Kriss Cloninger III	President
Paul S. Amos II	President, Aflac
Eric M. Kirsch	Executive Vice President, Global Chief Investment Officer, Aflac

Pay-for-Performance Compensation Philosophy

Our compensation programs are designed to ensure that a substantial amount of executive pay is directly linked to the Company’s results. We believe this is the most effective method for creating shareholder value, and that it has played a significant role in making the Company an industry leader. Importantly, performance-based elements of our compensation programs apply to all levels of Company management—not just the executive officers. In fact, pay-for-performance components permeate compensation at every employee level. As a result, we are able to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing global business on a day-to-day basis and to position the Company for success in the future.

Our executive compensation program is designed to drive shareholder value via three critical features:

1	2	3
A pay-for-performance philosophy and compensation program structure that directly motivates our executives to achieve our annual and long-term strategic and operational goals	Compensation elements that help us attract and retain high-caliber talent to lead the Company	“Best practice” compensation governance policies, such as stock ownership guidelines, clawback provisions, and no change-in-control excise tax gross-ups

AFLAC INCORPORATED 2017 PROXY STATEMENT	29

Compensation Discussion & Analysis | Executive Summary

Strong Compensation Governance Policies and Leader in Best Practices

The Company has been a leader in corporate governance best practices. Our executive compensation programs reflect the strong, long-standing governance principles outlined below.

What We Do	What We Don’t Do

ì First public company in the U.S. to provide shareholders with a say-on-pay vote (voluntary action starting in 2008, three years before such votes were required)

ì Prioritize active engagement with our shareholders regarding our compensation program

ì History of responding to our shareholders’ feedback

ì Adherence to a rigorous pay for performance philosophy in establishing program design and targeted pay levels for its NEOs

ì Independent Compensation Committee oversees the program

ì Independent compensation consultant is hired by and reports to the Compensation Committee

ì Annual report by the independent compensation consultant to the full Board on CEO pay and performance alignment

ì Long-standing stock ownership guidelines for executive officers and Directors

ì Long-standing clawback policy

ì Supplemental Executive Retirement Plan frozen to new participants effective January 1, 2015

ì Double trigger change-in-control requirements in all employment agreements

î No golden parachute payments for CEO or President following a change in control

î Officers and Directors may not implement 10b5-1 plans unless approved by the Compensation Committee

î Officers and Directors may not hedge or engage in short sales of Company stock

î Executive officers and Directors may not pledge Company stock, and “grandfathered” pledged Company stock does not count toward the stock ownership guidelines

î No repricing underwater stock options

î No change-in-control excise tax gross-ups

Independent Compensation Consultant

The Compensation Committee has retained a nationally recognized compensation consultant, Mercer LLC, to assist and advise the Compensation Committee in its deliberations. Mercer works with the compensation Committee to review executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations.

Mercer typically assists in the following areas:

●	providing comparative company performance to determine CEO pay;
●	evaluating the competitiveness of the Company’s executive compensation and benefit programs;
●	reviewing plan design issues and recommending improvements;
●	apprising the Compensation Committee of trends and developments in the marketplace;
●	assessing the relationship between executive pay and performance;
●	assessing proposed performance goals and ranges for incentive plans;
●	providing comparative company data to determine NEO compensation;
●	conducting training sessions for the Compensation Committee; and
●	determining the compensation of Non-employee Directors.

Fees paid to Mercer for these services totaled $286,295 in 2016. Management retained certain Mercer affiliates to provide additional services not pertaining to executive compensation during 2016, and approved payments totaling $16,139,173—primarily for broker commissions for insurance sales—for those services. As reported by Mercer to the Compensation Committee, these payments represented less than 0.15% of Mercer’s parent company’s annual revenue. The Compensation Committee has assessed Mercer’s independence pursuant to SEC rules and concluded that no conflict of interest exists with respect to the work Mercer performs for the Committee.

30	AFLAC INCORPORATED 2017 PROXY STATEMENT

Compensation Discussion & Analysis | Executive Summary

Response to Say-on-Pay Vote

The Company has a history and a well-earned reputation with its shareholders as a transparent organization. That commitment to transparency on all levels was certainly a driving force behind our decision in 2008 to allow shareholders a “say-on-pay” advisory vote, years before such votes became mandatory for all public companies. In 2016, 86% of our shareholders voted in favor of our executive compensation program.

Consistent with our approach in prior years, the Company engaged in shareholder outreach efforts throughout 2016. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation practices. This review has prompted several changes to our compensation program over the years:

●	In 2014, we changed the process for setting the CEO’s compensation to better align that compensation with our relative financial and total shareholder return (“TSR”) performance. The prior method for setting the CEO’s pay had an inherent timing disconnect between performance and the related compensation as reported.
●	In 2015, we eliminated an overlap in performance metrics used in the annual non-equity incentive plan and the long-term equity incentive plan.
●	In 2016, we began using a three-year average vesting metric for performance-based restricted stock (“PBRS”), rather than vesting incrementally each year based on performance within the respective year.
●	For 2017, the Company made the following changes:
•	Our Chairman & CEO received his entire target annual long-term incentive award in February 2017 at a market competitive level in relation to our peers.
•	The long term incentive award for all NEOs was granted exclusively in the form of PBRS.
•	The PBRS program was modified to include both upside and downside payout leverage, along with the incorporation of two additional performance metrics to better align the PBRS awards with our strategic and operational goals.
•	The MIP program was modified to reflect a proactive approach to simplifying and aligning performance metrics and increasing the level of performance required to achieve maximum goals.

For more information, see “Program Changes for 2017,” which begins on page 42.

We continually analyze our policies to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder concerns. Moreover, we pride ourselves on incorporating ethics and transparency into everything we do, including compensation disclosure. Accordingly, we will continue our review and dialogue with investors to determine if additional changes are warranted in 2017.

2016 Business Overview

Under the leadership of the CEO and executive management, the Company achieved strong financial and operating results in 2016. The Company’s annual TSR as of December 31st was 19.1% and the Company’s stock hit an all-time high during the year.

From a financial standpoint, 2016 net earnings increased 5.0% to $2.7 billion and operating earnings per diluted share, excluding the impact of foreign currency, grew 4.7%. The operating earnings metric is one of the principal financial measures used to evaluate management’s performance, and we believe it continues to be a key driver of shareholder value. The Company’s relative financial performance improved as EPS growth, return on revenues, return on average equity and return on average assets were in the top quartile in relation to our peers (see the “2016 Financial Performance Ranking Matrix” below).

In 2016, the Company advanced the vision of offering high-quality voluntary products, solutions and service through diverse distribution outlets, building upon the Company’s market-leading position to drive long-term shareholder value. In Japan, where the Company insures one in four households, management seized the opportunity in 2016 to strengthen relationships with sales channels and enhance the product line to ensure that the needs of consumers continue to be met. These actions were instrumental in maintaining the Company’s status as the leading provider of both medical and cancer insurance in Japan. Despite the negative interest rate environment in Japan, we were able to achieve our financial objectives. In the U.S., although new annualized premium sales came in below expectations last year, management was able to offset this with record profits and record persistency.

Management and the Board are committed to comprehensive risk management and safeguarding the financial strength of the Company. In 2016, core capital strength measures, SMR ratio in Japan and RBC ratio in U.S., remained very strong at 945% and 894% respectively. The Company’s strong capital and cash flow position continues to support strong financial strength ratings and a 34 year track record of increased common stock dividends.

AFLAC INCORPORATED 2017 PROXY STATEMENT	31

Compensation Discussion & Analysis | Executive Summary

Summary of Our Executive Compensation Program

As a leader in our industry segment, we recognize that a sound management compensation program is a part of what makes us an employer of choice.

Base salary is the smallest component of compensation for the NEOs. We consider annual and long-term incentive compensation to be the most important compensation awarded: these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation. Moreover, incentive compensation enables us to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing global enterprise on a day-to-day basis, as well as for the future. As shown below, our executive compensation program directly links compensation incentives with our business goals and shareholder interests.

KEY ELEMENTS OF OUR 2016 EXECUTIVE COMPENSATION PROGRAM

Element	Terms	Performance Measure	Objective
Base salary	The fixed amount of annual cash compensation for performing day-to-day responsibilities. Levels set based on market data, job scope, responsibilities and experience. Generally reviewed biennially for potential increase based on a number of factors, including market levels, performance and internal equity	—	Attract and retain talent
Management Incentive Plan (“MIP”)	Annual variable cash compensation based on the achievement of predetermined annual performance goals

Annual incentive award performance metrics align with our business strategy, geographic segment goals, and key value drivers:

► Corporate Goals: Operating Earnings per share, OROE, Solvency Margin Ratio (SMR), Net Investment Income

► U.S. Goals: increase in new annualized premiums, increase in premium income, increase in pretax operating earnings

► Japan Goals: new annualized premiums, increase in premium income, increase in pretax operating earnings

► Global Investments: credit losses/ impairments.

Performance goals are rigorous and set with the expectation of achieving target performance

► Motivate executives and reward achievement toward annual operational and strategic goals

► Focus on key short-term value drivers for our business

► Retain key talent

► Exercise sound risk management practices

Long-term incentives (“LTI”)	Long-term variable equity awards granted annually as a combination of PBRS and stock options. PBRS vests based on three-year financial performance, and options cliff vest after three years of service

► PBRS (100% of LTI for CEO and President; 80% of LTI for other NEOs)

Risk-based capital (RBC) ratio metric represents key industry performance measure that aligns with creation of long-term value

► Stock Options (0% of LTI for CEO and President; 20% of LTI for other NEOs)

► Motivate executives and reward achievement toward long-term operational and strategic goals

► Focus on key long-term value drivers for our business

► Align executives’ interests with shareholder interests; stock options only provide value if share price increases

► Retain key talent

► Exercise sound risk management practices

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Compensation Discussion & Analysis | Elements of Our Executive Compensation Program

Elements of our Executive Compensation Program

Importance of the Peer Group

As discussed in this CD&A, the Compensation Committee considers our peer group when setting compensation amounts or targets. Each year, the Compensation Committee reviews the composition of the peer group to ensure it remains appropriate. Key factors the Compensation Committee considers during this annual review include operating characteristics, revenue size, asset size, profitability, market value, and total number of employees. Based on the annual review, the Compensation Committee selects a peer group of companies that are engaged in businesses similar to that of the Company, are of a similar size, and compete against the Company for talent.

The 2016 peer group, which has not changed since 2013, consists of the companies shown at right.

The data below shows how the Company’s revenues, total assets, and market value compare to the peer group medians for those metrics.

(in millions)	Revenue (1)	Total Assets (2)	Market Value (3)
Aflac Incorporated	$21,216(4)	$129,530(4)	$28,404
Peer Median	$27,095	$108,537	$27,294
(1)	For the trailing twelve months ending September 30, 2016
(2)	As of September 30, 2016
(3)	As of December 31, 2016, when data was compiled for the performance review by the Compensation Committee
(4)	Figures are net of foreign currency effect
2016 Peer Group
● Aetna Inc.
● The Allstate Corporation
● Assurant, Inc.
● The Chubb Corporation
● CIGNA Corporation
● CNO Financial Group, Inc.
● Genworth Financial, Inc.
● The Hartford Financial Services Group, Inc.
● Humana Inc.
● Lincoln National Corporation
● Manulife Financial Corporation
● MetLife, Inc.
● Principal Financial Group, Inc.
● The Progressive Corporation
● Prudential Financial, Inc.
● The Travelers Companies, Inc.
● Unum Group

We show the Company’s 2016 performance relative to the peer group on a variety of metrics below in the “CEO and President Compensation and Pay-for Performance” section of this CD&A.

Base Salary

Base salary is typically the smallest component of total compensation for the NEOs; the majority of their compensation comes from performance-based cash and equity awards.

The base salaries of our executive officers are competitively positioned relative to comparable executives at our peers and in the broader insurance sector, but also reflect each individual’s scope of responsibilities and performance. The Compensation Committee uses comparative market data on salaries in reviewing and determining the CEO’s salary, and the CEO uses that data to inform his recommendations for the salaries of the other executive officers.

Mr. Daniel P. Amos has not received a salary increase in the last five years. Messrs. Crawford, Cloninger, and Kirsch did not receive salary increases in 2016. Mr. Paul S. Amos received a base salary increase of approximately 3.3% for 2016 due to a change in his role and responsibilities and in order to align his base salary competitively relative to similar roles in the market.

Management Incentive Plan (MIP)

All of the NEOs are eligible to participate in an annual non-equity incentive plan, referred to as the MIP, which was submitted to and approved by shareholders in 2012. See proposal 6 for the adoption of a new MIP, which will be effective January 1, 2018 (Appendix B).

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Compensation Discussion & Analysis | Elements of Our Executive Compensation Program

HOW MIP PERFORMANCE GOALS ARE SET

The Board of Directors believes it is important for the Company to manage the business to provide long-term value to our shareholders. Therefore, performance goals under the MIP involve metrics that drive shareholder returns.

The MIP payout depends entirely upon the level of achievement of performance goals. We have used the same methodology for setting MIP goals for many years:

●	MIP segment metrics for Aflac U.S. and Aflac Japan are consistent with assumptions used in developing segment financial projections (described below) based on the Company’s best estimates for the coming year.
●	The segment projections are consolidated into the corporate financial projection used to develop earnings per share guidance.

First, the Company’s CEO, President, and CFO recommend to the Compensation Committee the specific Company performance objectives aligned with corporate strategy, driving shareholder value and ensuring financial soundness. Recommended ranges are based, in part, on past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model. The model projects the impact on various financial measures using different levels of total new annualized premium sales, investment returns, budgeted expenses, morbidity, and persistency.

After receiving recommendations for each performance measure, the Compensation Committee establishes a target performance level, as well as a minimum and maximum level. Typically, the target goal is equidistant between the minimum and maximum goals. The payout for a minimum result is one-half of the target payout, while the payout for a maximum result is twice the target payout; no payouts would be made for performance below the minimum level of performance. Interpolation is used to calculate incentive payouts for results between minimum and target or target and maximum.

The annual incentive goals for each performance measure typically are set in February for the current calendar year. At this time, the Compensation Committee assesses management’s recommendations and approves or, if deemed appropriate, modifies those goals for the year. This CD&A discusses MIP goals that were approved by the Compensation Committee in February 2016.

IMPORTANCE OF NEUTRALIZING FOREIGN CURRENCY EFFECTS

Since 1991, the Company has communicated external earnings guidance that excludes foreign currency effects. Our Japanese business is important to our results, but currency changes are largely outside of management’s control. However, reported earnings do reflect the impact of foreign currency fluctuations. Our Japanese segment’s revenues, including realized gains and losses on it investment portfolio, accounted for 71% of the Company’s total revenues in 2016. The percentage of the Company’s total assets attributable to the Japan segment was 83% at December 31, 2016.

The Compensation Committee strongly believes that management should not be unduly rewarded when the yen is strong or penalized in periods of yen weakening, which is why MIP objectives are set on a currency-neutral basis.

MIP PERFORMANCE METRICS

The incentive measures include statistical and non-GAAP financial measures, as more fully described below. Appendix C to this proxy statement provides a reconciliation of these non-GAAP measures to the corresponding GAAP measures.

Corporate metrics

Operating earnings per diluted share and operating return on shareholders’ equity (“OROE”) both are calculated to exclude the impact of foreign currency effect. We define operating earnings per diluted share as:

the profits derived from operations, including interest cash flows associated with notes payable, before realized investment gains and losses from securities transactions, impairments, derivative and hedging activities, and other nonrecurring items	÷	the weighted-average number of shares outstanding for the period, plus a number of weighted-average shares to compensate for the dilutive effect of share-based awards

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Compensation Discussion & Analysis | Elements of Our Executive Compensation Program

Operating earnings per diluted share growth is computed using the average yen/dollar exchange rate for the prior year, which eliminates fluctuations from currency rates that can magnify or suppress reported results in dollar terms.

In 2016, we defined OROE as:

the profits derived from operations, including interest cash flows associated with notes payable, before realized investment gains and losses from securities transactions, impairments, derivative and hedging activities, and other nonrecurring items	÷	average shareholder’s equity, excluding unrealized gains/losses from investments and derivatives

OROE growth is computed using the average yen/dollar exchange rate for the prior year for earnings. For the average shareholder’s equity, we adjust the ending equity balance to the prior year-end spot yen/dollar exchange rate. The combination of these adjustments to both components of this measure effectively eliminates fluctuations from currency rates on operating earnings, which can magnify or suppress reported results in dollar terms.

The Japan Solvency Margin Ratio (“SMR”) is a metric associated with our regulatory reporting to the Financial Services Agency in Japan. SMR measures an insurance company’s ability to satisfy policy obligations. A strong SMR serves to protect our policyholders’ interests, while also improving our flexibility to invest in additional asset classes, with the objective of enhancing risk-adjusted investment returns and returning capital to our shareholders through share repurchases and cash dividends. The SMR is an important financial indicator and key benchmark for industry regulators. Maintaining a strong capital position has been a long-standing priority. Aflac’s SMR remains high, and was 945% at the end of 2016, compared to 828% at the end of 2015.

Net Investment Income emphasizes that each NEO is responsible for maximizing the Company’s risk-adjusted performance subject to our liability profile and capital requirements.

U.S. and Japanese segments

For both the U.S. and Japanese segments, we use a metric referred to as the increase in total new annualized premiums (on policies sold and converted) during the reporting period. Both segments’ MIP metrics include the percentage increase in Direct Premiums and the percentage increase in Pretax Operating Earnings. We define Direct Premiums as the insurance premium earned by the segment during the period, prior to any reinsurance ceded or assumed. We define Pretax Operating Earnings on a segment basis as the operating profit before realized investment gains and losses from securities transactions, impairments, and derivative and hedging activities, as well as nonrecurring items. The percentage increase in Pretax Operating Earnings for the Japan segment is also measured before expenses allocated from the U.S., and excludes foreign currency effect.

TARGET SETTING CONSIDERATION

In addition to currency neutrality, the Compensation Committee considers the current business operating environment and forecasts emerging from the strategic planning process when setting MIP objectives for each metric. For example, new product launches and distribution expansion can materially affect the Company’s results from one year to the next. Aflac Japan launched a major cancer product, New Cancer Days, at the end of 2014, and its strong sales momentum carried into 2015. Aflac Japan also launched its EVER medical insurance in June 2015. Over this same timeframe, Aflac Japan continued to deepen and expand its relationship with Japan Post Holdings.

It was also anticipated that low interest rates, especially in Japan, would continue in 2016. This expectation was reinforced on January 29, 2016, when the Bank of Japan announced a negative interest rate policy, which exacerbated problems faced by insurance companies in Japan, especially in regard to finding yen-denominated assets to match against longer duration liabilities. The low rate environment would continue to pressure Aflac Japan’s net investment income as private placement investments were called or matured. Furthermore, the Company planned in 2016 to actively manage down sales of first sector savings products, which have returns that are more interest rate sensitive. As such, the difficult sales comparison produced by the successful product launches and enhanced distribution in 2015, combined with the anticipated effects of de-emphasizing first sector products in 2016, led the Compensation Committee to identify that a lower third sector new annualized premium target was justified for 2016.

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Compensation Discussion & Analysis | Elements of Our Executive Compensation Program

Operating earnings per diluted share excluding foreign currency effect rose 7.5% in 2015, presenting a challenging comparison for 2016. Aflac Japan earnings are impacted by the low rate environment and an expected premium decline from the Company’s tactical decision to de-emphasize first sector savings products. For Aflac U.S., expense ratios were expected to increase modestly in 2016 as a result of investment in overall IT, group product administration and everwell platforms. This combination of natural sales patterns in Japan, the low rate environment’s impact on net investment income, and increased investment in the business led to modestly lowered consolidated profitability targets for 2016.

TARGET BONUS OPPORTUNITY

Target bonuses for 2016 for the NEOs, which were determined to be competitive relative to comparable positions within our peer group, were as follows:

Named Executive Officer	Target MIP (as percent of base salary)
Daniel P. Amos	220%
Frederick J. Crawford	125%
Kriss Cloninger III	150%
Paul S. Amos II	125%
Eric M. Kirsch	200%

The MIP opportunities for all NEOs are capped at 200% of their target opportunities.

WEIGHTINGS OF EACH PERFORMANCE OBJECTIVE FOR 2016

The performance measures are weighted differently for each NEO and for all other officer levels in the Company. We vary the weightings to reflect how each position can and should influence the outcome of particular metrics.

	Weightings of Annual Incentive Metrics as a Percent of Target
	Daniel P. Amos	Frederick J. Crawford	Kriss Cloninger III	Paul S. Amos II	Eric M. Kirsch
Corporate Objectives: Operating earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)	22.73%	24.00%	22.67%	24.00%	30.00%
OROE (excluding foreign currency effect)	11.36%	8.80%	9.33%	8.00%	15.00%
SMR	11.36%	8.80%	9.33%	8.00%	15.00%
Net Investment Income excluding hedge costs (Consolidated)	9.10%	8.00%	8.67%	8.00%	30.00%
Subtotal Aflac Incorporated	54.55%	49.60%	50.00%	48.00%	90.00%
U.S. Segment: New Annualized Premium	6.81%	5.20%	5.33%	–	–
Direct Premiums	4.55%	5.20%	5.33%	–	–
Pretax Operating Earnings	4.55%	5.60%	6.01%	8.00%	–
Subtotal	15.91%	16.00%	16.67%	8.00%	–
Japan Segment: New Annualized Premium (third sector sales)	11.36%	10.40%	10.00%	16.00%	–
Direct Premiums	9.09%	10.40%	10.00%	8.00%	–
Pretax Operating Earnings	9.09%	13.60%	13.33%	20.00%	–
Subtotal	29.54%	34.40%	33.33%	44.00%	–
Global Investments: Credit Losses/Impairments	–	–	–	–	10.00%
Subtotal	–	–	–	–	10.00%
GRAND TOTAL	100.00%	100.00%	100.00%	100.00%	100.00%

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Compensation Discussion & Analysis | Elements of Our Executive Compensation Program

2016 MIP TARGETS AND ACTUAL PERFORMANCE

Actual performance relative to MIP targets was determined after the end of the year and presented to the Compensation Committee for discussion and approval at its February 2017 meeting. The following table shows the corporate and business segment metrics, objectives, and results for the 2016 MIP awards.

	Minimum Goal	Target Goal	Maximum Goal	2016 Actual	2016 Payout Percentages
Corporate Metrics: Operating earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)*	$6.17	$6.29	$6.41	$6.45	200%
OROE (excluding foreign currency effect)	17%	19.5%	22%	17.3%	56%
SMR	500%	600%	700%	945%	200%
Net Investment Income excluding hedge costs (Consolidated)	Budget minus 2%	Budget	Budget plus 2.25%	Budget plus 0.91%	140.42%
U.S. Segment Metrics: Increase in New Annualized Premiums	3.00%	4.00%	5.00%	-.34%	–
Increase in Direct Premiums	1.50%	2.25%	3.00%	2.08%	88.39%
Increase in Pretax Operating Earnings	1.00%	3.00%	5.00%	9.67%	200%
Japan Segment Metrics: New Annualized Premiums (third sector sales) (billions)	¥74.22	¥75.84	¥77.45	¥83.99	200%
Increase in Direct Premiums	0.25%	0.75%	1.25%	.96%	141.51%
Increase in Pretax Operating Earnings before allocated expenses and foreign currency change	-4.00%	-3.25%	-2.00%	-2.02%	198.56%
Global Investments Metrics (Eric M. Kirsch only): Credit Losses/Impairments (in millions)	($465)	($315)	($165)	($97)	200%
*	Corresponds to an increase of a minimum goal of .2%, a target goal of 2%, and a maximum goal of 4% from a 2015 base or $6.16 per share.

Please refer to the 2016 Business Overview section on page 31 for additional information.

2016 MIP PAYOUTS

The following table reflects target and earned percentages of salary for each NEO for the MIP based on 2016 performance results.

	As a % of base salary
NEO	Target	Earned
Daniel P. Amos	220%	339%
Frederick J. Crawford	125%	200%
Kriss Cloninger III	150%	238%
Paul S. Amos II	125%	223%
Eric M. Kirsch	200%	321%

The Compensation Committee has the discretion in certain limited circumstances to adjust the MIP results related to particular performance measures if the Committee determines that a class of MIP participants would be unduly penalized or rewarded because a payout is incompatible with the performance measure. There were no adjustments to the NEOs’ MIP payouts for 2016.

For additional information about the MIP, please refer to the 2016 Grants of Plan-Based Awards table below, which shows the threshold, target, and maximum award amounts payable under the MIP for 2016, and the 2016 Summary Compensation Table, which shows the actual amount of non-equity incentive plan compensation paid to the NEOs for 2016.

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Compensation Discussion & Analysis | CEO and President Compensation and Pay-for-Performance

Long-term Equity Incentives

The CEO and President’s long-term equity incentives are addressed in the next section; this section pertains only to the other NEOs.

In 2016, executive officers, including the NEOs, received LTI awards in the form of PBRS, and all officers received stock options. For NEOs, the target amount of each award is competitively positioned relative to awards for comparable executives at our peers and in the broader insurance sector. The targeted LTI mix for 2016 for the NEOs was 80% PBRS and 20% stock options. These stock options have an exercise price based on the closing price of the Company’s common stock on the date of grant, and a three-year vesting period.

LTI targets as a percent of base salary for the NEOs were as follows:

NEO	Target LTI (as Percent of Base Salary)
Frederick J. Crawford	200%
Paul S. Amos II	200%
Eric M. Kirsch	200%

PBRS awards will be lower than target or reduced to zero if management fails to maintain appropriate risk-based capital levels, as specified below. Additionally, the value of existing awards and other shares held by our executives likely would decline, providing strong economic incentive to manage capital and risk. Options only provide value if our share price appreciates and the options vest, which aligns with the long-term interests of shareholders.

The performance period for PBRS awards granted in 2016 is January 1, 2016, through December 31, 2018. The awards will vest three years from the issuance date, subject to satisfaction of performance conditions and final Compensation Committee authorization. Mr. Crawford received a one-time discretionary award of 4,104 PBRS to recognize superior performance that will vest on the third anniversary of the grant date if the related performance metrics are met. The sole performance measure for determining vesting for PBRS awards to NEOs is the achievement of specified RBC ratios as determined on a U.S. statutory accounting basis. This performance measure was selected because the Compensation Committee believes that capital adequacy is a significant concern for the financial markets and shareholder confidence. The RBC demonstrates Aflac’s achievement in managing the capital level of the consolidated insurance operations of Aflac Japan and Aflac U.S. as reported to U.S. regulatory authorities. This capital measure reflects the Company’s ability to both satisfy its obligations to policyholders and generate returns for shareholders.

The final three-year PBRS award percentage will reflect the three-year average RBC (2016 to 2018).

For the three-year period, performance shares will vest as follows:

	Threshold Goal	Target Goal	Maximum Goal
Average Risk-Based Capital Ratio	500%	700%	700%
Vesting Percentage	50%	100%	100%

If the average RBC falls below 500%, there will be no vesting for the period. Vesting will be determined using linear interpolation for an average RBC ratio between 500% and 700%. If the average RBC equals or exceeds 700%, vesting will be equal to 100%.

CEO and President Compensation and Pay-for-Performance

The Compensation Committee’s longstanding process for reviewing and determining the CEO’s pay involves a rigorous pay-for-performance approach that creates a direct link between the Company’s comparative performance results and CEO compensation. To achieve this linkage, the compensation consultant annually calculates the Company’s composite performance percentile rank for a variety of metrics among our peer group.

Starting in 2015, the Company’s President was placed under a similar program for his long-term incentive compensation. Based on market analyses, and also considering the unique role held by Mr. Cloninger as of the start of 2015 (he was President, CFO, and Treasurer at the time), the Compensation Committee determined that Mr. Cloninger’s final 2016 pay package would be set at 55% of the CEO’s pay package. Mr. Cloninger’s 2016 long-term incentive pay is 100% performance-based, as it is a function of the CEO’s pay, which is determined based on the Company’s relative financial and total shareholder return (TSR) performance against our peers.

38	AFLAC INCORPORATED 2017 PROXY STATEMENT

Compensation Discussion & Analysis | CEO and President Compensation and Pay-for-Performance

Timing and Key Features of the Program

The process used to determine the CEO’s and President’s total direct compensation in 2016 is shown in the following chart:

Long-term Equity Incentive (LTI) Award

The Compensation Committee’s process for making PBRS grants to the CEO and the President is summarized below.

Each of these steps, and the corresponding action for 2016, is summarized on the following pages.

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Compensation Discussion & Analysis | CEO and President Compensation and Pay-for-Performance

STEP 1

CONTINGENT PBRS GRANT BASED ON PRIOR YEAR’S PERFORMANCE

In this step, the Compensation Committee determines the February LTI award for the CEO and President. The contingent award was equal to 100% of the prior year’s total LTI grant date award value. The contingent grant for 2016 totaled 80,075 shares for the CEO and 50,055 shares for the President. See “2016 Grants of Plan-based Awards” table for additional information.

STEP 2

DETERMINE THE COMPANY’S RELATIVE FINANCIAL AND TSR PERFORMANCE

At the end of the calendar year, the Compensation Committee reviews the Company’s actual results for the year using the following metrics to determine the final total PBRS grants for the CEO and the President.

Relative financial performance (total weight: 56%), measured by:
• Revenue growth	• Return on revenues
• Net income growth	• Return on average equity
• Premium income growth	• Return on average assets
• EPS growth

Relative TSR performance (total weight: 44%), measured by:
• 1-year TSR
• 3-year TSR

2016 FINANCIAL PERFORMANCE RANKING MATRIX: AFLAC INCORPORATED RELATIVE RANKING AMONG PEER GROUP

Aflac Incorporated	Relative Ranking (out of 18 companies)	Weightings(4)	Totals
Revenue 1-Year Growth(1)	9	1	9
Net Income 1-Year Growth(1)	6	1	6
Premium Income 1-Year Growth(1)	11	1	11
EPS 1-Year Growth(1)	5	1	5
Return on Revenues 2016(1)	1	2	2
Return on Average Equity 2016(2)	3	2	6
Return on Average Assets 2016(2)	7	2	14
1-Year Indexed TSR (12/31/15—12/31/16)(3)	7	4	28
3-Year Indexed TSR (12/31/13—12/31/16)(3)	16	4	64
Composite Score	—	—	145
Performance Rank	—	—	5

The Company's rank in comparison to our peer group on each of these metrics is shown in the table to the left. The lower the total weighted composite score, the higher a company's overall ranking.

Based upon an analysis of the Company's relative financial performance and TSR, the Company ranked 5. The Company's performance rank significantly improved compared to the prior year's assessment of relative performance when the Company ranked 10 out of 18 companies.

(1) For the trailing twelve months ending September 30, 2016.

(2) As of September 30, 2016.

(3) As of December 31, 2016, when data was compiled for the performance review by the Compensation Committee.

(4) A weighting of "1" means the related metric is worth approximately 5.56% of the total score, and a weighting of "4" means a worth of approximately 22.22% of the total.

STEP 3

ASSESS CEO COMPENSATION AT PEER COMPANIES

In conjunction with the relative performance assessment, the Compensation Committee evaluates total compensation levels for the CEO relative to the peer group with the help of the compensation consultant. The highest and lowest paid CEOs among the peers are removed from the data set to mitigate the effect of the outliers.

STEP 4

CALCULATE TOTAL DIRECT COMPENSATION FOR THE CEO BASED UPON THE COMPANY'S PERFORMANCE PERCENTILE RANKING VERSUS PEERS

The Company's relative performance percentile ranking (for 2016, 5 out of 18, or 77th percentile ranking) is applied to the peer CEO compensation data compiled in Step 3 for the applicable year to derive an implied total compensation amount for the Company's CEO.

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Compensation Discussion & Analysis | CEO and President Compensation and Pay-for-Performance

STEP 5

DETERMINE CEO’S FINAL PBRS GRANT AND ADJUST CONTINGENT PBRS TO REFLECT ACTUAL RELATIVE PERFORMANCE RANKING

The resulting implied compensation level determined in Step 4 was used to determine the CEO’s PBRS grant for 2016. The contingent grant to the CEO in February 2016 was trued-up as of December 31, 2016. Together with base salary and MIP, the final PBRS grant aligns the CEO’s total direct compensation with the Company’s relative performance versus the peer group.

STEP 6

DETERMINE PRESIDENT’S FINAL PBRS GRANT

Once the CEO’s compensation package is determined, the President’s compensation package is fixed at 55% of that amount. The resulting implied compensation level was used in determining the President’s PBRS grant for 2016.

ENDING GRANT RESULT
For 2016, the above-described process resulted in the CEO receiving a true-up of 131,246 shares of PBRS, and the President receiving a true-up of 70,010 shares of PBRS. See “2016 Grants of Plan-based Awards” table for additional information.

Contingent Vesting of PBRS Grants

In addition to having to earn the PBRS grant amount based upon the Company’s relative financial and TSR performance, the 2016 grant of PBRS is not guaranteed; vesting is contingent upon the Company achieving the three-year RBC performance thresholds discussed under “Elements of Our Executive Compensation Program–Long-term Equity Incentives” on page 38. Thus, unlike many companies where an LTI award need only be earned once, the CEO’s and President’s LTI awards must be earned twice:

●	Total grant for the year is based upon relative financial performance (56% weighting) and relative TSR performance (44% weighting) for the current year, and
●	The grant operates like the PBRS program for other NEOs (based on future performance against a pre-established, Compensation Committee-approved metric and performance level).

As a result, we believe our approach to these two senior executives’ LTI grants, and the overall compensation packages awarded these individuals, reflects the Company’s continuing strong commitment to pay for performance.

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Program Changes for 2017

Overview and Context

As discussed in the “Response to Say-on-Pay Vote” section above, we continually analyze our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder concerns. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation practices.

For 2017, we believed it was necessary to modify the metrics used in our incentive compensation programs due to the following internal and external factors affecting our business as more fully discussed in Item 1A of the 2016 Annual Report on Form 10-K:

●	Began conversion of the Japan branch to a subsidiary;
●	Inclusion of Japan’s U.S. dollar investment portfolio hedge costs in Operating Earnings and its impact on New Investment Income; and
●	The Bank of Japan’s 2016 announced negative rate policy resulting in a low interest rate environment and the Company’s strategic decision to de-emphasize yen-based retirement products in Japan.

In addition, we thoughtfully considered feedback received during our shareholder outreach efforts when making the following changes to our 2017 executive compensation program.

MIP Changes

For 2017, we have made the following modifications to our MIP:

●	Segment pre-tax earnings were removed as MIP metrics for NEOs given that operating earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect) is already included in the MIP as a corporate metric with material weighting;
●	OROE and SMR were removed from the MIP and incorporated as metrics under our PBRS awards under the LTI program in order to better align the metrics under our PBRS program with the Company’s strategic and operational goals;
●	The Japan segment includes third sector premium in place of total premium as we focus on third sector business in response to the Bank of Japan’s negative rate policy; and
●	The slope of the MIP payout curve was adjusted such that the required above-target performance to achieve maximum payouts will now be greater.

LTI Program Changes

CEO AND PRESIDENT LTI PROGRAM CHANGES

The Compensation Committee has approved a new structure to transition the CEO’s annual LTI grants from the historic pay ranking-performance matrix approach (which was applicable to 2016 grants) to a more typical market-based approach. Beginning in 2017, the CEO’s LTI grant will have the following attributes:

●	Annual LTI grants will continue to be made 100% in PBRS with terms described in the following section; and
●	The entire target annual LTI award will be granted in February at a market-competitive level based on peer market data.

Our shareholder outreach identified some shareholder concern about the absence of an LTI target and maximum for the CEO. With these LTIP program changes, the CEO’s grant will have a target and a maximum payout. The 2017 target LTI grant for the CEO is approximately $8.4 million.

Mr. Cloninger will not receive any LTI grants in 2017 due to his planned retirement at the end of 2017.

PBRS DESIGN

For 2017, our PBRS grants for executives – including our CEO – are different in the following respects. Specifically, we:

●	Incorporated additional metrics (OROE and SMR) that better reflect our long-term business strategy and operating environment;
●	Added upside performance/payout leverage;
●	Added a relative TSR (RTSR) modifier; and
●	Modified the OROE definition to include hedge costs and exclude unrealized gains and (losses) on foreign currency translation from shareholders’ equity.

42	AFLAC INCORPORATED 2017 PROXY STATEMENT

Compensation Discussion & Analysis | Retirement, Deferral, and Savings Plans

The following illustrates the terms of the 2017 PBRS grant.

●	For financial performance (OROE, SMR, and RBC), linear interpolation will be used to determine payouts for performance between the corresponding goals (i.e., threshold to target, or target to maximum)
●	For RTSR, adjustments of 1.20x or 0.80x would be made only if the Company’s RTSR is in the upper or lower quartile, respectively, versus its peers; no adjustments to amounts earned pursuant to the Company’s financial performance will be made for RTSR performance falling between the 25th and 75th percentiles of the peers
●	Overall, maximum potential payouts will be capped at 200% of target

RBC thresholds were adjusted down modestly to reflect the eventual draw-down of excess capital in the U.S. as a result of our Japan branch conversion. Overall, we believe that these changes for 2017 further enhance our long-standing strong pay-for-performance philosophy, while also being responsive to the business and talent markets in which we compete.

Retirement, Deferral, and Savings Plans

The retirement, deferral and savings plans described below were established in order to provide competitive post-termination benefits for officers and employees, including the NEOs, in recognition of their service and contributions to the Company.

Defined Benefit Pension Plans

As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. employees, including the NEOs, who satisfy the eligibility requirements. The Company also maintains nonqualified supplemental retirement plans covering the NEOs. No change has been made to the pension plans and the benefit level remains the same as it was last year.

Executive Deferred Compensation Plan

The NEOs, together with other U.S.-based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). Mr. Daniel P. Amos and Mr. Crawford are the only NEOs currently participating in this plan. The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”

AFLAC INCORPORATED 2017 PROXY STATEMENT	43

Compensation Discussion & Analysis | Additional Executive Compensation Practices and Procedures

401(k) Savings and Profit Sharing Plan

The Company maintains a tax qualified 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”) in which all U.S.-based employees, including the U.S.-based NEOs, are eligible to participate under the same terms. The Company will match 50% of the first 6% of eligible compensation that is contributed to the 401(k) Plan. Employee contributions made to the 401(k) Plan are 100% vested. Employees vest in employer contributions at the rate of 20% for each complete year of service. After five years of service, employees are fully vested in all employer contributions.

Other Benefits

The Company provides NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. For details, see the “All Other Compensation” column in the 2016 Summary Compensation Table on page 47.

The Company maintains medical and dental insurance, group life insurance, accidental death insurance, cancer insurance, and disability insurance programs for all of its employees, as well as paid time off, leave of absence, and other similar policies. The NEOs and other officers are eligible to participate in these programs along with, and on the same basis as, the Company’s other salaried employees. In addition, the NEOs are eligible to receive reimbursement for medical examination expenses.

For security and time management reasons, certain officers of the Company occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board of Directors to be in the best interest of the Company and its business objectives.

Additional Executive Compensation Practices and Procedures

Equity Granting Policies

Each year, the Compensation Committee meets shortly after the Company’s fiscal year results are released to the public. Based on recommendations developed by the CEO, President, and CFO with input from Mercer, stock options, PBRS and time-based restricted stock awards are submitted to the Compensation Committee for approval at its February meetings. Option grants are awarded on the date of the meeting, and have a per share exercise price set at the closing price on the date of grant. The Company has never engaged in “backdating” of options.

The Company may periodically make additional equity grants during the course of the year. However, it is the Company’s policy not to make any equity grants in advance of material news releases. As detailed in the section labeled “CEO and President Compensation and Pay for Performance,” the Company adjusted the amount of equity compensation granted to the CEO and President in December 2016 based on the Company’s performance relative to peers in 2016.

Stock Ownership Guidelines; Hedging and Pledging Restrictions

The Company believes its executive officers and Directors should have a significant equity interest in the Company, and has enforced stock ownership guidelines for executive officers and Directors for almost two decades. The current stock ownership guidelines are as follows:

Position	Ownership guideline
Chairman, CEO, President, and President of Aflac	5x base salary
All other executive officers	3x base salary
Non-employee Directors	4x annual retainer

Officers have four years from date of hire or promotion to satisfy their respective stock ownership requirements. Non-employee Directors have five years from the date first elected to the Board to satisfy these requirements.

44	AFLAC INCORPORATED 2017 PROXY STATEMENT

Compensation Discussion & Analysis | Additional Executive Compensation Practices and Procedures

Ownership includes all shares held by the officer or Director and their spouse, as well as tenure-based, unvested restricted shares. Shares pledged as collateral for a margin account or other loan, performance-based restricted shares, and stock options (vested or unvested) do not count toward these stock ownership guidelines.

Each NEO and Director has stock ownership that exceeds ownership guidelines or is working toward meeting the requisite guideline within the allowed four-year time frame. Progress toward meeting the guidelines is reviewed regularly and reported to the Board.

The Company’s insider trading policy prohibits our Directors, officers and other covered persons from selling our Common Stock “short,” engaging in option trading (puts, calls, or other derivative securities) relating to our Common Stock, entering into a 10b5-1 plan (unless approved by the Compensation Committee), or hedging. Beginning in 2013, the Board adopted a policy prohibiting any further pledging of the Company’s stock by executive officers and Directors. All other covered persons under the Company’s insider trading policy must pre-clear with the policy’s compliance officer before pledging Company stock as collateral for a margin account or other loan.

Employment Agreements

The Company has employment agreements with the NEOs and certain other executives in key roles. The agreements generally address: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement; termination for cause or without cause; and resignation by the employee. Some agreements also contain termination and related pay provisions in the event of a change in control. These change-in-control provisions do not apply unless there is both a change in control and a termination by the Company without cause or a resignation by the executive for good reason. This is commonly referred to as a “double trigger” requirement. Further, the contracts stipulate that the executive may not compete with the Company for prescribed periods following termination of employment, or disclose confidential information.

The payments that may be made under each NEO’s employment agreement upon termination of employment under specified circumstances are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Change-in-Control Policy and Severance Agreements

The Company has no formal change in control or severance policy. However, as noted above, individual employment agreements generally have provisions related to these matters. These agreements provide no excise tax gross-ups.

Compensation Recovery (“Clawback”) Policy

The Company has a “clawback” policy that allows it to review any adjustment or restatement of performance measures and determine whether adjustments or recoveries of non-equity incentives are necessary. If it is deemed that such an adjustment or recovery is appropriate, the Compensation Committee is charged with determining the amount of recovery and the proper officer group subject to any potential adjustments or recovery.

Certain Tax Implications of Executive Compensation

In connection with making decisions on executive compensation, the Compensation Committee considers the provisions of Internal Revenue Code Section 162(m), which limits the Company’s ability to deduct, for federal income tax purposes, certain categories of compensation in excess of $1 million paid to certain executive officers. It is the Company’s policy to maximize the effectiveness of the compensation programs while also taking into consideration the requirements of Internal Revenue Code (“IRC”) Section 162(m). The Company intends to maintain the flexibility to take actions that it deems to be in the best interest of the Company and its shareholders. Accordingly, the Compensation Committee intends to maintain the flexibility to implement executive compensation programs that it deems to be in the best interest of the Company and its shareholders, and it reserves the authority to award non-deductible compensation as it deems appropriate.

AFLAC INCORPORATED 2017 PROXY STATEMENT	45

Compensation Discussion & Analysis | Additional Executive Compensation Practices and Procedures

Long-term Incentive Fair Value Determinations

A challenging issue for publicly traded companies is how to value long-term incentive awards for grant purposes. Like many companies, we target and express such awards as a percent of salary. We also seek to balance the value of stock options with PBRS awarded to executive officers. Of particular concern to the Company is how to calculate the value of a stock option.

The predominant model used to value stock options is the Black-Scholes-Merton valuation model. This model considers various assumptions for duration prior to exercise, risk-free interest rate, stock volatility, and employment termination rates. We segregate groups of option holders within the model by exercise patterns to better estimate the value of an option. For example, NEOs and executive officers typically hold their options much longer before exercising them than do non-officer employees.

In reality, the value assigned to long-term incentive awards changes each year as a result of fluctuations in the current market value of the Company’s Common Stock and changes in pricing assumptions. For example, when the share price goes up, so do the option grants’ fair value and their strike price, and the number of awarded shares equal to a designated dollar value decreases. Conversely, if the share price goes down, both the option’s fair value and its strike price go down, and the number of awarded shares increases. This result seems counterintuitive from a pay-for-performance perspective in that a lower stock price would lead to more options being granted at a lower price and a higher stock price would lead to fewer options being granted at a higher price.

Our solution, for grant purposes only, is to stabilize the deemed present value of a stock option for a three-year period. We think the use of such a value is more in line with creating long-term shareholder value and pay for performance, and allows us to better manage our burn rate (number of shares granted each year divided by the number of common shares outstanding) and budget the number of awarded shares over the life of the share authorization approved by shareholders.

For grants made in the three-year period of 2016 to 2018, our deemed fair value of a stock option is $6.95. However, the actual per-share exercise price under each option in any event is the closing price of a Common Stock share on the day the option is granted.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding CD&A with management and, based on that review and discussion, has recommended to the Board of Directors to include the CD&A in this Proxy Statement.

Compensation Committee

Robert B. Johnson, Chairman

Douglas W. Johnson

Joseph L. Moskowitz

46	AFLAC INCORPORATED 2017 PROXY STATEMENT

2016 Summary Compensation Tables

The following table provides information concerning total compensation earned or paid to our CEO, CFO and the three other most highly compensated executive officers who were serving as executive officers during 2016. These five officers are referred to as our NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2)(3) ($)	Option Awards (3) ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)	Total without Change in Pension Value* ($)
Daniel P. Amos	2016	1,441,100	–	13,773,466	–	4,884,442	–	313,002	20,412,010	20,412,010
Chairman and CEO	2015	1,441,100	–	4,800,556	–	5,509,362	–	231,365	11,982,383	11,982,383
	2014	1,441,100	–	2,141,162	–	4,829,415	6,835,154	230,517	15,477,348	8,642,194
Frederick J. Crawford	2016	700,000	–	1,420,062	280,003	1,400,700	–	454,628	4,255,393	4,255,393
Executive Vice	2015	360,606	1,240,000	847,987	211,994	799,652	–	47,335	3,507,574	3,507,574
President, CFO	2014	–	–	–	–	–	–	–	–	–
Kriss Cloninger III	2016	975,000	–	7,772,382	–	2,321,529	–	139,409	11,208,320	11,208,320
President	2015	975,000	–	3,017,256	–	2,583,298	278,335	134,538	6,988,427	6,710,092
	2014	975,000	–	2,644,624	661,159	2,190,304	2,329,649	116,359	8,917,095	6,587,446
Paul S. Amos II	2016	700,000	–	1,120,019	280,003	1,564,038	1,402,759	1,579,325	6,646,144	5,243,385
President, Aflac	2015	677,900	–	1,093,011	257,128	1,619,607	716,225	1,088,891	5,452,762	4,736,537
	2014	667,900	–	1,655,800	333,948	1,238,548	1,290,895	982,557	6,169,648	4,878,753
Eric M. Kirsch	2016	593,800	–	950,052	237,519	1,906,407	36,505	17,281	3,741,564	3,705,059
Executive Vice	2015	593,800	–	957,391	239,348	2,262,378	26,174	8,363	4,087,454	4,061,280
President, Global Chief	2014	585,000	–	1,170,000	292,507	1,898,061	30,759	11,395	3,987,722	3,956,963
Investment Officer, Aflac
*	Total without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. This additional column has been included to show the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules. The amounts reported in the Total without Change in Pension Value column differ from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value, as discussed in footnote 4 below, is subject to many external variables that are not related to the Company’s performance.
(1)	In each of the 3 years above, includes $441,100 deferred for Mr. Daniel P. Amos. This amount has been included in the 2016 Nonqualified Deferred Compensation table below.
(2)	Mr. Crawford received a one-time discretionary award of 4,104 shares of performance-based restricted stock that will vest on the third anniversary of the grant date if the related performance metrics are met.
(3)	In accordance with the SEC’s reporting requirements, we report all equity awards at their full grant date fair value under ASC 718. The Company’s valuation assumptions are described in Note 12 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Form 10-K filed with the SEC for the year ended December 31, 2016. See page 50 for a more detailed discussion of our outstanding equity grants compared to current fair market value.
(4)	No amount in this column is attributable to above-market earnings on deferred compensation. The aggregate change in the actuarial present value of the accumulated benefit obligation of the defined benefit pension plan and Retirement Plan for Senior Officers for Messrs. Daniel P. Amos and Cloninger was a decrease of $1,299,019 and $243,315, respectively. Mr. Crawford is not eligible to participate in the defined benefit plans because the plans were frozen prior to his hire date. See the “Pension Benefits” section and the accompanying table beginning on page 52 for a more detailed discussion of the retirement plans.
(5)	Additional information regarding all other compensation is provided in the “All Other Compensation” or “Perquisites” tables detailed on the following page.

AFLAC INCORPORATED 2017 PROXY STATEMENT	47

2016 Summary Compensation Tables | 2016 All Other Compensation

2016 All Other Compensation

The following table identifies the amount of each item included for 2016 in the All Other Compensation column in the 2016 Summary Compensation Table on previous page.

	Perquisites		Company Contribution	Renewal
	and Other Personal		to Nonqualified Deferred	Commissions from
	Benefits	Company Contribution	Compensation	Previous Job
	(1)	to 401(k) Plan	(2)	(3)	Total
Name	($)	($)	($)	($)	($)
Daniel P. Amos	305,052	7,950	—	—	313,002
Frederick J. Crawford	131,573	7,950	315,105	—	454,628
Kriss Cloninger III	131,459	7,950	—	—	139,409
Paul S. Amos II	1,554,780	7,950	—	16,595	1,579,325
Eric M. Kirsch	9,331	7,950	—	—	17,281

(1)	Perquisites are more fully described in the Perquisites table below.
(2)	Includes $315,105 of a Company deferred compensation contribution for Mr. Crawford. This amount has been included in the 2016 Nonqualified Deferred Compensation table below.
(3)	Amounts are for earned renewal sales commissions before expenses on Aflac U.S. products sold before Mr. Paul S. Amos II became an Aflac employee.

2016 Perquisites

The following table identifies the incremental cost to the Company of each perquisite included for 2016 in the All Other Compensation table above.

			International				Total Perquisites
	Personal Use of	Security	Assignment	Tax Related	Relocation		and Other Personal
	Company Aircraft	Services	Allowance	Reimbursements	Expenses	Other	Benefits
	(1)	(2)	(3)	(4)	(5)	(6)	(7)
Name	($)	($)	($)	($)	($)	($)	($)
Daniel P. Amos	66,659	237,446	—	—	—	947	305,052
Frederick J. Crawford	—	1,046	—	15,121	90,197	25,209	131,573
Kriss Cloninger III	108,344	372	—	—	—	22,743	131,459
Paul S. Amos II	136,007	4,620	65,221	1,336,786	—	12,146	1,554,780
Eric M. Kirsch	—	—	—	106	—	9,225	9,331

(1)	Incremental cost for the personal use of corporate aircraft is the calculated standard hourly cost rate based upon actual operating expenses for corporate aircraft, including fuel costs, airport fees, catering, in-flight phone, and crew travel expenses. This rate is recalculated annually. The personal use of corporate aircraft has been authorized by the Board of Directors for security reasons and to maximize the effectiveness of the executives’ time. Included in the amount reported for Mr. Cloninger is $10,373 for attending meetings of an outside board on which he serves.
(2)	Incremental costs for security services include the salaries and benefits of security officers and the actual costs of any security equipment, monitoring and maintenance fees.
(3)	All expenses were incurred as a direct result of Mr. Paul S. Amos II’s overseas assignment in Tokyo, Japan, which ended on December 31, 2015. Certain amounts were paid in yen and all are converted to dollars by dividing the actual yen-denominated payments by the year-to-date December 31, 2016 weighted average exchange rate of 108.70 yen to the dollar.
(4)	Amount included in the tax-related reimbursements for Mr. Paul S. Amos II represents Japan taxes and tax gross-up payments ($1,336,786) paid by the Company in 2016 to satisfy tax obligations arising solely as a result of his international assignment. Amounts included in the tax-related reimbursements for Mr. Crawford represent tax gross-up payments for him that are related to his relocation expenses.
(5)	This amount represents certain relocation expenses of Mr. Crawford’s paid by the Company, including $45,000 for real estate commissions and $15,400 for duplicate housing.
(6)	Amounts included in the Other column are charges for guest travel in the amount of $947 (Daniel P. Amos), $25,037 (Mr. Crawford), $21,730 (Mr. Cloninger), $9,585 (Paul S. Amos II) and $975 (Mr. Kirsch). Messrs. Crawford, Cloninger and Paul S. Amos II incurred expenses for the use of Company automobile transportation in the U.S. Mr. Kirsch also incurred amounts totaling $8,150 for personal tax return preparation and financial planning.
(7)	Other than tax gross-ups reflected in the tax-related reimbursements, the Company did not gross up for tax purposes any of the other perquisites described in this table.

48	AFLAC INCORPORATED 2017 PROXY STATEMENT

2016 Summary Compensation Tables | 2016 Grants Of Plan-Based Awards

2016 Grants Of Plan-Based Awards

The following table provides information with respect to the 2016 grants of plan-based awards for the NEOs.

								All other
								Option
								Awards:	Exercise	Grant Date
Name and		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Number of Securities Underlying Options	or Base Price of Option Awards	Fair Value of Stock and Option Awards
Principal Position	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)
Daniel P. Amos	2/9/2016	—	—	—	40,038	80,075	80,075	—	—	4,638,745
	12/30/2016	—	—	—	65,623	131,246	131,246	—	—	9,134,722
	N/A	1,585,210	3,170,420	6,340,840	—	—	—	—	—	—
Frederick J. Crawford	2/9/2016	—	—	—	9,667	19,334	19,334	—	—	1,120,019
	2/9/2016	—	—	—	—	—	—	22,534	57.93	280,003
	8/9/2016	—	—	—	2,052	4,104	4,104	—	—	300,043
	N/A	437,500	875,000	1,750,000	—	—	—	—	—	—
Kriss Cloninger III	2/9/2016	—	—	—	25,028	50,055	50,055	—	—	2,899,686
	12/30/2016	—	—	—	35,005	70,010	70,010	—	—	4,872,696
	N/A	731,250	1,462,500	2,925,000	—	—	—	—	—	—
Paul S. Amos II	2/9/2016	—	—	—	9,667	19,334	19,334	—	—	1,120,019
	2/9/2016	—	—	—	—	—	—	22,534	57.93	280,003
	N/A	437,500	875,000	1,750,000	—	—	—	—	—	—
Eric M. Kirsch	2/9/2016	—	—	—	8,200	16,400	16,400	—	—	950,052
	2/9/2016	—	—	—	—	—	—	19,115	57.93	237,519
	N/A	593,800	1,187,600	2,375,200	—	—	—	—	—	—

(1)	The amounts shown in Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels for the NEOs under the Company’s MIP, based on the achievement of certain performance goals approved by the Compensation Committee. For additional information, please see “Elements of Our Executive Compensation Program—Management Incentive Plan (MIP)” beginning on page 33. For each Company performance goal, a minimum, target and maximum performance level is specified. The amount paid for each performance goal depends on the results attained.
(2)	The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards reflect the number of shares of PBRS. Those shares incorporate restrictions that will lapse upon the attainment of performance goals set by the Compensation Committee. Awards vest on the third anniversary of the grant date, based on the attainment of the three-year cumulative target performance goal for Company RBC ratios. Performance shares will vest based on the three-year period 2016 to 2018, calculated as the arithmetic average. For the three years, the awards will be earned upon achieving a minimum of 50% with a maximum of 100%. All NEOs possess the same rights as all other holders of Common Stock in respect of the shares underlying the PBRS, including all incidents of ownership (except the right to transfer the shares while they remain subject to forfeiture) and the right to vote such shares. The dividends accrued on the award shares will be reinvested in Common Stock at the same dividend rate received by other holders of Common Stock. Those additional restricted shares will be held in the NEO book entry account subject to the same terms and conditions attributable to the original grant, until such time as all restrictions have lapsed on the shares of Common Stock with respect to which the dividend was accrued.

AFLAC INCORPORATED 2017 PROXY STATEMENT	49

2016 Summary Compensation Tables | 2016 Outstanding Equity Awards At Fiscal Year-End

2016 Outstanding Equity Awards At Fiscal Year-End

The following table provides certain information with respect to the equity awards outstanding at the 2016 fiscal year-end for the NEOs.

	Option Awards					Stock Awards
							Equity Incentive Plan Awards:
							Number of	Market or Payout Value of Unearned
		Number of Securities Underlying		Option			Unearned Shares, Units or Other Rights That Have	Shares, Units or Other Rights That Have
		Unexercised Options		Exercise	Option	Stock	Not Vested	Not Vested
	Option Grant	Exercisable	Unexercisable	Price	Expiration	Award Grant	(1)	(2)
Name	Date	(#)	(#)	($)	Date	Date	(#)	($)
Daniel P. Amos	2/12/08	128,541		61.810	2/12/18
	8/12/08	261,952		55.720	8/12/18
	2/10/09	155,712		22.130	2/10/19
	8/11/09	324,915		40.230	8/11/19
	2/09/10	146,386		47.060	2/09/20
	8/10/10	216,402		50.890	8/10/20
	2/08/11	152,752		57.900	2/08/21
	8/09/11	163,797		39.610	8/09/21
						2/11/14	36,947	2,571,511
						2/10/15	64,777	4,508,479
						12/31/15	17,330	1,206,168
						2/09/16	82,040	5,709,984
						12/30/16	131,246	9,134,722
Frederick J. Crawford	7/01/15		21,348	62.430	7/01/25
						7/01/15	14,099	981,290
	2/09/16		22,534	57.930	2/09/26
						2/09/16	19,809	1,378,706
						8/09/16	4,152	288,979
Kriss Cloninger III	2/08/11	80,750		57.900	2/08/21
	2/14/12	47,950		48.560	2/14/22
	2/12/13	47,950		49.500	2/12/23
	2/11/14	38,769		62.410	2/11/24
						2/11/14	45,634	3,176,126
						2/10/15	51,606	3,591,778
						2/09/16	51,284	3,569,366
						12/30/16	70,010	4,872,696
50	AFLAC INCORPORATED 2017 PROXY STATEMENT

2016 Summary Compensation Tables | 2016 Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
							Equity Incentive Plan Awards:
							Number of	Market or Payout Value of Unearned
		Number of Securities Underlying		Option			Unearned Shares, Units or Other Rights That Have	Shares, Units or Other Rights That Have
		Unexercised Options		Exercise	Option	Stock	Not Vested	Not Vested
	Option Grant	Exercisable	Unexercisable	Price	Expiration	Award Grant	(1)	(2)
Name	Date	(#)	(#)	($)	Date	Date	(#)	($)
Paul S. Amos II	2/12/08	38,000		61.810	2/12/18
	2/10/09	41,482		22.130	2/10/19
	2/09/10	33,000		47.060	2/09/20
	2/08/11	28,050		57.900	2/08/21
	2/14/12	21,100		48.560	2/14/22
	2/12/13	21,100		49.500	2/12/23
	9/30/13	4,661		61.990	9/30/23
	2/11/14		19,582	62.410	2/11/24
						2/11/14	28,571	1,988,542
	2/10/15		26,306	61.450	2/10/25
						2/10/15	18,694	1,301,102
	2/09/16		22,534	57.930	2/09/26
						2/09/16	19,809	1,378,706
Eric M. Kirsch	2/11/14		17,152	62.410	2/11/24
						2/11/14	20,189	1,405,154
	2/10/15		24,487	61.450	2/10/25
						2/10/15	16,375	1,139,700
	2/09/16		19,115	57.930	2/09/26
						2/09/16	16,803	1,169,489

(1)	Includes dividend shares accumulated as of December 31, 2016, for PBRS awards granted as follows: awards granted on February 11, 2014, February 10, 2015, December 31, 2015, and February 9, 2016, respectively, of 2,639, 3,144,415 and 1,965 shares for Daniel P. Amos; awards granted on July 1, 2015, February 9, 2016, and August 9, 2016, respectively, of 516,475, and 48 shares for Mr. Crawford; awards granted on February 11, 2014, February 10, 2015, and February 9, 2016, respectively, of 3,259, 2,505, and 1,229 shares for Mr. Cloninger; 2,040,907, and 475 for Paul S. Amos II; and 1,442,795, and 403 shares for Mr. Kirsch.
(2)	Based on the per share closing price of our Common Stock of $69.60 as of December 30, 2016.

Grant Date	Options Vesting Schedule
02/11/14	100% vesting on the third anniversary of the option for Messrs. Paul S. Amos II and Kirsch
02/10/15	100% vesting on the third anniversary of the option for Messrs. Paul S. Amos II and Kirsch
07/01/15	100% vesting on the third anniversary of the option for Mr. Crawford
02/09/16	100% vesting on the third anniversary of the option for Messrs. Crawford, Paul S. Amos II and Kirsch

AFLAC INCORPORATED 2017 PROXY STATEMENT	51

2016 Summary Compensation Tables | 2016 Option Exercises and Stock Vested

Stock Award Grant Date	Stock Award Vesting Schedule
02/11/14	Graded vesting based on the attainment of the cumulative target performance goals for RBC ratios, SMR, and OROE of Aflac for three consecutive calendar years beginning with the year of grant. Each year a credit will be earned with a minimum of 50% and a maximum of 150% as measured at each year-end. The final award on 2/14/2017 was vested with a maximum payout of 100% based on the arithmetic average of the credit earned each year.
02/10/15 and 07/01/15	Graded vesting on the third anniversary of the award based on the attainment of the cumulative target performance goal for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. Each year a credit will be earned with a minimum of 50% and a maximum of 150% as measured at each year-end. The final award will be the arithmetic average of the credit earned each year, but with a maximum payout of 100%.
12/31/15	Graded vesting of the award based on the attainment of the cumulative target performance goals for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. Each year a credit will be earned with a minimum threshold of 50% and a maximum of 150% as measured at each year-end. The final award will be the arithmetic average of the credit earned each year, but with a maximum payout of 100%.
02/09/16 and 08/09/16	Cliff vesting on the third anniversary of the award based on the attainment of the cumulative target performance goals for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. For the three year period, stock will vest at 50% if the threshold RBC ratio is achieved and 100% if target is attained.
12/30/16	Cliff vesting on 2/9/2019 of the award based on the attainment of the cumulative target performance goals for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. For the performance period, stock will vest at 50% if threshold RBC ratio is achieved and 100% if target is attained.

2016 Option Exercises and Stock Vested

The following table provides information with respect to options exercised and stock awards vested during 2016 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel P. Amos	477,621	9,935,779	198,599	13,665,431
Frederick J. Crawford	—	—	—	—
Kriss Cloninger III	104,000	1,171,040	55,380	3,173,832
Paul S. Amos II	—	—	24,350	1,395,498
Eric M. Kirsch	21,100	407,546	24,350	1,395,498

Pension Benefits

The Company maintains tax-qualified, noncontributory defined benefit pension plans that cover the NEOs other than Mr. Crawford, and nonqualified supplemental retirement plans covering the NEOs other than Messrs. Crawford and Kirsch. All of these plans were frozen before Mr. Crawford joined the Company.

The Company does not credit extra years of service under any of its retirement plans, unless required by employment agreements upon certain termination events. Messrs. Daniel P. Amos and Cloninger are eligible to receive immediate retirement benefits. For Mr. Daniel P. Amos, retirement benefits fall under the provisions of the U.S. tax-qualified plan and the Retirement Plan for Senior Officers. For Messrs. Cloninger and Paul S. Amos II, retirement benefits fall under the U.S. tax-qualified plan and the Supplemental Executive Retirement Plan. For Mr. Kirsch, retirement benefits fall under the U.S. tax-qualified plan.

52	AFLAC INCORPORATED 2017 PROXY STATEMENT

2016 Summary Compensation Tables | Pension Benefits

Qualified Defined Benefit Pension Plan

The Aflac Incorporated Defined Benefit Pension Plan (“Plan”) is a funded tax-qualified retirement program that covers all eligible U.S.-based employees. Benefits under the Plan are calculated in accordance with the following formula:

1% of average final monthly compensation	x	years of credited service up to 25 years	+	.5% of average final monthly compensation	x	years of credited service in excess of 25 years

For purposes of the Plan, final average monthly compensation is the participant’s highest average compensation (salary and non-equity incentive plan compensation) during any five consecutive years of service within the ten consecutive plan years of service immediately preceding retirement. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65. Participants also become eligible for full retirement benefits when their years of credited service plus age equals or exceeds 80. Participants with at least fifteen years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55. The Plan was frozen to new employees hired, or former employees rehired, on or after October 1, 2013. During the fourth quarter of 2013, active participants in the Plan were given the option to exit the Plan and receive a non-elective 401(k) matching contribution.

Benefits payable under the Plan are not subject to adjustment for Social Security benefits or other offsets. The benefits are paid monthly over the life of the participant, with joint and survivor options available at actuarially reduced rates. The maximum annual retirement benefit was limited, in accordance with Section 415 of the Internal Revenue Code, to $210,000 for 2016. The maximum annual compensation that may be taken into account when calculating retirement benefits was limited, in accordance with Section 401(a)(17) of the Internal Revenue Code, to $265,000 for 2016. The limitation amounts for future years will be indexed for cost-of-living adjustments.

Supplemental Executive Retirement Plan

The Company’s Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Plan. Participation in the SERP is limited to certain key employees as periodically designated by the Compensation Committee. Currently, Messrs. Cloninger and Paul S. Amos II participate in the SERP. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. The SERP was frozen to new participants effective January 1, 2015.

The SERP includes a four-tiered benefit formula that provides for a benefit based on final three-year average compensation (base salary and non-equity incentive plan compensation) earned for a calendar year as described below. The annual benefit varies based on the participant’s age at retirement: 40% is paid to someone who retires between the ages of 55 and 59, 50% is paid to someone who retires between the ages of 60 and 64, and 60% is paid to someone who retires at or after the age of 65. A reduced 30% benefit is available to participants with at least fifteen years of service who terminate employment prior to age 55.

Benefits generally are payable in the form of an annuity for the life of the participant. The participant may elect to receive reduced lifetime benefits, in which case any surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. Benefits are calculated based upon the average annual compensation for the three consecutive calendar years out of the final ten consecutive calendar years of employment that yield the highest average. Benefits under the SERP are subject to offset for amounts paid under the qualified Plan.

Retirement Plan for Senior Officers

The CEO is the only active employee who participates in the Retirement Plan for Senior Officers (“RPSO”). Participants in the RPSO receive full compensation for the first twelve months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation (base salary plus non-equity incentive), or 54% of final compensation with 50% of final compensation to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either the compensation paid during the last twelve months of active employment with the Company or the highest compensation received in any calendar year of the last ten years preceding the date of retirement.

AFLAC INCORPORATED 2017 PROXY STATEMENT	53

2016 Summary Compensation Tables | Nonqualified Deferred Compensation

Generally, no benefits are payable until the participant accumulates ten years of credited service at age 60, or twenty years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than twenty years credited service. The CEO has 43 years of credited service, meaning he is fully vested for retirement benefits under the RPSO. The RPSO was frozen to new participants on January 1, 2009.

All benefits under the RPSO are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses also are entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the RPSO are not subject to Social Security or qualified Plan offsets.

2016 Pension Benefits

The following table provides certain information regarding the Company’s pension benefits at December 31, 2016, and for the year then ended.

		Number of Years Credited Service	Present Value of Accumulated Benefit*	Change from Prior Year	Payments During Last Fiscal Year
Name	Plan Name	(#)	($)	($)	($)
Daniel P. Amos	Retirement Plan for Senior Officers	43	51,886,230	(1,367,308)	—
	Aflac Incorporated Defined Benefit Pension Plan	43	1,217,141	68,289
Frederick J. Crawford	Aflac Incorporated Defined Benefit Pension Plan	—	—	—	—
Kriss Cloninger III	Supplemental Executive Retirement Plan	25	22,349,210	(312,810)	—
	Aflac Incorporated Defined Benefit Pension Plan	25	798,001	69,495
Paul S. Amos II	Supplemental Executive Retirement Plan	12	6,489,736	1,362,728	—
	Aflac Incorporated Defined Benefit Pension Plan	12	280,054	40,031
Eric M. Kirsch	Aflac Incorporated Defined Benefit Pension Plan	5	133,497	36,505	—

*	Assumed retirement age for all calculations was the earliest retirement age for unreduced benefits. Assumptions used to calculate pension benefits are more fully described in Note 14, “Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016.

Nonqualified Deferred Compensation

The following 2016 Nonqualified Deferred Compensation table shows, for Messrs. Daniel P. Amos and Crawford, Company contributions to, and earnings and account balances under, the Aflac Incorporated Executive Deferred Compensation Plan (“EDCP”), an unfunded, unsecured deferred compensation plan.

2016 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Daniel P. Amos(1)	—	441,100	335,309	—	6,194,606
Frederick J. Crawford(2)	—	315,105	—	—	315,105
Kriss Cloninger III	—	—	—	—	—
Paul S. Amos II	—	—	—	—	—
Eric M. Kirsch	—	—	—	—	—

(1)	The $441,100 deferred compensation for Mr. Daniel P. Amos is included in the Summary Compensation Table for the current year. Additionally, previous years’ deferrals included in the Aggregate Balance column were reported as compensation in prior periods.
(2)	The $315,105 deferred compensation for Mr. Crawford represents unvested Company-funded executive employer contributions in the amount of 15% of Mr. Crawford’s annual compensation (base salary plus MIP). The funds for 2016 will be credited to the EDCP in March 2017. This is an annual contribution approved by the Compensation Committee since Mr. Crawford is not eligible to participate in the Pension Plan or SERP. Annual contributions will be 100% vested on the earlier of (i) the later of 15 years of employment or 5 years participation, (ii) age 65, (iii) change in control, (iv) death, or, (v) disability. The amount shown in the table is included in the Summary Compensation Table for the current year in the All Other Compensation column.
(3)	The Company does not pay or credit above-market earnings on amounts deferred by or on behalf of executives.

54	AFLAC INCORPORATED 2017 PROXY STATEMENT

2016 Summary Compensation Tables | Potential Payments Upon Termination or Change in Control

The EDCP allows certain U.S.-based officers, including the NEOs (the “Participants”), to defer up to 75% of their base salaries and up to 100% of their annual non-equity incentive awards. The Company may make discretionary matching or other discretionary contributions in such amounts, if any, that the Compensation Committee may determine each year.

The EDCP is subject to the requirements of Section 409A of the Internal Revenue Code. Deferred amounts earned and vested prior to 2005 (“grandfathered” amounts) under the EDCP are not subject to Section 409A’s requirements and continue to be governed generally under the terms of the EDCP and the tax laws in effect before January 1, 2005.

The amounts in the Aggregate Balance column include investment earnings (and losses) determined under phantom investments. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Company’s 401(k) Plan, except for Common Stock. Participants can change their investment selections (unless prohibited by the fund) in the same manner that applies to participants in the 401(k) Plan.

Each year, when Participants elect whether to defer compensation under the EDCP for the following year, they also elect the timing and form of future distributions arising from those deferrals, with a separate election permitted for each type of deferral (i.e., salary and non-equity incentive award). Specifically, a Participant may elect distributions beginning in a specific year (even if employment has not then ended) or beginning six months after the termination of employment. Participants may choose to have any distribution made in a lump sum or in up to ten annual installments. Distributions attributable to discretionary contributions are made in the form and at the time specified by the Company.

A Participant may delay the timing and form of distributions attributable to deferrals as long as the change is made at least twelve months before the initial distribution date. With respect to non-grandfathered amounts, new elections also must satisfy the additional requirements of Section 409A. In general, Section 409A provides that distributions may not be accelerated (other than for hardships) and any delayed distribution may not begin earlier than five years after the original distribution date.

Deferral amounts for which no distribution elections have been made are distributed in a lump sum six months after a Participant separates from service.

Potential Payments Upon Termination or Change in Control

For purposes of this section only, the “Company” refers to Aflac Incorporated or Aflac, as applicable. The Company has employment agreements with each of the NEOs. Except as described below, the agreements are similar in nature and contain provisions relating to termination, disability, death and a change in control of the Company.

Mr. Daniel P. Amos voluntarily waives all “golden parachute” and other severance components in his employment agreement. The elimination of these potential payments has been reflected in the 2016 Potential Payments Upon Termination or Change in Control table.

For the remaining NEOs, the Company remains obligated to continue compensation and benefits for the scheduled term of the agreement if the NEO’s employment is terminated by the Company without “good cause” or by the NEO with “good reason.” In addition, upon a termination by the Company without good cause or by the NEO for good reason, all outstanding equity awards become fully vested, except that equity awards subject to Company performance will remain subject to that performance. Mr. Kirsch entered into a new agreement effective January 1, 2016, that provides for termination and change of control compensation and benefits similar to the compensation and benefits provided for the other NEOs. Messrs. Cloninger and Paul S. Amos II are not entitled to continued compensation after earning the maximum benefit under the SERP; Mr. Cloninger has earned the maximum SERP benefit and, therefore, would not receive continued compensation. Mr. Kirsch does not participate in the SERP.

If an NEO’s employment is terminated by the Company for “good cause,” or by the NEO without “good reason,” the Company generally is obligated to pay compensation and benefits only to the date of termination (except that the NEO, to the extent otherwise eligible, is entitled to benefits under the RPSO or under the SERP if the termination is not for “good cause”). Under the NEOs’ employment agreements, “Good cause” generally means that in discretion of the Company, any of the following have occurred or exist: (i) the willful failure by the NEO to substantially perform assigned management duties (other than due to sickness, injury, or disability); (ii) intentional

AFLAC INCORPORATED 2017 PROXY STATEMENT	55

2016 Summary Compensation Tables | Potential Payments Upon Termination or Change in Control

conduct by the NEO causing substantial injury to the Company; or (iii) the conviction of or plea of guilty by the NEO to a felony. “Good reason” is defined to include (i) a material breach of the employment agreement by the Company; (ii) a material diminution or change in the NEO’s title, duties, or authority; or (iii) a material relocation of the Company’s principal offices (or in Mr. Kirsch’s case, the Company’s principal New York office or his own office). Upon voluntary termination without “good reason” or termination by the Company for “good cause,” an NEO is prohibited for a two-year period from directly or indirectly competing with the Company.

The NEOs’ employment agreements provide that compensation and benefits continue for certain specified periods in the event the NEO becomes totally disabled. The amount of continued compensation for Messrs. Cloninger and Paul S. Amos II will be reduced by 60% if they are eligible for the maximum benefit percentage under the SERP. Mr. Cloninger has earned the maximum SERP benefit and, therefore, would be subject to this 60% reduction. Upon the death of an NEO, the NEO’s estate is to be paid an amount, over a three-year period, equal to the NEO’s base salary and any non-equity incentive awards actually paid during the last three years of the NEO’s life.

Upon a “change in control” of the Company, employment agreements for the NEOs (other than Mr. Daniel P. Amos) are extended for an additional three-year period. If, following a change in control, the employment of an NEO (other than Mr. Daniel P. Amos) with the Company is terminated by the Company without “good cause” or by the NEO for “good reason,” the Company must pay to the NEO, among other payments but in lieu of any further salary payments, a lump-sum severance payment equal to three times the sum of the NEO’s base salary and non-equity incentive award under the MIP (as paid during periods specified in the agreement). If either of Messrs. Cloninger or Paul S. Amos II has attained the maximum benefit percentage under the SERP at the time of his termination following a change in control, he will not receive the lump sum award described above. Mr. Cloninger has earned the maximum SERP benefit and, therefore, would not receive this amount. Amounts payable upon a change of control will be reduced to the extent they are not deductible by the Company for income tax purposes. If, following a change of control, the employment of an NEO with the Company is terminated by the Company without “good cause” or by the NEO for “good reason,” all of that NEO’s outstanding equity awards (except in the case of Mr. Amos) will become fully vested, and all performance criteria will be considered satisfied at the maximum performance level.

A “change in control” generally is deemed to occur when (i) a person or group acquires ownership of 50% or more of the Common Stock; (ii) a person or group acquires ownership of 30% or more of the Common Stock over a consecutive twelve-month period; (iii) during any period of twelve consecutive months, individuals who constitute the Board are replaced without endorsement by a majority of the Board members at the beginning of the period; or (iv) a person or group acquires ownership of 40% or more of the total gross fair market value of the Company’s assets.

Each of Messrs. Cloninger and Paul S. Amos II is a participant in the SERP, but Mr. Paul S. Amos II is not yet fully vested. Under the SERP, in the event the Company terminates a participant’s employment within two years after a change in control other than for cause, or a participant terminates employment during such period for good reason, the participant will become 100% vested in his retirement benefits and entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which he would have been entitled had he remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” will be deemed to occur under the same circumstances described above but only with respect to the Company (and not with respect to any of its subsidiaries). “Cause” for this purpose generally means (i) the participant’s continued failure to substantially perform his duties with the Company (other than due to illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board, (ii) the participant’s engaging in conduct materially injurious to the Company, or (iii) the participant’s conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude. “Good reason” is defined for this purpose to include various adverse changes in employment status, duties, or compensation and benefits following a “change in control.”

The following table reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment under various termination scenarios. The amounts shown assume in all cases that the termination was effective on December 31, 2016, and therefore include amounts earned through such time and estimates of the amounts that would be paid to the NEOs upon their termination. Because a number of factors affect the nature and amount of any benefits actually paid, amounts paid or distributed may be different from those shown below. Messrs. Daniel P. Amos and Cloninger are the only NEOs who are eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information about these benefits.

56	AFLAC INCORPORATED 2017 PROXY STATEMENT

2016 Summary Compensation Tables | Potential Payments Upon Termination or Change in Control

As noted in the table below, the benefits provided and requirements imposed vary with the circumstances under which the termination occurs. Additional relevant information is provided under “Pension Benefits” and “Nonqualified Deferred Compensation” above.

2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Before Change in Control
		Company						Change
		Termination		Voluntary				in Control
		without "Good		Termination				Termination
		Cause" or	Company	without "Good	Voluntary			without "Good
		by Employee	Termination for	Reason"	Termination			Cause" or
		for "Good	"Good	and No	with			for "Good
		Reason"	Cause"	Competition	Competition	Death	Disability	Reason"
		(1)	(2)	(3)	(4)	(5)	(6)	(7)
Name	Benefit	($)	($)	($)	($)	($)	($)	($)
Daniel P. Amos	Salary	—	—	—	—	4,323,300	2,161,650	—
	Non-equity Incentive Award(8)	—	—	—	—	15,080,719	7,326,662	—
	Severance	—	—	—	—	—	—	—
	Retirement(9)	51,886,230	51,886,230	51,886,230	—	27,325,103	51,951,177	51,886,230
	Health & Welfare Benefits(10)	2,300,327	2,300,327	2,300,327	—	150,880	2,318,341	2,300,327
	Stock Options & Awards(11)	23,130,864	—	8,286,158	8,286,158	23,130,864	23,130,864	23,130,864
	Totals	77,317,421	54,186,557	62,472,715	8,286,158	70,010,866	86,888,694	77,317,421
Frederick J. Crawford	Salary	1,750,000	—	—	—	2,100,000	1,050,000	—

	Non-equity Incentive Award(8)	3,501,750	—	—	—	4,301,402	2,101,050	—
	Severance	—	—	—	—	—	—	4,498,956
	Retirement(9)	19,875	—	—	—	315,105	799,688	315,105
	Health & Welfare Benefits(10)	31,333	—	—	—	—	18,800	37,599
	Stock Options & Awards(11)	3,065,013	—	—	—	3,065,013	3,065,013	3,065,013
	Totals	8,367,971	—	—	—	9,781,520	7,034,551	7,916,673
Kriss Cloninger III	Salary	—	—	—	—	2,925,000	585,000	—
	Non-equity Incentive Award(8)	—	—	—	—	6,997,396	1,392,917	—
	Severance	—	—	—	—	—	—	—
	Retirement(9)	22,366,766	—	22,349,210	—	13,741,890	22,406,648	22,349,210
	Health & Welfare Benefits(10)	150,713	122,698	122,698	122,698	122,698	141,727	160,756
	Stock Options & Awards(11)	15,209,966	—	6,767,904	6,767,904	15,209,966	15,209,966	15,209,966
	Totals	37,727,445	122,698	29,239,812	6,890,602	38,996,950	39,736,258	37,719,932
Paul S. Amos II	Salary	1,400,000	—	—	—	2,045,800	1,050,000	—
	Non-equity Incentive Award(8)	3,239,214	—	—	—	3,993,200	2,346,057	—
	Severance	—	—	—	—	—	—	6,958,821
	Retirement(9)	15,900	—	—	—	3,257,034	5,368,538	5,306,195
	Health & Welfare Benefits(10)	25,372	—	—	—	—	19,029	38,058
	Stock Options & Awards(11)	5,286,580	—	—	—	5,286,580	5,286,580	5,286,580
	Totals	9,967,066	—	—	—	14,582,614	14,070,204	17,589,654
Eric M. Kirsch	Salary	1,187,600	—	—	—	1,745,300	890,700	—
	Non-equity Incentive Award(8)	4,524,756	—	—	—	5,562,561	2,859,609	—
	Severance	—	—	—	—	—	—	8,568,534
	Retirement(9)	30,854	—	—	—	—	58,206	—
	Health & Welfare Benefits(10)	25,372	—	—	—	—	19,029	38,058
	Stock Options & Awards(11)	4,260,307	—	—	—	4,260,307	4,260,307	4,260,307
	Totals	10,028,899	—	—	—	11,568,168	8,087,851	12,866,899

AFLAC INCORPORATED 2017 PROXY STATEMENT	57

2016 Summary Compensation Tables | Potential Payments Upon Termination or Change in Control

(1)	Each of Messrs. Crawford, Paul S. Amos II and Kirsch are entitled to salary continuation and non-equity incentive award payments for the remaining term of their respective employment agreements. Such payments would not be paid to Mr. Daniel P. Amos, who voluntarily gave up his right to such payments, or Mr. Cloninger, who has earned the maximum percentage of benefits available under the SERP. Health and welfare benefits would continue for the remainder of the contract term, except for Mr. Daniel P. Amos, who is entitled to health and welfare benefits under the RPSO. The table also reflects the value of continued medical benefits for Mr. Cloninger’s spouse and dependents payable under his employment agreement.
(2)	Termination for good cause eliminates the salary continuation and non-equity incentive award obligation for the remainder of the contract period, and the executive (except for Mr. Daniel P. Amos) forfeits his participation in any supplemental retirement plan. In addition, all equity awards, whether vested or unvested, are forfeited.
(3)	Voluntary termination by the executive without good reason eliminates the salary continuation and non-equity incentive award obligations for the remainder of the contract term. In addition, nonvested equity awards will be forfeited, except in the case of Messrs. Daniel P. Amos and Cloninger, who are retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date employment terminates (subject to satisfaction of performance goals).
(4)	Any executive who competes with the Company after termination will forfeit the right to any further salary and non-equity incentive award payments and any benefits under the RPSO and SERP. In addition, nonvested equity awards will be forfeited, except in the case of Messrs. Daniel P. Amos and Cloninger, who are retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date employment terminates (subject to satisfaction of performance goals).
(5)	Upon the executive’s death, his estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and non-equity incentive award paid in the previous 36 months of his life, or if the executive was employed less than 36 months, the amount he would have been paid if he had survived for the full 36-month period. Additionally, retirement benefits in this column include the present value of the accumulated benefit obligation for a surviving spouse annuity under the RPSO for Mr. Daniel P. Amos and under the SERP for Messrs. Cloninger and Paul S. Amos II. Messrs. Crawford and Kirsch do not participate in the SERP. Mr. Crawford participates in a Company-funded EDCP, which will vest at death. The NEOs and other officers also are eligible for life insurance benefits along with, and on the same basis as, the Company’s other salaried employees.
(6)	Disability benefits are generally payable for 18 months, while the executive remains employed during his disability. Any disability benefits paid in the form of salary continuation or non-equity incentive awards would be offset by the maximum annual amount allowed ($144,000) under the Company-sponsored disability income plan. Mr. Crawford participates in a Company-funded EDCP, which would vest at disability. Mr. Cloninger’s benefit is reduced by 60% since he has qualified for the maximum percentage of benefits available under the SERP.
(7)	Upon termination after a change in control, Messrs. Crawford, Kirsch and Paul S. Amos II would each be entitled a lump-sum severance payment of three times the sum of: (i) annual base salary in effect immediately prior to the change in control, and (ii) the higher of the non-equity incentive award paid in the year preceding the termination date or the year preceding the change in control. Mr. Daniel P. Amos has waived his severance payment. Mr. Cloninger would not receive this severance payment since he has reached the maximum percentage of benefits available under the SERP.
(8)	The non-equity incentive award amounts on this line do not include the 2016 non-equity incentive awards that were paid to the NEOs in March 2017, and which were nonforfeitable as of December 31, 2016, under all circumstances other than termination for competition.
(9)	Amounts in this row generally include (i) the present value of the applicable benefits payable under the RPSO and SERP, and (ii) certain additional amounts determined under the executive’s employment agreement in lieu of continued participation in the Company’s broad-based retirement plans. However, amounts included in this column reflecting benefits payable under the SERP may differ from the amounts shown in the Pension Benefits table due to reduced SERP benefits payable upon termination for “good cause” or death, and, for Mr. Paul S. Amos II, because he has less than the required years of credited service to qualify for certain pension benefits.
(10)	Amounts in this row generally represent the estimated lump sum present value of all premiums that would be paid by the Company for applicable health and welfare benefits. The value shown for Mr. Daniel P. Amos includes his post-employment medical benefits under the RPSO for his life and the life of his spouse; the value of certain other welfare benefits; and non-medical fringe benefits (including office space) for his life. These amounts would not be payable if Mr. Daniel P. Amos became engaged in any activity that competes with the Company. The value of health coverage for each of Mr. Cloninger, Mr. Paul S. Amos II, Mr. Crawford, and Mr. Kirsch is the monthly cost of Company-paid premiums for active employee coverage under the health plan multiplied by the number of months of Company-paid continued coverage for which he is eligible as determined under his employment agreement. The value of Mr. Cloninger’s health coverage also includes the actuarially calculated value of the Company’s obligation to provide continued medical coverage for his spouse and dependent children pursuant to the terms of his employment agreement.
(11)	Represents the estimated value of accelerated vesting of stock options and restricted stock awards. The value for stock options and restricted stock awards was determined as follows: for stock options, the excess of the per share closing price on the NYSE on the last business day of the year over the per share option exercise price, multiplied by the number of unvested option shares; for restricted stock awards, the number of unvested stock awards multiplied by the same per share closing price used for options. The values of these awards that are performance-based assume maximum performance goals were achieved.

58	AFLAC INCORPORATED 2017 PROXY STATEMENT

2016 Summary Compensation Tables | Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans Approved by Shareholders	6,424,390	$52.56	8,770,662*
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	6,424,390	$52.56	8,770,662

*Of the shares listed in column (c), 6,204,633 shares are available for grant other than in the form of options, warrants, or rights (i.e., in the form of restricted stock or restricted stock units).

AFLAC INCORPORATED 2017 PROXY STATEMENT	59

Proposal 2: Advisory Vote on Executive Compensation

We believe our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Since 2008, we have voluntarily provided our shareholders an annual advisory vote (commonly known as “Say-on-Pay”) now required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officers through the following resolution:

“Resolved, that the shareholders approve the compensation of the Company’s named executive officers, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including as disclosed in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative discussion in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

We are committed to achieving a high level of total return for our shareholders. From August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2016, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 5,462%, compared with 1,341% for the Dow Jones Industrial Average, 1,101% for the S&P 500 Index, and 865% for the S&P Life & Health Insurance Index.

FOR	The Board of Directors unanimously recommends a vote “for” approval of the advisory vote on executive compensation.

60	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 3: Advisory Vote on Frequency of Future Say-On-Pay Votes

As described in Proposal No. 2 above, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. The rules of the Securities and Exchange Commission require us to allow our shareholders the opportunity, at least once every six years, to cast an advisory vote on how often we should include advisory votes on the compensation of our named executive officers in our proxy materials for future shareholder meetings. Under this proposal, shareholders may vote to have the Say-on-Pay vote every year, every two years or every three years, or may abstain from voting:

“RESOLVED, that the shareholders of the Company indicate, by their vote on this resolution, whether the vote on the compensation of the Company’s named executive officers, pursuant to Rule 14a-21(b) of the Exchange Act, should take place every year, every two years or every three years.”

Each year since 2008, we have voluntarily provided our shareholders a Say-on-Pay vote. We believe our shareholders should be allowed a Say-on-Pay vote every year so they have a consistent opportunity to express their views on our executive pay program and policies. Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering how often to include a Say-on-Pay vote in our proxy materials.

FOR	The Board of Directors unanimously recommends holding an advisory vote on executive compensation of every “year.”

AFLAC INCORPORATED 2017 PROXY STATEMENT	61

Audit and Risk Committee Report

Audit and Risk Committee Report

The Audit and Risk Committee of the Company’s Board of Directors is composed of six Directors, each of whom, the Board has determined, is independent as defined by the NYSE listing standards and SEC rules and is financially literate. The Board of Directors also has determined that all members of the Audit and Risk Committee qualify as audit committee financial experts as defined by the SEC rules. The Audit and Risk Committee operates under a written charter adopted by the Board of Directors. The charter, which is annually reviewed and complies with all current regulatory requirements, can be viewed on the Company’s website, www.aflac.com, by clicking on “Investors,” then “Corporate Governance,” then “Audit and Risk Committee.”

In 2016, the Audit and Risk Committee met eleven times. During these meetings the Audit and Risk Committee reviewed and discussed with management, KPMG (the Company’s independent registered public accounting firm), the internal auditors, the chief risk officer, the general counsel and others a variety of topics, including the Company’s earnings releases and SEC filings related to quarterly and annual financial statements, statutory insurance financial statement filings, and the Company’s system of internal control over financial reporting. The Audit and Risk Committee has discussed with, and received regular status reports from, the Company’s Director of internal audit and KPMG on the overall scope and plans for their audits of the Company. The Audit and Risk Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit and Risk Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding the reporting related to internal control over financial reporting. The monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG. The Audit and Risk Committee also has reviewed the certifications of Company executive officers contained in the Annual Report on Form 10-K for the year ended December 31, 2016, as well as reports issued by KPMG related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit and Risk Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. In accordance with SEC rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For the lead audit partner, the maximum number of consecutive years of service in that capacity is five years. The process for selecting the lead audit partner for the Company pursuant to this rotation policy involves a meeting between the Chair of the Audit and Risk Committee and prospective candidates, as well as discussions with the full Audit and Risk Committee and with management. The Audit and Risk Committee evaluates the performance of KPMG, including the senior members of the audit engagement team, each year and determines whether to reengage it or to consider other audit firms. In doing so, the Audit and Risk Committee considers the quality and efficiency of the services provided; the firm’s global capabilities, particularly in the U.S. and Japan; its technical expertise; its tenure as the Company’s independent registered public accounting firm (KPMG has served in this capacity since 1973); and its knowledge of the Company’s operations and industry. Based on this review and discussions with members of senior management, the Audit and Risk Committee concluded it was in the best interest of the Company and the shareholders to recommend KPMG to the Board of Directors to serve as the Company’s independent registered public accounting firm during 2016. Although the Audit and Risk Committee has the sole authority to appoint the independent auditors, the Audit and Risk Committee will continue its long-standing practice of recommending that the Board ask the shareholders to ratify this appointment (see RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 4)).

The Audit and Risk Committee also discussed with KPMG those matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the PCAOB). The Audit and Risk Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Risk Committee concerning independence and has discussed with KPMG its independence. The Audit and Risk Committee considered with KPMG whether the provision of non-audit services provided by it to the Company during 2016 was compatible with its independence.

62	AFLAC INCORPORATED 2017 PROXY STATEMENT

Audit and Risk Committee Report

In performing all of these functions the Audit and Risk Committee acts in an oversight capacity. The Audit and Risk Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role the Audit and Risk Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of KPMG, which is engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of KPMG, the Audit and Risk Committee has recommended to the Board of Directors, and the Board has approved, the audited financial statements to be included in the Company’s Annual report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

For additional information, see the “The Audit and Risk Committee” section on page 22.

Audit and Risk Committee

Douglas W. Johnson, Chairman
W. Paul Bowers
Charles B. Knapp
Karole F. Lloyd
Joseph L. Moskowitz
Melvin T. Stith

Related Person Transactions

The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with our Code of Business Conduct and Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or not inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy that requires the Audit and Risk Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit and Risk Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any of the following had, has, or will have a direct or indirect material interest: (i) a Director, (ii) an executive officer, (iii) a holder of more than 5% of the Company’s outstanding shares, (iv) an immediate family member of any of these persons, or (v) any firm, corporation or other entity in which one of these persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial interest. During its review, the Audit and Risk Committee considers a number of factors, including whether the related person transaction is on terms no less favorable to the Company than may reasonably be expected in arm’s-length transactions. The Audit and Risk Committee will only approve or ratify those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Each of the following ongoing transactions has been reviewed and ratified by the Audit and Risk Committee:

Kriss Cloninger III is President of the Company and a member of the Board of Directors. His son, Kriss Alan Cloninger, has been employed with the Company since 2013. Kriss Alan Cloninger is a Field Force Consultant. In 2016, his total compensation, including salary, bonuses, commissions and other benefits, was $185,913. The compensation for Kriss Alan Cloninger is commensurate with that of his peers.

AFLAC INCORPORATED 2017 PROXY STATEMENT	63

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

In February 2017, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for the fiscal year 2017, subject to ratification by the shareholders.

Representatives of KPMG LLP are expected to attend the 2017 Annual Meeting of Shareholders. These representatives may make a statement, and will be available to respond to appropriate questions.

The aggregate fees for professional services rendered to the Company by KPMG LLP for the years ended December 31, were as follows:

	2016	2015
Audit fees — Audit of the Company’s consolidated financial statements for the years ended December 31 *	6,560,473	$5,550,443
Audit-related fees **	274,700	164,500
Tax fees	1,927	1,895
Total fees:	$6,837,100	$5,716,838

* Includes $448,472 and $402,218, respectively, for the 2016 and 2015 audits of the Japan branch regulatory financial statements.

** Includes fees relating to audits of the Company’s benefit plans and SSAE 16 attestation reports.

The Audit and Risk Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit and Risk Committee pre-approves all audit and non-audit services provided by KPMG LLP in accordance with SEC rules, subject to the de minimis exceptions for non-audit services.

FOR	The Board of Directors unanimously recommends a vote “for” ratification of the selection of KPMG LLP as the company’s independent registered public accounting firm.

64	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 5: Proposal to Approve the Aflac Incorporated Long-Term Incentive Plan

(As Amended and Restated February 14, 2017)

The 2004 Aflac Incorporated Long-Term Incentive Plan (the “LTIP”) was originally approved by our shareholders at their annual meeting held on May 3, 2004. At their annual meeting held on May 7, 2012, our shareholders approved an amendment and restatement that extended the term of the LTIP and made certain other amendments.

The Compensation Committee (for purposes of this Proposal 5 and Proposal 6, the “Committee”) and the Board of Directors have approved an amendment and restatement of the LTIP (as amended and restated, the “2017 LTIP”) to make certain amendments, subject to shareholder approval. You are being asked to approve the 2017 LTIP, which includes approval of the performance goals for use in regard to performance-based awards under the 2017 LTIP. If this proposal is not adopted, the LTIP will have expired on April 30, 2017 and the 2017 LTIP will be null and void.

Proposed Amendments

If this proposal is adopted, the 2017 LTIP will include the following amendments to the LTIP, among others.

EXTENSION OF TERM

The term of the LTIP will be extended from April 30, 2017 to February 13, 2027. Awards outstanding upon expiration would remain in effect according to their terms. Absent extension, the LTIP will have expired on April 30, 2017 (although, again, awards outstanding upon expiration would remain in effect according to their terms).

SHARES SUBJECT TO THE LTIP

The Company previously reserved (and shareholders previously approved) 25,000,000 shares of Common Stock available for issuance under the LTIP, including 12,000,000 shares that may be awarded in respect of awards other than options or stock appreciation rights. As of December 31, 2016, 8,770,662 shares remained available for issuance under the LTIP.

If this proposal is adopted, there will be 37,500,000 shares of Common Stock available for issuance under the 2017 LTIP, including shares previously issued or reserved for issuance under the LTIP. The number of shares that may be awarded under the 2017 LTIP in respect of awards other than options or stock appreciation rights will be increased to 24,500,000, including shares previously issued or reserved for issuance in respect of such awards under the LTIP, such that 18,704,634 shares would be available for such awards under the 2017 LTIP. We are therefore asking for shareholder approval of an additional 12,500,000 shares to be available for grant under the 2017 LTIP, all of which would be available for grants of all award types, including incentive stock options within the meaning of Section 422 of the IRC.

Our long-term incentive program aligns the interests of our employees, consultants and Non-Management Directors with those of our shareholders. In furtherance of this objective, our Compensation Committee has considered, among other things, the following two metrics in making equity grants under our plans: “historical burn rate” and “overhang.” Our historical burn rate is equal to the number of shares subject to equity awards granted during a period, assuming the target payout for performance-based awards, in proportion to our weighted average number of outstanding shares during such year. Our burn rate for fiscal year 2016 was .37%, and our three-year average burn rate for fiscal years 2014 through 2016 was .34%. Our overhang is the number of shares subject to equity awards outstanding at fiscal year-end plus the number of shares available for future grants in proportion to our shares outstanding at fiscal year-end. As of the end of fiscal year 2016, our overhang was 4.13%.

PERFORMANCE GOALS

Section 162(m) of the IRC generally limits the deductibility for federal income tax purposes of annual compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” for any year includes our chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) who are serving as executive officers at year end and whose compensation is subject to disclosure in the proxy statement for that year’s annual meeting of shareholders. Certain

AFLAC INCORPORATED 2017 PROXY STATEMENT	65

Proposal 5: Proposal to Approve the Aflac Incorporated Long-Term Incentive Plan

compensation paid based on the achievement of pre-established performance goals is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders. Our shareholders previously approved the LTIP at our 2012 annual meeting, which satisfied these approval requirements.

Where, as is the case under the 2017 LTIP, the applicable targets under the performance goals may be varied (for instance, where the approved goal is any earnings per share measure and the Committee is then free to establish specific required earnings per share metrics and levels), Section 162(m) requires that shareholders reapprove the performance goals every five years. In addition, the 2017 LTIP includes changes to the authorized performance goals under the LTIP. Accordingly, as part of this proposal, we are asking shareholders to approve the performance goals for use in regard to performance-based awards under the 2017 LTIP so that we may be able to deduct incentive compensation paid pursuant to such awards if we determine it is appropriate to do so.

As approved by the Board of Directors, subject to shareholder approval, the 2017 LTIP provides that the Committee in its sole discretion may condition the vesting or exercisability of any award granted under it on the attainment of performance goals that are pre-established by the Committee and that are based, for any period specified by the Committee in its sole discretion, on one or more of the following criteria: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature such as restructuring or subsidiary conversion charges, assessments by a state guaranty association or similar entity, or other nonrecurring charges, or items excluded from the presentation of operating earnings in the information filed or furnished by the Company with the United States Securities and Exchange Commission from time to time); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity (operating earnings excluding the impact of foreign exchange divided by the average of common shareholders’ equity in the Company as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion accumulated comprehensive income as recognized under ASC 320); new money investment yield; return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an award is made to an individual who is not a covered employee under Section 162(m) of the IRC, such other performance goals as the Committee shall deem appropriate.

As approved by the Board of Directors, subject to shareholder approval, the 2017 LTIP also provides that as determined by the Committee, achievement of the performance goals may be measured (a) individually, alternatively or in any combination, (b) with respect to the Company, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. Performance goals may include a threshold level of performance below which no award will be earned, levels of performance at which an award will become partially earned and a level at which an award will be fully earned. To the extent required to qualify payment under an award as performance-based compensation within the meaning of Section 162(m) of the IRC, awards whose vesting or exercise is conditioned on the attainment of performance goals shall become vested or exercisable (as the case may be) only after the attainment of such performance goals has been certified by the Committee. The Committee may provide that the achievement of performance goals shall be determined without regard to the impact of any event or occurrence which the Committee determines should be appropriately excluded, such as restructuring or subsidiary conversion charges, assessments by any state guaranty association or similar entity, or other nonrecurring charges, a change in accounting standards required by U.S. generally accepted accounting principles (“GAAP”), items of an unusual or infrequently recurring nature, changes in applicable laws or regulations, or by excluding all or a portion of the effect of translating foreign currently of business segments to U.S. dollars for financial reporting purposes; provided that with respect to awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the IRC, the Committee shall not exercise any discretion with respect to such an award that would cause it to fail to qualify as performance-based compensation. With respect to participants who are not covered employees, performance goals may also include such qualitative performance goals as the Committee shall, from time to time, establish; and with respect to participants who are covered employees, the Committee may, subject to attainment of performance goals described above, impose additional qualitative performance goals as the Committee shall, from time to time, establish.

66	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 5: Proposal to Approve the Aflac Incorporated Long-Term Incentive Plan

ADDITIONAL CHANGES

The 2017 LTIP makes certain other changes to the LTIP, the most significant of which are described below.

Summary of the 2017 LTIP

The description of the 2017 LTIP set out below is qualified in its entirety by the complete current text of the 2017 LTIP (as we have amended it subject to shareholder approval pursuant to this Proposal 5), which is attached hereto as Appendix A.

PURPOSE

The 2017 LTIP is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company or its affiliates with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company or its affiliates and to acquire a proprietary interest in the long-term success of the Company; to compensate the Company’s Non-employee Directors and provide incentives to such Non-employee Directors that are directly linked to increases in stock value; and to reward the performance of individual officers, other employees and Non-employee Directors in fulfilling their personal responsibilities for long-range achievements.

ADMINISTRATION

The 2017 LTIP is administered by the Committee. To the extent necessary to satisfy applicable legal requirements, each member of the Committee will be a “Non-employee Director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “Outside Director” (within the meaning of Section 162(m) of the IRC).

The Committee has the authority in its sole discretion, subject to and not inconsistent with the express provisions of the 2017 LTIP, to administer the 2017 LTIP and to exercise all the powers and authorities either specifically granted to it under the 2017 LTIP or necessary or advisable in the administration of the 2017 LTIP, including without limitation the authority to grant awards under it; to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of Common Stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the 2017 LTIP and any award; to prescribe, amend and rescind rules and regulations relating to the 2017 LTIP, including without limitation rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant and vice versa; to determine the terms and provisions of agreements under awards; and to make all other determinations deemed necessary or advisable for the administration of the 2017 LTIP.

The Committee may, in its sole discretion, without amendment to the 2017 LTIP, in the event of a participant’s death, disability or retirement, (i) relax or waive any service-based or (except in the case of retirement) performance-based condition to the exercise of any option or stock appreciation right granted to the participant, waive or amend the operation of 2017 LTIP provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option or stock appreciation right, and (ii) relax or waive any service-based or (except in the case of retirement) performance-based condition to the vesting of any restricted stock or restricted stock unit granted to the participant or otherwise adjust any of the terms applicable to any such award.

The Committee may delegate all, or any part, of its administrative power where consistent with applicable securities and tax law requirements.

SHARES AUTHORIZED

The Company previously reserved (and shareholders previously approved) 25,000,000 shares of Common Stock for issuance under the LTIP. If this proposal is adopted, there will be 37,500,000 shares of Common Stock for issuance under the 2017 LTIP including 18,609,992 shares (determined as of February 22, 2017) already granted, or reserved in respect of awards already granted, under the LTIP. No individual may be granted awards under the 2017 LTIP in any calendar year covering more than 1,500,000 shares (a limit that remains unchanged from that under the LTIP). In addition, the number of shares with respect to which awards other than options or stock appreciation rights may be granted over the life of the 2017 LTIP may not exceed 24,500,000.

AFLAC INCORPORATED 2017 PROXY STATEMENT	67

Proposal 5: Proposal to Approve the Aflac Incorporated Long-Term Incentive Plan

If an award granted under the 2017 LTIP expires or is terminated, the shares of Common Stock underlying the award will again be available under the 2017 LTIP, except to the extent that such shares are tendered in payment for an option, are delivered or withheld by the Company or the Participant to satisfy any tax withholding obligation, or are shares covered by a stock-settled stock appreciation right that were not issued upon the settlement of the award. In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, consolidation, separation or similar event, the 2017 LTIP provides for appropriate adjustments in the number and class of shares of stock available for issuance or grant and in the number and/or price of shares subject to awards.

ELIGIBILITY

Awards may be granted under the 2017 LTIP to employees of the Company and its subsidiaries (currently approximately 9,900 individuals), as selected by the Committee in its sole discretion, and Non-employee Directors of the Company (currently 11 individuals). For purposes of the foregoing, employees shall include prospective employees to whom awards are granted in connection with an offer of future employment with the Company or its affiliates.

TYPES OF AWARDS

The Committee may grant four types of awards under the 2017 LTIP: (i) options (including incentive stock options within the meaning of Section 422 of the IRC and nonqualified options that do not qualify as incentive stock options), (ii) restricted stock, (iii) restricted stock units and (iv) stock appreciation rights. Each award will be evidenced by an agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the 2017 LTIP.

STOCK OPTIONS

Options entitle the holder to purchase shares of Common Stock during a specified period at a purchase price specified by the Committee (but not less than the fair market value of the Common Stock on the day the option is granted). Each option granted under the 2017 LTIP is exercisable for a period of 10 years from the date of grant, or such lesser period as the Committee shall determine. Options may be exercised in whole or in part, generally in amounts of 100 shares or more, by the payment in cash of the full option price of the shares purchased, by tendering shares of Common Stock with a fair market value equal to the option price of the shares purchased, or by other methods approved by the Committee. Options that are exercisable as of the date of a participant’s termination of service with the Company (for any reason other than “Cause,” as defined in the 2017 LTIP) may be exercised after such date for the period set forth in the option agreement or as otherwise determined by the Committee. Unless otherwise provided in the applicable option agreement, options held by a participant upon termination from the Company’s service for Cause shall immediately expire (whether or not then exercisable). The Committee has discretion to vary any of the rules set forth above concerning options.

RESTRICTED STOCK

A restricted stock award consists of a grant of a share of Common Stock that is subject to a risk of forfeiture. For each share of restricted stock, the price to be paid by a participant and the date of, and any conditions to, vesting shall be determined by the Committee in its discretion. Unless the Committee determines otherwise, a holder of restricted stock may not transfer such shares prior to vesting. A holder of restricted stock may vote such shares and may receive all dividends on such shares (provided that the Committee may determine that dividends on such shares shall be reinvested and/or held in escrow until the restrictions on the underlying shares lapse). Upon termination of employment with the Company, a holder of restricted stock may, and if the termination is for Cause shall, be required to transfer to the Company such restricted stock together with any dividends held in escrow thereon.

RESTRICTED STOCK UNITS

A restricted stock unit award entitles the holder to receive one (1) share of the Company’s Common Stock following the vesting date. For each restricted stock unit, the date of, and any conditions to, vesting shall be determined by the Committee in its discretion. Upon the grant of a dividend with respect to Common Stock, each restricted stock unit shall be credited with dividend equivalents that shall be converted into additional restricted stock units with a value equal to the amount of the underlying dividend. Upon termination of a participant’s employment with the Company for any reason, all restricted stock units held by the participant that have not yet vested, and any associated dividend equivalents, shall be forfeited unless the Committee has provided otherwise in an applicable award agreement.

68	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 5: Proposal to Approve the Aflac Incorporated Long-Term Incentive Plan

STOCK APPRECIATION RIGHTS (“SARs”)

An SAR entitles the participant, upon exercise, to shares of Common Stock with a fair market value equal to the excess of the fair market value of a share of Common Stock over the grant price of the SAR. The grant price of each SAR will not be less than the fair market value of a share of Common Stock on the date of the grant. An SAR is exercisable only upon such terms and conditions as shall be determined by the Committee in its discretion. The Committee shall determine the term of an SAR, provided it shall not exceed 10 years.

NON-EMPLOYEE DIRECTORS AWARDS

No awards shall be provided to Non-employee Directors (as defined in the 2017 LTIP) other than as described below. Awards to a Non-employee Director under the 2017 LTIP shall generally be made on the same terms and conditions as apply to awards to employees under the 2017 LTIP, except that the functions otherwise reserved to the Committee under the 2017 LTIP shall be exercised by the Board of Directors (exclusive of the affected Non-employee Director), and except as summarized under “Special Vesting Rights” below.

Each person upon first becoming a Non-employee Director is granted on such date either an option, a stock appreciation right, restricted stock or a combination thereof, in any event having a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the value of an option covering an aggregate of 10,000 shares of Company stock (subject to adjustment as described above upon changes in capitalization or other corporate events); provided, however, that no such award shall be granted to a Director who previously did not qualify as a Non-employee Director but subsequently becomes a Non-employee Director solely as a result of the termination of his or her status as an employee of the Company or its affiliates. Thereafter, each Non-employee Director (including any Director who previously did not qualify as a Non-employee Director but who subsequently becomes a Non-employee Director) may be granted an option, stock appreciation rights, restricted stock, or a combination thereof from time to time (but in the case of any Non-employee Director who was granted an award pursuant to the preceding sentence, not earlier than the first fiscal year of the Company following the fiscal year of the Company in which such award was made pursuant to the preceding sentence) with a value (as reasonably determined in good faith by the Board of Directors or its designee) not exceeding $475,000, which reflects an increase from $200,000 under the LTIP.

The Board of Directors also may provide that all or a portion of a Non-employee Director’s annual retainer and/or meeting fees shall be payable in the form of an award under the 2017 LTIP, provided that any such award shall have a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the annual retainer and/or meeting fee in respect of which it is made.

CHANGE IN CONTROL

Unless the applicable employment agreement provides otherwise, in the event that within 24 months of a Change in Control (as defined in the 2017 LTIP), the Company shall cease to employ the holder of an award due to a termination of employment by the Company other than for Cause or by the holder for Good Reason (as those terms are defined in the 2017 LTIP, or in any applicable employment agreement): (i) any award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, except that as to each award with respect to which performance goals are imposed, a pro rata portion of such award (based on the number of full and partial months that have elapsed with respect to each performance period) shall become fully exercisable and vested as of the date of such termination, and any performance goals imposed with respect to awards shall be measured as of the date of such termination of employment; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award shall lapse and such awards shall be deemed fully vested, except that as to each award with respect to which performance goals are imposed, a pro rata portion of such award (based on the number of full and partial months that have elapsed with respect to each performance period) shall be deemed fully vested and any performance goals imposed with respect to awards shall be measured as of the date of such termination of employment. Such acceleration may, in the discretion of the Board of Directors, also occur upon consummation of a change in control if any successor to the Company declines to assume or provide substitutes for the awards.

SPECIAL VESTING RULES

As noted above, the Committee in its sole discretion may condition the vesting or exercisability of any award granted under the 2017 LTIP on the attainment of pre-established performance goals.

In addition, notwithstanding any other provision of the 2017 LTIP, awards shall vest (i.e., become nonforfeitable) over a minimum period of one year; provided that (i) in the event of a Change in Control or the participant’s death

AFLAC INCORPORATED 2017 PROXY STATEMENT	69

Proposal 5: Proposal to Approve the Aflac Incorporated Long-Term Incentive Plan

or disability, no such minimum vesting period shall be required, (ii) awards to Non-employee Directors granted on the date of an annual meeting of shareholders of the Company may vest as early as the date of the subsequent annual meeting of the shareholders, and (iii) over the life of the 2017 LTIP up to 1,875,000 shares may be made subject to such awards without minimum vesting requirements (which number includes awards previously granted under the LTIP that required no such minimum vesting).

PROHIBITED ACTIONS

Without the approval of the shareholders of the Company, no action taken by the Committee (or any delegate of the Committee) under the 2017 LTIP shall have the effect of:

●	lowering the exercise or grant price of an option or stock appreciation right after it is granted;
●	canceling any previously granted option or stock appreciation right in exchange for another award if the exercise or grant price exceeds the fair market value of a share of our common stock, other than in connection with a reorganization, merger or consolidation of the Company, a sale, exchange or transfer of all or substantially all of the Company’s property or one of its business units, the direct or indirect acquisition of all or substantially all of the outstanding voting shares of the Company, or any other change in control or recapitalization event; or
●	canceling in exchange for cash any previously granted award with an exercise or grant price exceeding the fair market value of a share of our common stock.

AMENDMENT OR TERMINATION OF THE 2017 LTIP

The Board of Directors may, at any time, suspend or terminate the 2017 LTIP or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required (i) for any amendment to the 2017 LTIP that would have the effect of (A) increasing the number of shares available for issuance under the 2017 LTIP (other than in respect of changes in capitalization and similar events), (B) expanding the class of individuals eligible for participation in the 2017 LTIP, (C) materially increasing the benefits available to participants under the 2017 LTIP, or (D) lowering the exercise or grant price of an option or stock appreciation right after it is granted, and (ii) if and to the extent necessary to satisfy Sections 162(m) or 422 of the IRC, other applicable law or applicable stock exchange requirements. However, no action taken under the 2017 LTIP may, without the consent of a participant, adversely affect the participant’s rights under any outstanding award. No awards may be granted under the 2017 LTIP after February 13, 2027, but awards granted prior to that time will continue in effect after such time in accordance with their terms.

2017 LTIP BENEFITS

On March 1, 2017, the closing price per share of our Common Stock on the NYSE was $72.98.

As of such date, stock options with respect to our Common Stock had been granted under the LTIP to the following individuals covering the number of shares shown:

Name and Position	Number of Shares
Daniel P. Amos, Chairman and Chief Executive Officer	1,818,551
Frederick J. Crawford, Executive Vice President, Chief Financial Officer	43,882
Kriss Cloninger III, President	619,419
Paul S. Amos II, President, Aflac	285,333
Eric M. Kirsch, Executive Vice President, Global Chief Investment Officer, Aflac	147,481
Executive Officers as a Group	3,687,606
Non-employee Directors as a Group	281,146
Each Nominee for Election as a Director	3,004,449
Each Associate of any of the Foregoing	–
Each Other Person Who Received at Least 5% of all Options Granted	–
All Employees as a Group (exclusive of Executive Officers)	7,860,075

70	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 5: Proposal to Approve the Aflac Incorporated Long-Term Incentive Plan

The chart on page 59 may also have information that is relevant to consideration of this Proposal 5.

FEDERAL INCOME TAX INFORMATION

The following is a discussion of certain federal income tax effects currently applicable to stock options to be granted under the 2017 LTIP. The discussion is a summary only, and the applicable law is subject to change. Reference is made to the IRC and the guidance thereunder for a complete statement of all relevant federal tax provisions.

NONQUALIFIED STOCK OPTIONS (“NSOs”)

An optionee generally will not recognize taxable income upon the grant of an NSO. Rather, at the time of exercise of the NSO, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the amount received upon the sale, exchange or disposition and the fair market value of the stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the optionee) depending upon the length of time the shares were held by the optionee.

INCENTIVE STOCK OPTIONS (“ISOs”)

An optionee will not recognize any ordinary income (and the Company will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of Common Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the optionee’s “alternative minimum taxable income.”

Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs, discussed above.

If stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the stock is a capital asset of the optionee, the optionee generally will recognize short-term or long-term capital gain or loss (depending upon the length of time the shares were held by the optionee) equal to the difference between the amount realized upon the sale and the exercise price. The Company, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the stock by the optionee.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date the stock is transferred to him or her upon exercise (a “disqualifying disposition”), any gain realized by the optionee generally will be taxable at the time of the disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on the disqualifying disposition, and (ii) if the stock is a capital asset of the optionee, as short-term or long-term capital gain (depending upon the length of time the shares were held by the optionee) to the extent of any excess of the amount realized on the disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the optionee. In such case, the Company may claim an income tax deduction at the time of the disqualifying disposition for the amount taxable to the optionee as ordinary income.

FOR	The Board of Directors recommends unanimously a vote “for” approval of the Aflac Incorporated Long-Term Incentive Plan (as amended and restated February 14, 2017).

AFLAC INCORPORATED 2017 PROXY STATEMENT	71

Proposal 6: Proposal to Approve an Amended and Restated 2018 Management Incentive Plan

The Company presently has in effect a Management Incentive Plan (“MIP”) that was initially approved by the Board of Directors in 1985, and amended and restated in 1994, 1999, for years beginning 2004 and 2009 and, most recently, effective beginning 2013.

The Committee and the Board of Directors have approved an amendment and restatement of the MIP (as amended and restated, the “2018 Management Incentive Plan,” hereinafter referred to as the “2018 MIP”), subject to shareholder approval. You are being asked to approve the 2018 MIP, which includes approval of the performance goals for use under the 2018 MIP. If this proposal is not adopted, the MIP will expire at the end of 2017 and the 2018 MIP will be null and void.

Proposed Amendments

The Board of Directors’ principal purpose in adopting the 2018 MIP was to continue and to enhance the effectiveness of the MIP by extending the MIP through 2022 and modifying the circumstances under which the Committee may provide that the achievement of performance goals shall be determined.

If this proposal is adopted, the term of the MIP will be extended to the end of 2022. Awards outstanding upon expiration would remain in effect according to their terms. Absent extension, the MIP will expire at the end of 2017 (although, again, awards outstanding upon expiration would remain in effect according to their terms).

The 2018 MIP is designed to ensure that any compensation that may be payable under it may qualify as performance-based compensation within the meaning of Section 162(m) of the IRC. As noted above in Proposal 5, Section 162(m) of the IRC generally denies deductions by an employer for compensation in excess of $1 million per year that is paid to “covered employees” (i.e., the chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, serving at the end of the year). However, performance-based compensation is excluded from this deduction limit, provided that, among other requirements, the material terms pursuant to which the compensation is to be paid, including the employees eligible to receive the compensation, a description of the business criteria on which the performance goals are based and the maximum amount of compensation that could be paid to any covered employee, are disclosed to and approved by the shareholders in a separate vote prior to the payment. Accordingly, the 2018 MIP is being submitted to shareholders for approval at the Annual Meeting.

The 2018 MIP makes certain other changes to the MIP as described below.

If shareholders approve the 2018 MIP: it will take effect for performance awards, if any, payable with respect to performance periods commencing on or after January 1, 2018; no awards will be made under the existing MIP after 2017; and no awards will be made under the 2018 MIP after 2022 (although awards then outstanding will be settled in accordance with their terms).

Summary of the 2018 MIP

The description of the 2018 MIP summarized below is qualified, in its entirety, by reference to the text of the 2018 MIP as set forth in Appendix B.

The purposes of the 2018 MIP are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to directly tie a portion of participant compensation to the performance of the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievement. To this end, the 2018 MIP provides for the granting of performance awards to employees of the Company and its subsidiaries (including employees who are also executive officers and Directors) who possess a capacity for contributing in substantial measure to the successful performance of the Company.

72	AFLAC INCORPORATED 2017 PROXY STATEMENT

Proposal 6: Proposal to Approve An Amended And Restated 2018 Management Incentive Plan

The 2018 MIP will be administered by the Committee. The Committee will (1) select the employees who participate in the 2018 MIP, (2) grant all awards under the 2018 MIP, (3) determine the duration of the performance period applicable to any award, (4) determine the terms and conditions, including the performance goals, of such awards (which need not be identical), (5) certify whether the performance goals have been attained, (6) determine whether, to what extent, and under what circumstances an award under the 2018 MIP may be settled, canceled, forfeited, or surrendered, (7) construe and interpret the 2018 MIP and awards thereunder, (8) make rules and regulations in connection with the administration and operation of the 2018 MIP, and (9) make all other determinations necessary or desirable in administering the 2018 MIP.

The Committee, in its sole discretion, will determine which employees will be eligible to receive awards under the 2018 MIP and what the terms of those awards will be. All of the employees of the Company and its subsidiaries (currently approximately 10,212 individuals) are potentially eligible for participation in the 2018 MIP. However, because no determination has yet been made concerning which employees will receive awards (if any) under the 2018 MIP or what their terms will be, the benefits to be provided under the 2018 MIP cannot be determined at this time.

The Committee may establish the performance period for any award as the fiscal year of the Company or, in the case of an employee who on the date of grant of the award is the Company’s chief investment officer (or the employee with duties typically reserved for a chief investment officer) or directly or indirectly reports to such employee, a period of one, two or three consecutive fiscal years. No employee during any fiscal year of the Company will be granted more than one award; however, to the extent the performance period under an award exceeds one year, any participant may be subject to multiple awards at any time (where, for example, awards with three-year performance periods are granted in consecutive years). In any event, the maximum amount that may become payable to an employee subject to the deduction limits of Section 162(m) of the IRC for any fiscal year of the Company in respect of all awards whose performance period ends with or within such year is $9 million (the same limit that presently applies under the MIP).

The Committee will establish the performance goals that must be met during a performance period as a condition of receipt of awards under the 2018 MIP. The performance goals, which are the same as those as proposed for our Amended and Restated LTIP pursuant to Proposal 5, may include any or all of the following: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature, such as restructuring or subsidiary conversion charges, assessments by a state guaranty association or similar entity, or other nonrecurring charges, or items excluded from the presentation of operating earnings in the information filed or furnished by the Company with the United States Securities and Exchange Commission from time to time); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity (operating earnings excluding the impact of foreign exchange divided by the average of common shareholders’ equity in the Company as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion accumulated comprehensive income as recognized under ASC 320); new money investment yield; return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an award is made to an individual who is not a covered employee under Section 162(m) of the IRC, such other performance goals as the Committee shall deem appropriate.

As determined by the Committee, achievement of performance goals under the 2018 MIP may be measured (a) individually, alternatively or in any combination, (b) with respect to the Company, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. Performance goals may include a threshold level of performance below which no award will be earned, levels of performance at which an award will become partially earned and a level at which an award will be fully earned. To the extent required to qualify payment under an award as performance-based compensation within the meaning of Section 162(m) of the IRC, awards whose vesting or exercise is conditioned on the attainment of performance goals shall become vested only after the attainment of such performance goals has been certified by the Committee. The Committee may provide that the achievement of performance goals shall be determined without regard to the impact of any event or occurrence

AFLAC INCORPORATED 2017 PROXY STATEMENT	73

Proposal 6: Proposal to Approve An Amended And Restated 2018 Management Incentive Plan

which the Committee determines should be appropriately excluded, such as restructuring or subsidiary conversion charges, assessments by any state guaranty association or similar entity, or other nonrecurring charges, a change in accounting standards required by GAAP, items of an unusual or infrequently recurring nature, changes in applicable laws or regulations, or by excluding all or a portion of the effect of translating foreign currently of business segments to U.S. dollars for financial reporting purposes; provided that with respect to awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the IRC, the Committee shall not exercise any discretion with respect to such an award that would cause it to fail to qualify as performance-based compensation. With respect to participants who are not covered employees, performance goals under the 2018 MIP may also include such qualitative performance goals as the Committee shall, from time to time, establish; and with respect to participants who are covered employees, the Committee may, subject to attainment of performance goals under the 2018 MIP described above, impose additional qualitative performance goals as the Committee shall, from time to time, establish.

The Committee will specify the performance goals applicable to each award and, if applicable, minimum, target and maximum levels applicable to each performance goal. Awards may be expressed as a dollar amount or as a percentage of the participant’s “annual base salary.” For any year “annual base salary” means: (i) with respect to any executive officer, the annual rate of base salary of such executive officer in effect as of the first day of the applicable performance period (or, if an executive officer was not employed as of the first day of the applicable performance period, the annual rate of base salary in effect as of such executive officer’s first day of employment); and (ii) with respect to any other participant, unless otherwise determined by the Company, the annualized base salary paid to such participant in respect of the applicable performance period.

Awards will be paid to participants, in cash, within a reasonable period of time (but in any event within 2½ months) following the end of the period to which the awards relate. With respect to participants who are covered employees under Section 162(m) of the IRC, unless otherwise determined by the Committee, payment will be made only after achievement of the applicable performance goals has been certified by the Committee.

Unless an applicable employment agreement provides otherwise, in the event that within 24 months of a Change in Control (as defined in the 2018 MIP), the Company shall cease to employ a participant due to a termination of employment by the Company other than for Cause or by the participant for Good Reason (as those terms are defined in the 2018 MIP, or in any applicable employment agreement), any performance period ongoing at the time of such Change in Control will be deemed to have been completed, the maximum level of performance with respect to the applicable performance goals will be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each performance period) of each outstanding award will become payable in cash to the participant. Such acceleration will also occur upon consummation of a Change in Control if any successor to the Company declines to assume and continue the awards.

The 2018 MIP may be amended, suspended or terminated at any time by the Board of Directors or the Committee, provided, however, that no amendment that requires shareholder approval in order for the 2018 MIP to comply with Section 162(m) of the IRC will be effective unless the amendment is so approved, and no amendment may adversely affect any rights of a participant under an outstanding award without the participant’s consent.

The 2018 MIP will terminate at the end of the 2022 fiscal year, but payment with respect to all awards granted under the 2018 MIP before that time will be paid out in accordance with their terms.

As explained above, the benefits to be provided under the 2018 MIP cannot be determined at this time. However, non-equity incentive awards paid to the NEOs in respect of 2016 under the MIP, as in effect for that year, are noted in the 2016 Summary Compensation Table within this Proxy. Non-equity incentive awards paid to the executive officers as a whole (including the NEOs) under that plan in respect of 2016 totaled $14,910,994 and non-equity incentive awards paid to all other plan participants in respect of 2016 totaled $18,479,029. The Non-employee Director group will not be eligible to participate in the 2018 MIP.

FOR	The Board of Directors recommends unanimously a vote “for” approval of the amended and restated 2018 management incentive plan.

74	AFLAC INCORPORATED 2017 PROXY STATEMENT

Other Matters

The Board is not aware of any matters that are expected to come before the 2017 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

Submission of Shareholder Proposals and Nominations for the 2018 Annual Meeting

Proposals for Inclusion in our 2018 Proxy Materials

SEC rules permit shareholders to submit proposals to be included in our materials if the shareholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Securities Exchange Act. For a shareholder proposal to be considered for inclusion in our proxy materials for the 2018 Annual Meeting of Shareholders, the proposal must be received at the address provided below by November 17, 2017.

Director Nominations for Inclusion in our 2018 Proxy Materials Pursuant to our Proxy Access Bylaw

Our proxy access Bylaw permits a shareholder (or a group of up to twenty shareholders) who owns shares of our outstanding capital stock representing at least 3% of the votes entitled to be cast on the election of directors, and who has owned such shares continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to 20% of the Board, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2018 Annual Meeting of Shareholders, notice of a proxy access nomination must be received at the address provided below between October 18, 2017, and November 17, 2017.

Other Proposals or Director Nominations to be brought before our 2018 Annual Meeting

Our Bylaws set forth procedures for shareholders who wish to propose items of business or to nominate director candidates that are not intended to be included in our proxy materials. For the 2018 Annual Meeting of Shareholders, notice of such proposals or nominations must be received at the address provided below between January 1, 2018, and January 31, 2018. In the unlikely event the Company moves the 2018 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date that is the one year anniversary of this year’s Annual Meeting date (i.e., May 1, 2018), the Company must receive such notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first mailed to shareholders or the Company makes a public announcement of the meeting date, whichever occurs first.

Address for Submission of Notices and Additional Information

All shareholder nominations of individuals for election as directors or proposals of other items of business to be considered by shareholders at the 2018 Annual Meeting of Shareholders (whether or not intended for inclusion in our proxy materials) must be submitted in writing to our Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

Both the proxy access and the advance notice provisions of our Bylaws require a shareholder’s notice of a nomination or other item of business to include certain information. Director nominees also must meet certain eligibility requirements. If you wish to introduce a nomination or other item of business, please review our Bylaws.

AFLAC INCORPORATED 2017 PROXY STATEMENT	75

Other Matters | Annual Report

Annual Report

The Company has delivered a copy of its 2017 Annual Report on Form 10-K to each shareholder entitled to vote at the 2017 Annual Meeting of Shareholders. For a copy, write to:

David A. Young

Vice President, Investor and Rating Agency Relations

Aflac Incorporated

Worldwide Headquarters

1932 Wynnton Road

Columbus, Georgia 31999

Exercise Your Right to Vote

The Company encourages you to vote. Please vote by internet or telephone, or sign, date and return your proxy or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend our 2017 Annual Meeting on May 1, 2017. To ensure that attendance is limited to shareholders and their proxies or qualified representatives, if you are not a registered shareholder, please bring with you proof of Common Stock ownership, such as a current brokerage statement, and a form of identification bearing your photograph. If you are attending the Annual Meeting as a proxy or qualified representative of a shareholder, please bring a form of identification bearing your photograph and written evidence of your authority to act on behalf of the shareholder. Cameras, cellphones, and other electronic or recording devices may not be used in the meeting room.

By order of the Board of Directors,

J. Matthew Loudermilk

Secretary

March 17, 2017

76	AFLAC INCORPORATED 2017 PROXY STATEMENT

Appendix A

Appendix A – Aflac Incorporated Long-Term Incentive Plan

(As Amended and Restated February 14, 2017)

1.  Purpose; Establishment.

This Aflac Incorporated Long-Term Incentive Plan is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company or its Affiliates with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company or its Affiliates and to acquire a proprietary interest in the long-term success of the Company; to compensate the Company’s Non-employee Directors and provide incentives to such Non-employee Directors that are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, and Non-employee Directors in fulfilling their personal responsibilities for long-range achievements.

The Plan was originally adopted and approved by the Board of Directors on February 10, 2004, subject to approval by the Company’s shareholders. The Plan was thereafter amended in certain respects from time to time and was adopted and approved by the Board of Directors on February 14, 2017 as an amended and restated Plan titled the “Aflac Incorporated Long-Term Incentive Plan,” subject to approval by the Company’s shareholders.

2.  Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

“Acquiring Entity” shall have the meaning ascribed to such term in Section 3(d) hereof.

“Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Dividend Equivalent granted pursuant to the terms of the Plan.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless a Participant is a party to a written employment agreement with the Company or an Affiliate which contains a definition of “cause,” “good cause,” “termination for cause,” or any other similar term or phrase, in which case “Cause” shall have the meaning set forth in such agreement, that in the sole discretion of the Committee the Participant has engaged in conduct involving one or more of the following:

(i)	the substantial and continuing failure of the Participant to render services to the Company or any Affiliate in accordance with the Participant’s obligations and position with the Company or Affiliate;
(ii)	dishonesty, gross negligence, or breach of fiduciary duty by the Participant;
(iii)	the commission by the Participant of an act of fraud or embezzlement, as found by a court of competent jurisdiction;
(iv)	the conviction of the Participant of or plea by the Participant of guilty or nolo contendre to a felony or any crime involving moral turpitude; or
(v)	a material breach by the Participant of the terms of an agreement with the Company or any Affiliate, provided that the Company or Affiliate provides the Participant with adequate notice of such breach and the Participant fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.

A “Change in Control” shall be deemed to have occurred upon the happening of the earliest to occur of the following:

(i)	any “person,” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, or any of its subsidiaries, (2) any trustee

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Appendix A

or other fiduciary holding securities under a benefit plan of the Company or any of its subsidiaries, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)	individuals who, as of May 1, 2017, constitute the Board of Directors, and any new director (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the “beneficial owners” (as hereinabove defined) of the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least seventy-five percent (75%) of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined), directly or indirectly, acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (not including any securities acquired directly from the Company or its Affiliates); or
(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing provisions of this definition, “Change in Control” with respect to any Award shall mean a Change in Control as defined in any employment agreement between the Company or an Affiliate and the Participant, if different from the foregoing and applicable to Awards under the Plan; and if all or a portion of an Award constitutes deferred compensation under Section 409A and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, then if such settlement, distribution or payment would result in additional tax under Section 409A, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A), but settlement, distribution or payment, as the case may be, shall not be accelerated.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board of Directors or any subcommittee thereof formed to comply with Section 162(m) of the Code or Rule 16b-3.

“Company” shall mean Aflac Incorporated, a Georgia corporation, and any successor thereto.

“Company Stock” shall mean the common stock of the Company, par value $0.10 per share.

“Corporate Transaction” shall have the meaning ascribed to such term in Section 3(d) hereof.

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“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

“Disability” shall mean (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by any Affiliate by which he is employed); or (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing provisions of this definition, “Disability” with respect to any Award shall mean a Disability as defined in the Agreement relating to such Award if different from the foregoing. Notwithstanding the foregoing provisions of this definition, to the extent necessary to avoid imposition of a tax under Section 409A, no event that would be a Disability under the foregoing provision of this definition shall be treated as a Disability in respect of a Participant unless the Participant shall also be treated as “disabled” within the meaning of Section 409A.

“Dividend Equivalent” means an amount credited pursuant to Section 9(d) hereof, equal to the dividends paid with respect to a specified number of shares of Company Stock.

“Effective Date” shall mean the date the Plan is approved by the Company’s shareholders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) in regard to any Award the closing price per share or alternatively, if the Committee so determines in its sole discretion, the average of the high and low sales prices per share of Company Stock on the national securities exchange or national market system on which such stock is principally traded on such date or, if such date is not a trading day, on the last preceding date that was a trading day, or (2) if shares of Company Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith. Notwithstanding the foregoing provisions of this definition, to the extent necessary to comply with Section 409A in order to avoid the imposition of penalties or interest in respect thereof, Fair Market Value shall be determined in a manner consistent with Section 409A.

“Good Reason” shall mean, unless a Participant is a party to a written employment agreement with the Company or an Affiliate which contains a definition of “good reason” or any other similar term or phrase, in which case “Good Reason” shall have the meaning set forth in such agreement, the termination of employment by a Participant upon the occurrence of any one or more of the following events to the extent that there is, or would be if not corrected, a material negative change in the Participant’s employment relationship with the Company:

(i)	A material reduction of the Participant’s base salary;
(ii)	A significant diminution of the Participant’s duties and responsibilities;
(iii)	The relocation of the Company’s principal office or of Participant’s own office to any place beyond twenty-five (25) miles from the current principal office of the Company in Columbus, Georgia, or the Participant’s own office, respectively, without the Participant’s consent; and

provided, that a Participant shall have Good Reason under this Plan only if (A) the Participant provides the Company, within ninety (90) days of the occurrence of the event giving rise to the notice, a written notice indicating the specific Good Reason provision(s) in this Plan relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for Good Reason, and indicating a date of termination of employment (not less than thirty (30) nor more than sixty (60) days after the date such notice is given); and (B) such facts and circumstances are not substantially corrected by the Company prior to the date of termination specified by the Participant in such notice. Any failure by the Participant to set forth in a notice of Good Reason any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of the Participant hereunder or preclude the Participant from asserting such fact or circumstances in enforcing his or her rights hereunder.

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is not designated by the Committee as other than such an incentive stock option.

“Non-employee Director” shall mean a member of the Board of Directors who is not an employee of the Company or its Affiliates.

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“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 hereof (and, with respect to a Non-employee Director, pursuant to Section 12 hereof).

“Participant” shall mean an employee of the Company or an Affiliate or Non-employee Director to whom an Award is granted pursuant to the Plan, or upon the death of the employee or Non-employee Director, his or her successors, heirs, executors and administrators, as the case may be.

“Plan” shall mean the Aflac Incorporated Long-Term Incentive Plan.

“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(d) hereof.

“Restricted Stock Unit” shall mean the right, granted pursuant to Section 9, to receive shares of Company Stock.

“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

“Section 409A” shall mean Section 409A of the Code and all applicable regulations and guidance issued thereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Separation from Service” or “Separate from Service” shall mean a separation from service as defined in Section 409A.

“Stock Appreciation Right” or “SAR” shall mean the right, granted pursuant to Section 10, to receive shares of Company Stock.

“Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

“Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or a Restricted Stock Unit shall vest.

3. Stock Subject to the Plan.

(a)	Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 37,500,000 shares (subject to adjustment as provided in Section 3(c) hereof). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. No more than 24,500,000 shares (subject to adjustment as provided in Section 3(c) hereof) of Company Stock may be awarded under the Plan in the aggregate in respect of Awards other than Options or Stock Appreciation Rights.
(b)	Individual Limitation. The total number of shares of Company Stock subject to Awards granted to any Participant in any fiscal year of the Company shall not exceed 1,500,000 (subject to adjustment as provided in Section 3(c) hereof).
(c)	Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, if the Committee determines that it is appropriate to do so, (i) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the maximum number of shares subject to Awards which may be awarded to any Participant during any fiscal year of the Company and the number of Options granted pursuant to Section 12(a)(i) hereof shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants without change in the aggregate purchase price; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code. Notwithstanding the foregoing, any actions taken under this Section 3(c) shall be made in a manner

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consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.

(d)	Substitution for Awards. In the event of (i) a liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company as a result of which the outstanding Company Stock is changed into or exchanged for cash or property or securities not of the Company’s issue, (iii) a sale, exchange, or transfer of all or substantially all of the property of the Company, or one of its business units, to another person or corporation, (iv) the direct or indirect acquisition of all or substantially all of the outstanding voting shares of the Company by another person, corporation or other entity, or (v) any other Change in Control (any such event, a “Corporate Transaction”), the Board of Directors may, in its sole discretion, arrange with the surviving entity, continuing successor, or purchasing corporation or other entity or parent thereof, as the case may be (the “Acquiring Entity”), for the Acquiring Entity to assume the Company’s rights and obligations under outstanding Awards or substitute Awards based on the Acquiring Entity’s stock for such outstanding Awards. To the extent the Acquiring Entity elects not to assume the Company’s rights and obligations under or substitute for such outstanding Awards, the Board of Directors (as constituted prior to any Change in Control resulting from such Corporate Transaction) may, in its sole discretion, determine the subsequent treatment of each outstanding Award, which may include (but is not limited to) providing that any such Awards shall become fully exercisable and free of restrictions, as applicable, as of a date prior to such Corporate Transaction, as the Board so determines. Notwithstanding the foregoing, any actions taken under this Section 3(d) shall be made in a manner consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.
(e)	Reuse of Shares. If any shares of Company Stock subject to an Award are forfeited, canceled, exchanged, or surrendered or if an Award otherwise terminates or expires without a distribution of shares, the shares subject to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for issuance in connection with future Awards granted under the Plan. However, shares of Company Stock subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are:
(i)	shares tendered in payment for an Option;
(ii)	shares delivered or withheld by the Company or the Participant to satisfy any tax withholding obligation; or
(iii)	shares covered by a stock-settled Stock Appreciation Right that were not issued upon the settlement of the Award

4. Administration of the Plan.

(a)	In General. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan, including without limitation, rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant and vice versa; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

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(b)	Prohibited Actions. Notwithstanding anything in the Plan to the contrary, without the approval of the shareholders of the Company, no action taken by the Committee (or any delegate of the Committee) shall have the effect of:
(i)	lowering the exercise or grant price of an Option or Stock Appreciation Right after it is granted;
(ii)	canceling any previously granted Option or Stock Appreciation Right in exchange for another Award if the exercise price of such Option or the grant price of such Stock Appreciation Right exceeds the Fair Market Value of a share of Company Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or pursuant to Section 3(c) or 3(d) herein; or
(iii)	canceling in exchange for cash any previously granted Option or Stock Appreciation Right with an exercise or grant price in excess of the Fair Market Value of a share of Company Stock on the date of such cancellation.
(c)	Acceleration of Awards. The Committee may, in its sole discretion, without amendment to the Plan, in the event of a Participant’s death, Disability or retirement, (i) relax or waive any service-based or (except in the case of retirement) performance-based condition to the exercise of any Option or Stock Appreciation Right granted to the Participant, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stock Appreciation Right, and (ii) relax or waive any service-based or (except in the case of retirement) performance-based condition to the vesting of any Restricted Stock or Restricted Stock Unit granted to the Participant or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, any actions taken under this Section 4(c) shall be made in a manner consistent with Section 409A, including without limitation any restrictions with regard to the adjustment of stock options and stock appreciation rights that are considered exempt from Section 409A.
(d)	Delegation of Authority. Except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, or as required to qualify an Award as performance-based compensation under Section 162(m) of the Code where such qualification is intended, the Committee may delegate all or any part of its authority under the Plan (other than the authority described in Section 4(c) hereof) to an employee, employees or committee of employees of the Company.
(e)	Effect of Committee Decisions. All decisions made by the Committee (or its designee pursuant to Section 4(d) hereof) pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including without limitation the Company and the Participants. No member of the Board of Directors or the Committee, nor any officer or employee of the Company or its Affiliates acting on behalf of the Board of Directors or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors or the Committee and each and any officer or employee of the Company or its Affiliates acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

5.  Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company or its Affiliates (including officers of the Company, whether or not they are directors of the Company) and Non-employee Directors, in each case as the Committee shall select from time to time. For purposes of the foregoing sentence, employees shall include prospective employees to whom Awards are granted in connection with an offer of future employment with the Company or its Affiliates (and any such prospective employee who thereafter enters into employment with the Company or its Affiliates shall be treated as a Participant hereunder). The grant of an Award hereunder in any year to any employee or Non-employee Director shall not entitle such person to a grant of an Award in any future year, except as contemplated by Section 12 hereof.

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6.  Awards Under the Plan; Agreement.

(a)	Awards Generally. The Committee may grant Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights in such amounts and with such terms and conditions as the Committee shall determine, subject to Section 6(b) hereof and the other provisions of the Plan.
(b)	Non-employee Directors. Awards to Non-employee Directors shall be made exclusively in accordance with Section 12 hereof.
(c)	Agreement. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.
(d)	Special Vesting Requirements. Notwithstanding any other provision of the Plan (but except as otherwise provided in this Section 6(d)), Awards (including, without limitation, each Award with respect to which performance goals are imposed) shall vest (i.e., become nonforfeitable) over a minimum period of one year; provided that (i) in the event of a Change in Control or, in respect of such an Award to any Participant, in the event of the Participant’s death, or Disability, no such minimum vesting period shall be required, (ii) an Award pursuant to Section 12 hereof granted on the date of an annual meeting of the stockholders of the Company may vest as early as the date of the subsequent annual meeting of the stockholders of the Company, and (iii) over the life of the Plan up to 1,875,000 shares of Company Stock may be made subject to such Awards without minimum vesting requirements.

7.  Options.

(a)	Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Nonqualified Stock Options and Stock Appreciation Rights may be granted only with respect to “service recipient stock” as such term is used in Section 409A.
(b)	Exercise Price. Each Agreement with respect to an Option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be determined by the Committee; provided, however, that the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.
(c)	Term and Exercise of Options.
(i)	Options shall become exercisable over the exercise period determined by the Committee. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant.
(ii)	If any Option is exercisable in the amount of 100 or more full shares of Company Stock, the Company shall not be obligated to permit the partial exercise of such exercisable Option for less than 100 full shares.
(iii)	An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:
(A)	in cash or by personal check, certified check, bank cashier’s check or wire transfer;
(B)	in shares of Company Stock owned by the Participant valued at their Fair Market Value on the effective date of such exercise; or
(C)	by any such other methods as the Committee may from time to time authorize. In the case of a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

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(iv)	Subject to an agreement between a Participant and the Company to the contrary, certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the date on which the Option is exercised.
(d)	Limitations on Incentive Stock Options.
(i)	To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.
(ii)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.
(e)	Effect of Termination of Employment.
(i)	In the event that the employment or service of a Participant with the Company and its Affiliates shall terminate for any reason other than (i) Cause, (ii) death, or (iii) Disability, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the Agreement, but in no event following the expiration of its term. The treatment of any Option that is unexercisable as of the date of termination shall be as set forth in the Agreement.
(ii)	In the event that the employment or service of a Participant with the Company and its Affiliates shall terminate on account of the death or Disability of the Participant, Options granted to such Participant that are outstanding and exercisable as of the date of death or Disability shall remain exercisable, as the case may be, by the Participant or the Participant’s legal representatives, heirs or legatees for such period as may be provided in the Agreement, but in no event following the expiration of its term. The treatment of any Option that is unexercisable as of the date of termination shall be as set forth in the Agreement.
(iii)	In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv)	The Committee in its sole discretion may vary any of the provisions of this Section 7(e).

8.  Restricted Stock.

(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price (if any), which, to the extent required by law, shall not be less than the par value of a share of Company Stock, to be paid by the Participant for each share of Restricted Stock subject to the Award.
(b)	Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.
(c)	Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its sole discretion, deems appropriate.
(d)	Restrictions on Transfer Prior to Vesting. Unless the Committee determines otherwise, prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether

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voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Committee determines otherwise, immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(e)	Dividends on Restricted Stock. Dividends on Restricted Stock shall be payable at the time and pursuant to the payment schedule, or reinvested in shares of Company Stock, as specified by the Committee at the time of grant in the Agreement relating to such Award, subject to the requirements of Section 409A to the extent applicable, or, if the Committee does not provide a time and schedule of payment at the time of grant, any dividends shall be payable in a lump sum on the date the dividend on Company Stock is payable to shareholders generally.
(f)	Issuance of Certificates. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate (or make a book entry transfer), registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate and book entry statement shall bear a legend substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Aflac Incorporated 2004 Long-Term Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 1932 Wynnton Road, Columbus, GA 31999.

Such legend shall not be removed until such shares vest pursuant to the terms hereof. Unless the Committee provides otherwise, any stock certificates evidencing Restricted Stock granted hereunder shall be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition to the grant of any award of Restricted Stock, the Participant shall deliver to the Company a stock power, endorsed in blank, relating to the shares of Company Stock covered by such Award.

(g)	Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted a certificate evidencing such share, free of the legend set forth in Section 8(f).
(h)	Effect of Termination of Employment.
(i)	Except as otherwise provided in the applicable Agreement, upon the termination of a Participant’s employment or service for any reason other than Cause, any and all unvested shares of Restricted Stock shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this Section 8(h), the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares, without interest. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, other than dividends actually paid to the Participant in cash, whether by termination of any escrow arrangement under which such dividends are held or otherwise.
(ii)	In the event of the termination of a Participant’s employment or service for Cause, all shares of Restricted Stock granted to such Participant which had not vested as of the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends paid on such shares, other than dividends actually paid to the Participant in cash, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares, without interest.

9.  Restricted Stock Units.

(a)	Vesting Date. At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such units. The Committee may divide such units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(e), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such unit shall vest.

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(b)	Issuance of Shares. No shares of Company Stock (or other property) shall be issued at the time Restricted Stock Units are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units and no later than 30 days thereafter (or at such later time as may be determined by the Committee and specified at the time of grant in the Agreement relating to such Award, in accordance with the requirements of Section 409A to the extent applicable), shares of Company Stock shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.
(c)	Conditions to Vesting. At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its sole discretion, deems appropriate, to be contained in the Agreement.
(d)	Dividend Equivalents. Dividend Equivalents shall be credited to a Participant in respect of Restricted Stock Units held by the Participant. Such Dividend Equivalents shall be converted into additional Restricted Stock Units by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Company Stock equal to the number of Restricted Stock Units then credited by (ii) the Fair Market Value per share of Company Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such Dividend Equivalents shall be subject to all the terms and conditions of the Restricted Stock Unit to which they relate.
(e)	Effect of Termination of Employment. Except as otherwise provided in the applicable Agreement, Restricted Stock Units that have not vested, and any Dividend Equivalents credited to such Restricted Stock Units, shall be forfeited upon the Participant’s termination of employment for any reason.

10.  Stock Appreciation Rights.

(a)	Grant of SARs. The Committee may grant SARs in such number and on such terms and conditions as the Committee shall determine in its sole discretion.
(b)	Grant Price. The grant price of an SAR shall be established by the Committee and shall not be less than the Fair Market Value of a share of Company Stock on the date of grant of the SAR.
(c)	Exercise. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.
(d)	Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided that such term shall not exceed ten (10) years.
(e)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(i)	the difference between the Fair Market Value of a share of Company Stock on the date of exercise over the grant price; by
(ii)	the number of shares of Company Stock with respect to which the SAR is exercised.

The payment upon SAR exercise shall be made in shares of Company Stock of equivalent value (determined on the basis of their Fair Market Value on the date of exercise).

11.  Special Vesting Rules.

(a)	Performance Vesting. The Committee in its sole discretion may condition the vesting or exercisability of any Award granted under the Plan on the attainment of performance goals that are pre-established by the Committee and that are based, for any period specified by the Committee in its sole discretion, on one or more of the following criteria: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities

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and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature such as restructuring or subsidiary conversion charges, assessments by a state guaranty association or similar entity, or other nonrecurring charges, or items excluded from the presentation of operating earnings in the information filed or furnished by the Company with the United States Securities and Exchange Commission from time to time); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity (operating earnings excluding the impact of foreign exchange divided by the average of common shareholders’ equity in the Company as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion accumulated comprehensive income as recognized under ASC 320); new money investment yield; return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an Award is made to an individual who is not a Covered Employee, such other performance goals as the Committee shall deem appropriate. As determined by the Committee, achievement of the performance goals may be measured (a) individually, alternatively or in any combination, (b) with respect to the Company, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. Performance goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned. To the extent required to qualify payment under an Award as performance-based compensation within the meaning of Section 162(m) of the Code, Awards whose vesting or exercise is conditioned on the attainment of performance goals shall become vested or exercisable (as the case may be) only after the attainment of such performance goals has been certified by the Committee. The Committee may provide that the achievement of performance goals shall be determined without regard to the impact of any event or occurrence which the Committee determines should be appropriately excluded, such as restructuring or subsidiary conversion charges, assessments by any state guaranty association or similar entity, or other nonrecurring charges, a change in accounting standards required by U.S. generally accepted accounting principles (“GAAP”), items of an unusual or infrequently recurring nature, changes in applicable laws or regulations, or by excluding all or a portion of the effect of translating foreign currently of business segments to U.S. dollars for financial reporting purposes; provided that with respect to Awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m), the Committee shall not exercise any discretion with respect to such an Award that would cause it to fail to qualify as performance-based compensation. With respect to Participants who are not Covered Employees, Performance Goals may also include such qualitative performance goals as the Committee shall, from time to time, establish; and with respect to Participants who are Covered Employees, the Committee may, subject to attainment of Performance Goals described above, impose additional qualitative performance goals as the Committee shall, from time to time, establish.

(b)	Change in Control. Unless an employment agreement between the Company or an Affiliate and the Participant provides otherwise, but in any event subject to the provisions of Section 3(d) hereof, in the event that within 24 months of a Change in Control, the Company shall cease to employ the Participant due to a termination of employment other than by (i) the Company for Cause, or (ii) the Participant without Good Reason, then:
(i)	any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, except that as to each Award with respect to which performance goals are imposed, a pro rata portion of such Award (based on the number of full and partial months that have elapsed with respect to each performance period) shall become fully exercisable and vested as of the date of such termination, and any performance goals imposed with respect to Awards shall be measured as of the date of such termination of employment; and
(ii)	the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, except that as to each Award with respect to which performance goals are imposed, a pro rata portion of such Award (based on the number of full and partial months that have elapsed with respect to each performance

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period) shall be deemed fully vested and any performance goals imposed with respect to Awards shall be measured as of the date of such termination of employment.

12. Non-employee Director Awards.

No Awards shall be granted under the Plan to Non-employee Directors except as provided in this Section 12.

(a)	Annual Awards. Awards shall (or in the case of clause (ii), below, may) be granted to Non-employee Directors as provided in the following provisions of this Section 12(a) and otherwise on the same terms and conditions as apply under the other provisions of this Plan, provided that with respect to such Awards, the Board of Directors (exclusive of the Non-employee Director to whom the Award is granted) shall perform the functions otherwise reserved to the Committee under the Plan.
(i)	Each person who first becomes a Non-employee Director on or after the Effective Date shall be granted on the date such person first becomes a Non-employee Director either a Nonqualified Stock Option, a Stock Appreciation Right, Restricted Stock, or a combination thereof, in any event having a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the value of an Option covering an aggregate of 10,000 shares of Company Stock (subject to adjustment as provided in Section 3(c) hereof); provided, however, that no such Award shall be granted to a director who previously did not qualify as a Non-employee Director but subsequently becomes a Non-employee Director solely as a result of the termination of his or her status as an employee of the Company or its Affiliates.
(ii)	Each Non-employee Director (including any director who previously did not qualify as a Non-employee Director but who subsequently becomes a Non-employee Director) may be granted Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, or a combination thereof from time to time (but in the case of any Non-employee Director who was granted an Award pursuant to clause (i), above, not earlier than the first fiscal year of the Company following the fiscal year of the Company in which such Award was made pursuant to clause (i), above) with a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of $475,000.
(b)	Awards in Lieu of Fees. The Board of Directors may provide that all or a portion of a Non-employee Director’s annual retainer and/or meeting fees shall be payable in the form of an Award on the same terms and conditions as apply to Awards under the other provisions of this Plan, provided that any such Award shall have a value as of the date of grant (as reasonably determined in good faith by the Board of Directors or its designee) not in excess of the annual retainer and/or meeting fee in respect of which it is made.

13. Rights as a Shareholder.

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14. No Employment Rights.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or performance of services for the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates, subject to the terms of any separate employment or other agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

15. Securities Matters.

(a)	Registration and Delivery of Shares. Neither the Company nor its Affiliates shall be under any obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything

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herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends (including without limitation regarding restrictions on transferability), as the Committee, in its sole discretion, deems necessary or desirable.

(b)	Limitations on Transfer. The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option or SAR, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16. Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Unless the Committee provides otherwise in an Agreement, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock or by delivering shares of Company Stock already owned by the Participant, in each case, having a value equal to the minimum amount of tax required to be withheld (valued at the fair market value of the shares on the date of which the amount of tax to be withheld is determined). Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award, provided that fractional share amounts shall be settled in cash.

17. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Secretary of the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service.

18. Notification Upon Disqualifying Disposition.

Each Participant shall notify the Secretary of the Company of any disposition of shares of Company Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

19. Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required (i) for any amendment to the Plan that would have the effect of (A) increasing the number of Shares of Company Stock available for issuance under the Plan (other than as provided in Section 3(c) or (d)), (B) expanding the class of individuals eligible for participation in the Plan, (C) materially increasing the benefits available to participants under the Plan, or (D) lowering the exercise or grant price of an Option or Stock Appreciation Right after it is granted, and (ii) if and to the extent necessary to satisfy Sections 162(m) or 422 of the Code, other applicable law or applicable stock exchange requirements.

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Awards may be granted under the Plan prior to the receipt of such shareholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award. Notwithstanding the foregoing provisions of this Section 19, no amendment, alteration, suspension, discontinuance or termination may be made that would cause a Participant to become subject to tax under Section 409A(a)(1).

20. Transfers Upon Death; Nonassignability.

(a)	General Prohibition Upon Transfer. Upon the death of a Participant or Non-employee Director, outstanding Awards granted to such Participant or Non-employee Director may be exercised only by the executor or administrator of the Participant’s or Non-employee Director’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant or Non-employee Director and to be bound by the acknowledgments made by the Participant or Non-employee Director in connection with the grant of the Award.
(b)	Certain Transfers Permitted. During the lifetime of a Participant or Non-employee Director, the Committee may, in its sole discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant or Non-employee Director may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant or Non-employee Director may be made in exchange for consideration.

21. Expenses and Receipts.

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award shall be used for general corporate purposes.

22. Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant or Non-employee Director (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant or Non-employee Director (or beneficiary) within ten (10) days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its sole discretion, may determine.

23. Effective Date and Term of Plan.

The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on February 13, 2027. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

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24. Applicable Law.

The Plan shall be construed and administered in accordance with the laws of the State of Georgia without reference to its principles of conflicts of law.

25. No Right to Awards.

No person shall have any claim or right to receive an Award under the Plan, and there is no obligation for uniformity of treatment for Participants. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

26. No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

27. Certain Limitations.

Notwithstanding any other provision hereof, (a) the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in conduct adversely affecting the Company or its Affiliates in a material way, or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such conduct, and (b) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options or Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

28. Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

29. Non-Competition and Confidentiality.

By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee.

30. Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

31. Interpretation.

The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) and Section 409A of the Code, and all provisions hereof shall be construed in a manner to so comply. Headings to Sections of the Plan are intended for convenience of reference only and shall have no effect on the interpretation of the Plan.

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32. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

33. Section 409A.

The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid taxation and/or tax penalties under Section 409A: (a) a Participant shall not be considered to have terminated employment or service with the Company or its Affiliates for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant has incurred a Separation from Service; (b) any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise; (c) no payment to a “specified employee” (as such term is defined in Section 409A) upon Separation from Service shall be made before six (6) months after the date on which the Separation from Service occurs. All distributions under the Plan shall be made in the form of a single sum, unless otherwise specified under the terms of the Plan or by the Committee at the time of grant, and each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment, and each Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

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Appendix B

Appendix B – Aflac Incorporated 2018 Management Incentive Plan

1. Purposes.

The purposes of the Aflac Incorporated 2018 Management Incentive Plan (the “2018 MIP”) are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to directly tie a portion of participants compensation to the performance of the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2. Definitions.

The following terms, as used herein, shall have the following meanings:

(a)	“2018 MIP” shall mean the Aflac Incorporated 2018 Management Incentive Plan.
(b)	“Affiliate” shall mean an affiliate of Parent, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(c)	“Annual Base Salary” shall mean: (i) with respect to any Executive Officer, the annual rate of base salary of such Executive Officer in effect as of the first day of any Performance Period (or, if an Executive Officer was not employed as of the first day of a Performance Period, the annual rate of base salary in effect as of such Executive Officer’s first day of employment); and (ii) with respect to any other Participant, unless otherwise determined by the Company, the annualized base salary paid to such Participant in respect of any Performance Period.
(d)	“Award” shall mean a non-equity incentive compensation award, granted pursuant to the 2018 MIP, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.
(e)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document between Parent and a Participant evidencing an Award.
(f)	“Board” shall mean the Board of Directors of Parent.
(g)	“Cause” shall mean, unless a Participant is a party to a written employment agreement with the Company which contains a definition of “cause,” “good cause,” “termination for cause,” or any other similar term or phrase, in which case “Cause” shall have the meaning set forth in such agreement, that in the sole discretion of the Committee the Participant has engaged in conduct involving one or more of the following:
(i)	the substantial and continuing failure of the Participant to render services to the Company in accordance with the Participant’s obligations and position with the Company;
(ii)	dishonesty, gross negligence, or breach of fiduciary duty by the Participant;
(iii)	the commission by the Participant of an act of fraud or embezzlement, as found by a court of competent jurisdiction;
(iv)	the conviction of the Participant, or plea by the Participant, of guilty or nolo contendre to a felony or any crime involving moral turpitude; or
(v)	a material breach by the Participant of the terms of an agreement with the Company, provided that the Company provides the Participant with adequate notice of such breach and the Participant fails to cure such breach, if the breach is reasonably curable, within thirty (30) days after receipt of such notice.
(h)	“Change in Control” shall mean the occurrence of an event described in Section 6(f) hereof.
(i)	“Code” shall mean the Internal Revenue Code of 1986, as amended.
(j)	“Committee” shall mean the Compensation Committee of the Board.
(k)	“Company” shall mean, collectively, Parent, its subsidiaries and its Affiliates.

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(l)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.
(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n)	“Executive Officer” shall mean an “executive officer” of Parent within the meaning of the Exchange Act.
(o)	“Good Reason” shall mean, unless a Participant is a party to a written employment agreement with the Company which contains a definition of “good reason” or any other similar term or phrase, in which case “Good Reason” shall have the meaning set forth in such agreement, the termination of employment by a Participant upon the occurrence of any one or more of the following events to the extent that there is, or would be if not corrected, a material negative change in the Participant’s employment relationship with the Company:
(i)	A material reduction of the Participant’s base salary;
(ii)	A significant diminution of the Participant’s duties and responsibilities;
(iii)	The relocation of the Parent’s principal office or of Participant’s own office to any place beyond twenty-five (25) miles from the current principal office of the Parent in Columbus, Georgia, or the Participant’s own office, respectively, without the Participant’s consent; and

provided, that a Participant shall have Good Reason under this Plan only if (A) the Participant provides the Company, within ninety (90) days of the occurrence of the event giving rise to the notice, a written notice indicating the specific Good Reason provision(s) in this Plan relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for Good Reason, and indicating a date of termination of employment (not less than thirty (30) nor more than sixty (60) days after the date such notice is given); and (B) such facts and circumstances are not substantially corrected by the Company prior to the date of termination specified by the Participant in such notice. Any failure by the Participant to set forth in a notice of Good Reason any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of the Participant hereunder or preclude the Participant from asserting such fact or circumstances in enforcing his or her rights hereunder.

(p)	“Parent” shall mean Aflac Incorporated, a Georgia corporation.
(q)	“Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the 2018 MIP, selected to participate herein.
(r)	“Performance Goal” shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Goals may include any or all or any combination of the following: new premium sales; premium income; investment income; revenues; total insurance benefits (cash claims, increase in future benefits and incurred but not reported claims); expense levels; premium payment levels; persistency rate (based on premiums or policies); policy renewals; profit margins; operating earnings (excluding in the Committee’s sole discretion the effects of one or more of the following items: realized gains or losses on investments, the impact from passive derivative activities and hedging, the change in fair value of the interest rate component of cross-currency swaps, and items considered by the Committee to be nonrecurring in nature, such as restructuring or subsidiary conversion charges, assessments by a state guaranty association or similar entity, or other nonrecurring charges, or items excluded from the presentation of operating earnings in the information filed or furnished by Parent with the United States Securities and Exchange Commission from time to time); net earnings (either before or after provision for the cumulative effect of required accounting changes for the applicable period); return on equity ( operating earnings excluding the impact of foreign exchange divided by the average of common shareholders’ equity in the Company as of the beginning and end of the applicable period, excluding in the Committee’s sole discretion accumulated comprehensive income as recognized under ASC 320); new money investment yield; return on invested assets; shareholders’ equity; operating return on shareholders’ equity; regulatory capital levels; return on regulatory capital; risk-based capital levels or ratios; solvency margin ratio; stock price; total return to shareholders; or, to the extent an Award is made to an individual who is not a Covered Employee, such other performance goals as the Committee shall deem appropriate. As determined by the Committee, achievement of the Performance Goals may be measured (a) individually, alternatively or in any combination,

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(b) with respect to Parent, a subsidiary, division, business unit or segment, product line, product, or any combination of the foregoing, (c) on an absolute basis, or relative to a target, to growth levels, to a designated comparison group, to results in other periods, to an index, or to other external measures, and (d) on an aggregate or per-share basis. Performance goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned. To the extent required to qualify payment under an Award as performance-based compensation within the meaning of Section 162(m) of the Code, Awards whose vesting or exercise is conditioned on the attainment of performance goals shall become vested only after the attainment of such performance goals has been certified by the Committee. The Committee may provide that the achievement of performance goals shall be determined without regard to the impact of any event or occurrence which the Committee determines should be appropriately excluded, such as restructuring or subsidiary conversion charges, assessments by any state guaranty association or similar entity, or other nonrecurring charges, a change in accounting standards required by U.S. generally accepted accounting principles (“GAAP”), items of an unusual or infrequently recurring nature, changes in applicable laws or regulations, or by excluding all or a portion of the effect of translating foreign currently of business segments to U.S. dollars for financial reporting purposes; provided that with respect to Awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m), the Committee shall not exercise any discretion with respect to such an Award that would cause it to fail to qualify as performance-based compensation. With respect to Participants who are not Covered Employees, Performance Goals may also include such qualitative performance goals as the Committee shall, from time to time, establish; and with respect to Participants who are Covered Employees, the Committee may, subject to attainment of Performance Goals described above, impose additional qualitative performance goals as the Committee shall, from time to time, establish.

(s)	“Performance Period” shall mean in respect of any Award the Company’s fiscal year or, in the case of a Participant who on the date of grant of the Award is Parent’s Chief Investment Officer (or the employee with duties typically reserved for a chief investment officer) or directly or indirectly reports to such individual, a period of one, two or three consecutive fiscal years of the Company.
(t)	“Stock” shall mean shares of Common Stock, par value $.10 per share, of Parent.

3. Administration.

The 2018 MIP shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with, the express provisions of the 2018 MIP, to administer the 2018 MIP and to exercise all the powers and authorities either specifically granted to it under the 2018 MIP or necessary or advisable in the administration of the 2018 MIP, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the duration of the Performance Period applicable to any Award; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to certify whether the Performance Goals have been attained; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, or surrendered; to construe and interpret the 2018 MIP and any Award; to prescribe, amend and rescind rules and regulations relating to the 2018 MIP; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the 2018 MIP.

All decisions, determinations and interpretations of the Committee in respect of the 2018 MIP shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the 2018 MIP from or through any Participant) and any shareholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the 2018 MIP or any Award granted hereunder.

4. Eligibility.

Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance

AFLAC INCORPORATED 2017 PROXY STATEMENT	95

Appendix B

Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the 2018 MIP.

5. Terms of Awards.

Awards granted pursuant to the 2018 MIP shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

(a)	In General. The Committee shall specify with respect to a Performance Period the Performance Goals applicable to each Award and, if and as applicable, minimum, target and maximum levels applicable to each Performance Goal. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant’s Annual Base Salary. Unless otherwise provided by the Committee in connection with specified terminations of employment (for Covered Employees, only terminations due to disability or death), or except as set forth in Section 6(f) hereof, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period have been attained.
(b)	Special Provisions Regarding Awards. No Participant during any fiscal year of the Company shall be granted more than one Award; however, to the extent the Performance Period under an Award exceeds one year, any Participant may be subject to multiple Awards at any time (where, for example, Awards with three-year Performance Periods are granted in consecutive years). In any event, the maximum amount that may become payable under the 2018 MIP to a Participant who is a Covered Employee for any fiscal year of the Company in respect all Awards whose Performance Period ends with or within such year shall not exceed $9 million.
(c)	Time and Form of Payment. Unless otherwise determined by the Committee, all payments with respect of Awards granted under this 2018 MIP shall be made, in cash, within a reasonable period (but in any event within 2½ months) after the end of the Performance Period. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

6. General Provisions.

(a)	Compliance with Legal Requirements. The 2018 MIP and the granting and payment of Awards, and the other obligations of the Company under the 2018 MIP and any Award Agreement or other agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.
(b)	Nontransferability. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.
(c)	No Right To Continued Employment. Nothing in the 2018 MIP or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the 2018 MIP or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.
(d)	Withholding Taxes. The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.
(e)	Amendment, Termination and Duration of the 2018 MIP. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the 2018 MIP in whole or in part; provided that no amendment that requires shareholder approval in order for the 2018 MIP to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the 2018

96	AFLAC INCORPORATED 2017 PROXY STATEMENT

Appendix B

MIP. No Awards may be granted under the 2018 MIP after 2022; provided that all payments with respect to Awards previously granted under the 2018 MIP shall be paid out pursuant to the terms of the 2018 MIP.

(f)	Change in Control. Unless an employment agreement between the Company and the Participant provides otherwise, and notwithstanding any other provision of the 2018 MIP to the contrary, if, while any Awards remain outstanding under the 2018 MIP a “Change in Control” of Parent (as defined in this Section 6(f)) shall occur, and within 24 months of such Change in Control the Company shall cease to employ the Participant due to termination of employment other than by (i) the Company for Cause, or (ii) the Participant without Good Reason, then any Performance Period outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each Performance Period) of each outstanding Award granted to each Participant for any outstanding Performance Period shall become payable in cash to each Participant. In the event of (i) a liquidation of the Parent, (ii) a reorganization, merger, or consolidation of the Parent as a result of which the outstanding common stock of the Parent is changed into or exchanged for cash or property or securities not of the Parent’s issue, (iii) a sale, exchange, or transfer of all or substantially all of the property of the Parent, or one of its business units, to another person or corporation, (iv) the direct or indirect acquisition of all or substantially all of the outstanding voting shares of the Parent by another person, corporation or other entity, or (v) any other Change in Control (any such event, a “Corporate Transaction”), the Board of Directors may, in its sole discretion, arrange with the surviving entity, continuing successor, or purchasing corporation or other entity or parent thereof, as the case may be (the “Acquiring Entity”), for the Acquiring Entity to assume the Parent’s rights and obligations under outstanding Awards or substitute Awards. To the extent the Acquiring Entity elects not to assume the Company’s rights and obligations under such outstanding Awards, then any Performance Period outstanding at the time of such Corporate Transaction shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to each Performance Period) of each outstanding Award granted to each Participant for any outstanding Performance Period shall become payable in cash to each Participant.

For purposes of this paragraph 6(f), a Change in Control of Parent shall occur upon the happening of the earliest to occur of the following:

(i)	any “person,” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) Parent, or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under a benefit plan of Parent or any of its subsidiaries, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the shareholders of Parent in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing twenty percent (20%) or more of the combined voting power of Parent’s then outstanding voting securities;
(ii)	individuals who, as of May 1, 2017 constitute the Board, and any new director (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Parent) whose election by the Board or nomination for election by Parent’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii)	there is consummated a merger or consolidation of Parent or any direct or indirect subsidiary of Parent with any other corporation, other than (A) a merger or consolidation which would result in the “beneficial owners” (as hereinabove defined) of the securities of Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Parent, at least seventy-five percent (75%) of the

AFLAC INCORPORATED 2017 PROXY STATEMENT	97

Appendix B

combined voting power of the securities of Parent or such surviving entity outstanding immediately after such merger or consolidation, in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Parent (or similar transaction) in which no “person” (as hereinabove defined), directly or indirectly, acquires more than fifty percent (50%) of the combined voting power of Parent’s then outstanding securities (not including any securities acquired directly from Parent or its Affiliates); or

(iv)	the shareholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement for the sale or disposition by Parent of all or substantially all of Parent’s assets (or any transaction having a similar effect), other than a sale or disposition by Parent of all or substantially all of Parent’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of Parent in substantially the same proportions as their ownership of Parent immediately prior to such sale.

Notwithstanding the foregoing definition, “Change in Control” with respect to any Award shall mean a “Change in Control” as defined in the employment agreement (if any) between the Company and the Participant, if different from the foregoing and applicable to Awards under the Plan.

(g)	Participant Rights. No Participant shall have any claim to be granted any Award under the 2018 MIP, and there is no obligation for uniformity of treatment for Participants. Awards under the 2018 MIP shall be subject to any applicable policies of Parent, including without limitation any policies relating to the recoupment of compensation upon a restatement of financial results.
(h)	Unfunded Status of Awards. The 2018 MIP is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the 2018 MIP or any Award shall give any such Participant any rights that are greater than those of an unsecured general creditor of the Company.
(i)	Governing Laws. The 2018 MIP and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.
(j)	Effective Date. The 2018 MIP shall take effect upon January 1, 2018, following its adoption by the Board; provided that the 2018 MIP shall be subject to the requisite approval of the shareholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the 2018 MIP (and any Awards made pursuant to the 2018 MIP with respect to the 2018 fiscal year or thereafter) shall be null and void.
(k)	Beneficiary. A Participant may file with the Committee or its designee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.
(l)	Interpretation. The 2018 MIP is designed and intended to comply, to the extent applicable, with Sections 162(m) and 409A of the Code, and all provisions hereof shall be construed in a manner to so comply.

98	AFLAC INCORPORATED 2017 PROXY STATEMENT

Appendix C

Appendix C – Definition of Non-GAAP Measures and Reconciliations to Corresponding GAAP Measures

The Proxy includes references to the Company’s performance measures, operating earnings, operating earnings per diluted share, excluding foreign currency effect, operating revenues on a currency-neutral basis, and operating return on equity excluding foreign currency effect. These measures are not calculated in accordance with U.S. GAAP.

These measures exclude items that the company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations. Management uses operating earnings and operating earnings per diluted share to evaluate the financial performance of The Company’s insurance operations on a consolidated basis and believes that a presentation of these measures is vitally important to an understanding of the underlying profitability drivers and trends of Aflac’s insurance business.

The Company defines operating earnings as the profits derived from operations. Operating earnings includes interest cash flows associated with notes payable but excludes items that cannot be predicted or that are outside of management’s control, such as realized investment gains and losses from securities transactions, impairments, and derivative and hedging activities; nonrecurring items; and other non-operating income (loss) activities from net earnings.

Operating earnings per share (basic or dilutive) are the operating earnings for the period divided by the average outstanding shares (basic or dilutive) for the period presented.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. As a result, the company views foreign currency translation as a financial reporting issue for Aflac rather than an economic event to the company or shareholders. Because a significant portion of the company’s business is conducted in Japan and foreign exchange rates are outside of management’s control, Aflac believes it is important to understand the impact of translating Japanese yen into U.S. dollars. Operating earnings, operating earnings per diluted share “excluding current period foreign currency impact”, and operating revenues on a currency-neutral basis are computed using the average yen/dollar exchange rate for the comparable prior year period, which eliminates dollar based fluctuations driven solely from currency rate changes.

Operating return on equity excluding foreign currency effect for fiscal year 2016 is calculated using operating earnings excluding yen, as reconciled with total GAAP net earnings. This is divided by average shareholders’ equity, excluding unrealized gains/losses on investment securities and derivatives of $4.8 billion at December 31, 2016; however, the yen-based equity balances beginning and ending are restated at the previous year’s exchange rate to ensure comparability to the prior year.

AFLAC INCORPORATED 2017 PROXY STATEMENT	99

Appendix C

The following table is a reconciliation of items impacting operating earnings, net earnings, operating earnings per diluted share, and net earnings per diluted share to the most directly comparable U.S. GAAP measures for the year ended December 31, 2016.

RECONCILIATION OF NET EARNINGS TO OPERATING EARNINGS

	In Millions		Per Diluted Share
	2016	2015	2016	2015
Net earnings	$ 2,659	$ 2,533	$ 6.42	$ 5.85
Items impacting net earnings:
Realized investment (gains) losses:
Securities transactions and impairments	(132)	(150)	(.32)	(.35)
Impact of derivative and hedging activities:
Hedge costs related to foreign currency investments(1)	186	72.45		.17
Other derivative and hedging activities(1), (2)	154	23.37		.05
Other and non-recurring (income) loss	28	266(3)	.07	.61
Income tax (benefit) expense on items excluded from operating earnings(1)	(83)	(74)	(.20)	(.17)
Operating earnings	2,812	2,670	6.79	6.16
Current period foreign currency impact(4)	(141)	N/A	(.34)	N/A
Operating earnings excluding current period foreign currency impact(5)	$ 2,671	$ 2,670	$ 6.45	$ 6.16

(1) Prior year amounts have been reclassified to reflect the change in methodology of calculating the hedge costs related to foreign currency investments.

(2) Excludes a gain of $85 in both 2016 and 2015 related to the interest rate component of the change in fair value of foreign currency swaps on notes payable which is classified as an operating gain when analyzing segment operations.

(3) Includes a loss of $20 in 2015 related to the change in value of yen repatriation received in advance of settlement of certain foreign currency derivatives. This loss was offset by derivative gains included in other derivative and hedging activities.

(4) Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.

(5) Amounts excluding current period foreign currency impact are computed using the average yen/dollar exchange rate for the comparable prior-year period, which eliminates dollar-based fluctuations driven solely from currency rate changes.

100	AFLAC INCORPORATED 2017 PROXY STATEMENT

Corporate Citizenship

The Company strongly believes that ethics, corporate citizenship and success go hand in hand. All things being equal, we believe most people prefer doing business with a company that’s also a good corporate citizen. That means helping others also can make good business sense. This philosophy is incorporated into our daily operations and actions in the community. In 2016, our career sales force and employees continued their generous support for the Aflac Cancer and Blood Disorders Center of Children’s Healthcare of Atlanta, a partnership we initiated in 1995. We are proud that the Aflac Cancer Center was named one of the top 10 pediatric cancer programs in the United States in 2015 and 2016 by U.S. News and World Report, due in part to its distinction in research.

The Company also has shown a commitment to the environment by striking a balance between effective, efficient operations and responsible environmental stewardship.

To learn more about these achievements and our efforts to be good corporate citizens, please visit https://www.aflac.com/about-aflac/corporate-citizenship/default.aspx.

Corporate Profile

AFLAC JAPAN

In Japan, where we insure one in four households*, 2016 was a year of strengthening relationships with our sales channels and enhancing our product line to ensure we’re continuing to meet the needs of consumers. We saw success in sales of our third sector products, particularly with the product we pioneered — cancer insurance. Results like these help us to maintain our status as the leading provider of both medical and cancer insurance in Japan.

AFLAC U.S.

In the United States, Aflac again earned the distinction of being the number one provider of voluntary insurance at the worksite.** In 2016 Aflac U.S. generated solid results, and we’re encouraged that changes to our career and broker management infrastructure are laying the foundation for expanded long-term sales growth opportunities. We are very proud of our success with One Day Pay, our industry-first initiative that allows us to process, approve and pay eligible claims in just one day. Further highlighting our commitment to customer service, Aflac’s contact centers were recognized by J.D. Power by providing “An Outstanding Customer Service Experience” for the Live Phone Channel.

*	Based on the 2016 number of households published by Japan’s Ministry of Internal Affairs and Communications
**	Source: Eastbridge Consulting Group, Inc. U.S. Worksite/Voluntary Sales Report. Carrier Results for 2015. Avon, CT: April 2016

Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 aflac.com

AFLAC INCORPORATED WORLDWIDE HEADQUARTERS 1932 WYNNTON ROAD COLUMBUS, GA 31999

(ONLY IF YOU AGREE WITH YOUR VOTING RIGHTS CAN YOU VOTE BY PHONE)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E19133-P86009 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
AFLAC INCORPORATED
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 4, 5 AND 6, AND EVERY "YEAR" FOR PROPOSAL 3.
The following proposals are being submitted to the Shareholders:
1.	to elect 14 Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified
	Nominees:		For	Against	Abstain

	1a.	Daniel P. Amos	☐	☐	☐

	1b.	Paul S. Amos II	☐	☐	☐

	1c.	W. Paul Bowers	☐	☐	☐

	1d.	Kriss Cloninger III	☐	☐	☐

	1e.	Toshihiko Fukuzawa	☐	☐	☐

	1f.	Elizabeth J. Hudson	☐	☐	☐

	1g.	Douglas W. Johnson	☐	☐	☐

	1h.	Robert B. Johnson	☐	☐	☐

	1i.	Thomas J. Kenny	☐	☐	☐

	1j.	Charles B. Knapp	☐	☐	☐

	1k.	Karole F. Lloyd	☐	☐	☐

	1l.	Joseph L. Moskowitz	☐	☐	☐

			For	Against	Abstain
	1m.	Barbara K. Rimer, DrPH	☐	☐	☐

	1n.	Melvin T. Stith	☐	☐	☐

2.	to consider the following non-binding advisory proposal:		☐	☐	☐

"Resolved, that the shareholders approve the compensation of the Company's named executive officers, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including as disclosed in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative discussion in the Proxy Statement"

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF EVERY "YEAR".	Year	2 Years	3 Years	Abstain

3.	Non-binding, advisory vote on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐

		For	Against	Abstain

4.	to consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2017	☐	☐	☐

5.	to approve the adoption of the Aflac Incorporated Long-Term Incentive Plan (As Amended and Restated February 14, 2017) ("2017 LTIP") with additional shares authorized under the 2017 LTIP	☐	☐	☐

6.	to approve the adoption of the 2018 Management Incentive Plan ("2018 MIP")	☐	☐	☐

Sign here as name(s) appear(s) on account. If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report on Form 10-K and 2016 Year in Review are available at www.proxyvote.com.

We have been advised that many states are strictly enforcing escheatment laws and requiring shares held in "inactive" accounts to be escheated to the state in which the shareholder was last known to reside. One way you can ensure your account is active is to vote your shares.

Therefore, it is very important that you vote. If you have moved, please provide your new address to Aflac Incorporated: Attn: Shareholder Services, 1932 Wynnton Road, Columbus, GA 31999; by phone 800.227.4756 or by email shareholder@aflac.com.

Please inform us if you have multiple accounts under more than one name.

E19134-P86009

AFLAC INCORPORATED

Worldwide Headquarters

1932 Wynnton Road, Columbus, Georgia 31999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel P. Amos, Kriss Cloninger III, and Paul S. Amos II, as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Aflac Incorporated held of record by the undersigned on February 22, 2017, at the Annual Meeting of the Shareholders to be held on Monday, May 1, 2017, at 10:00 a.m., or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 4, 5 AND 6, AND EVERY "YEAR" FOR PROPOSAL 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

DESCRIPTION OF VOTING RIGHTS

In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit. The Board of Directors reserves the right to require evidence to support the affidavit.

Only if you do not agree with the voting rights shown on the front of this Proxy should you complete the following:

Affidavit

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement at the request of the Company.		________________ Shares @	1 Vote/Share	=____________Votes
Sign here	X	________________ Shares @	10 Votes/Share	=____________Votes
	X	Date____________, 2017	Total	=____________Votes